                                                                   Exhibit 10(O)

AWARD/CONTRACT    1.THIS CONTRACT IS A RATED ORDER   RATING    PAGE OF PAGE
                    UNDER DPAS (15 CFR 350)           N/A.      1

2. CONTRACT (Proc. Inst. No.)             3. EFFECTIVE DATE
   DE-AC34-00RF01904                         1 February 2000

4. REQUISITION/PURCHASE REQUEST/PROJECT
   134-00RF01904.000

5. ISSUED BY        CODE                  6. ADMINISTERED BY (If other      CODE
                                                              than Item 5)
US Department of Energy
ROCKY FLATS FIELD OFFICE
10808 Highway 93, Unit A
Golden, CO 80403-8200

7. NAME AND ADDRESS OF CONTRACTOR         8. DELIVERY
   (No. street, city, county, State          [ ] FOB ORIGIN  [ ] OTHER
   and Zip Code)                                                 (See below)

KAISER-HILL COMPANY, L.L.C
10808 Highway 93, Unit B                  9. DISCOUNT FOR PROMPT PAYMENT
Golden, CO 80403-8200                        N/A

                                          10. SUBMIT INVOICES             ITEM
                                              (4 copies unless
                                              otherwise specified
                                              TO THE ADDRESS SHOWN IN:    G.3

CODE                FACILITY CODE

11. SHIP TO/MARK FOR       CODE           12. PAYMENT WILL BE MADE BY     CODE

13. AUTHORITY FOR USING OTHER THAN        14. ACCOUNTING AND
    FULL AND OPEN COMPETITION:                APPROPRIATION DATA

    [ ] 10 USC 2304 (c)                        89X0251.91
    [X] 41 USC 253  (c) ( 7 )

15A. ITEM NO.  15B. SUPPLIES/SERVICES  15C. QUANTITY  15D. UNIT  15E. UNIT PRICE  15F. AMOUNT

               SEE SECTION B

                                        15G. TOTAL AMOUNT OF CONTRACT:

                             16. TABLE OF CONTENTS

SEC. DESCRIPTION           PAGE(S)         SEC. I  DESCRIPTION                      PAGE(S)
     PART I-THE SCHEDULE                   PART 11--CONTRACT CLAUSES

X A SOLICITATION/CONTRACT FORM             X I CONTRACT CLAUSES
X B SUPPLIES OR SERVICES AND PRICES/COSTS
X C DESCRIPTION/SPECS/WORK STATEMENT       PART III - LIST OF DOCUMENTS, EXHIBITS AND OTHER ATTCH.
X D PACKAGING AND MARKING
X E INSPECTION AND ACCEPTANCE              X J LIST OF ATTACHMENTS
X F DELIVERIES OR PERFORMANCE
X G CONTRACT ADMINISTRATION DATA           PART IV - REPRESENTATIONS AND INSTRUCTIONS
X H SPECIAL CONTRACT REQUIREMENTS
                                           X K REPRESENTATIONS, CERTIFICATIONS AND OTHER
                                               STATEMENTS OF OFFERORS
                                             L INSTRS., CONDS., AND NOTICES TO OFFERORS
                                             M EVALUATION FACTORS FOR AWARD

         CONTRACTING OFFICER WILL COMPLETE ITEM 17 OR 18 AS APPLICABLE

17. [X] CONTRACTOR'S NEGOTIATED AGREEMENT

(Contractor is required to sign and this document and return 3 copies to issuing office.)
Contractor agrees to furnish and deliver all items or perform all the services set forth otherwise indentified above and on any continuation sheets for the consideration stated herein. The rights and obligations of the parties to this contract shall be subject to and governed by the following documents: (a) this award/contract, (b) the solicitation, if any and (c) such provisions, representations, certifications, and specifications, as are attached or incorporated by reference herein. (Attachments are listed herein.)

18. [ ] AWARD (Contractor is not required to sign this document)

Your offer on Solicitation Number _____________ including the additions or changes made by you which additions or changes are set forth in full above, is hereby accepted as to the items listed above and on any continuation sheets. This award consummates the contract which consists of the following documents:
(a) the Government's solicitation and your offer, and (b) this award/contract. No further contractual document is necessary.

19A. NAME AND TITLE OF SIGNER (Type or print)

     Robert G. Card
     President and CEO

19B. NAME OF CONTRACTOR

By:  /s/                                     1/24/00
     --------------------------------
    (Signature of person authorized to sign)

20A. NAME OF CONTRACTING OFFICER

     Paul Golan
     Acting Manager

20B. UNITED STATES OF AMERICA           20C. DATE SIGNED

By:  /s/                                     1/24/00
     --------------------------------
    (Signature of Contracting Officer)

Rocky Flats Closure Contract No. DE-AC34-00RF01904



                             PART I - THE SCHEDULE

                                   SECTION B

                      SUPPLIES OR SERVICES AND PRICES/COST

                               Table of Contents


Section Number            Clause Title

B.1                       SERVICES BEING ACQUIRED

B.2                       ESTIMATED COST AND FEE

B.3                       OBLIGATION OF FUNDS

B.4                       RESERVED

B.5                       SCHEDULE INCENTIVE

B.6                       FEE PAYMENT SCHEDULE AND FEE PAYMENT WITHHOLDINGS

B.7                       FINAL FEE DETERMINATION

B.8                       ADDITIONAL ITEM(S) EXCLUDED FROM ACTUAL COST


                                                            Section B - Page 1

                                   SECTION B
                      SUPPLIES OR SERVICES AND PRICES/COST

B.1     SERVICES BEING ACQUIRED

(a) The Contractor is responsible for completing the Rocky Flats Closure Project in accordance with this Contract. Except for personnel, services, facilities, equipment, materials and supplies utilized or furnished by the Government, the Contractor will furnish all personnel, facilities, equipment, material, supplies, and services needed by Contractor to perform the work in the manner required by this contract.

(b) (OPTIONAL) 903 Pad Remediation Project Removal. Planning, executing, and completing the 903 Pad Remediation Project as identified in Work Breakdown Structure (WBS) #1.1.03.12.06.02 may be removed from the scope of this contract. Execution of this option will require negotiation on the exact scope and timing of the action, and associated reduction in available funds to match funding required for completion by a third party. This option would represent a change to the contract and require consideration as set forth in the Clause of this contract entitled "Changes."

(c)           (OPTIONAL) 903 Pad Remediation Project Extension.  Planning,
               executing, and completing of the 903 Pad Remediation Project as identified in Work Breakdown Structure (WBS) #1.1.03.12.06.02 may be extended beyond a fiscal year 2001 start and 2002 completion. The extension may be from one year to as much as three years, to a fiscal year 2004 start and 2005 completion. Execution of this option will require negotiation on the exact timing of the action and amount of the delay. This option would represent a change to the contract and require consideration as set forth in the Clause of this contract entitled "Changes."


B.2     TARGET COST AND TARGET FEE

The Target Cost and Target Fee are:

        Target Cost (excludes fee): $             3,963,000,000
                                     --------------------------

        Target Fee:                 $               340,000,000
                                     --------------------------


The actual fee will be determined in accordance with contract clause I.23.


B.3     OBLIGATION OF FUNDS

(a) Subject to the "Limitation of Funds," clause in Section I, the total funds obligated under this contract is $_________________.

(b)     (OPTIONAL)    $15,000,000 per year (fiscal years [FY] 01, 02, 03 and 04)
        funding increase. The annual funding available to Rocky Flats from the EW-05 Closure Account described in Section C, Technical Exhibit A, paragraph VIII "Closure Project Funding" will be increased by $15,000,000 each year from the basis point of $657,000,000 per year beginning in fiscal year 2001. Execution of this option will result in the subject increase in available funding for use by the Contractor, and the Contractor agrees to a reduction in the Target Fee of $15,000,000 for this funding stream. In consideration of the contract modification to revise funding upward as stated herein for fiscal years 01, 02, 03 and 04, the Target Fee shall be reduced as stated herein without any adjustments to the maximum and minimum fee and associated share-line, providing that this option must be exercised prior to the start of each affected fiscal year.

                                                            Section B - Page 2

Rocky Flats Closure Contract No. DE-AC34-00RF01904

(c)     (OPTIONAL)    $30,000,000 per year (FYs 01, 02, 03 and 04) funding
        increase. The annual funding available to Rocky Flats from the EW-05 Closure Account described in Section C, Technical Exhibit A, paragraph VIII "Closure Project Funding" will be increased by $30,000,000 each year from the basis point of $657,000,000 per year beginning in fiscal year 2001. Execution of this option will result in the subject increase in available funding for use by the Contractor, and the Contractor agrees to a reduction in the Target Fee of $30,000,000 for this funding stream. In consideration of the contract modification to revise funding upward as stated herein for fiscal years 01, 02, 03 and 04, the Target Fee shall be reduced as stated herein without any adjustments to the maximum and minimum fee and associated share-line, providing that this option must be exercised prior to the start of each affected fiscal year.

B.4     RESERVED

B.5     SCHEDULE INCENTIVE

(a) Accelerated physical completion of the Rocky Flats Closure Project is a strategic objective of the DOE and has significant benefits to the Government.

(b)     The Target Schedule Date for physical completion of this contract is set
        forth in subparagraph (c) below.    As set forth in subparagraph (c)
        below, physical completion on Target Schedule Date will result in $15 million Schedule Incentive Fee. Physical completion earlier than this date will result in $5 million additional fee payment in a uniform daily amount, up to a maximum of the Earliest Schedule date dollar value. For each day that physical completion is later than the Target Schedule Date, the acceleration payment to Contractor will be reduced a uniform daily amount up to a maximum of the Latest Schedule date dollar value, as more fully set forth in the Schedule Incentive graph, Section J, Attachment H.

(c)     Schedule Incentive Fees will be earned in accordance with the following:

                                      Date               Incentive Fee
                                ------------------       -------------
        Earliest Schedule       March 31, 2006            $20,000,000
                                                          -----------
        Target Schedule         December 15, 2006         $15,000,000
                                                          -----------
        Zero Point              March 31, 2007            $         0
                                                          -----------
        Latest Schedule         March 31, 2008            $20,000,000 Reduction
                                                          -----------

        This is graphically depicted in Section J, Attachment H.

(d)     In no event shall the schedule incentive fee payable under subparagraphs
        (b) and (c) plus the incentive fee payable in accordance with Clause
        I.23 exceed $450,000,000. Any fee reduction for late schedule set forth in subparagraphs (b) and (c) shall be deducted from the incentive fee payable under Clause I.23. Nothing in this subparagraph shall limit the deduction from fee for Category 1, 2 or 3 events as set forth in Clause B.6(3).


B.6     FEE PAYMENT SCHEDULE AND FEE PAYMENT WITHHOLDINGS

(a) This provision establishes the method for payments of incentive fee as set forth in Clause I.23 entitled "Incentive Fee (MAR 1997)" from FAR 52.216-10. The amount of any conditional incentive fee payment shall be determined and paid by the Contracting Officer as set forth in Clause
        I.23 and other applicable clauses of this contract. As used in this contract, the following definitions shall apply:

(1) "Target Cost"( TC )means the Target Cost specified in Section B.2 of this contract. The Target Cost may be adjusted for equitable adjustments as set forth in the Clause of this contract entitled, "Changes," or other clauses of this contract.

                                                            Section B - Page 3

Rocky Flats Closure Contract No. DE-AC34-00RF01904

(2) "Target Fee"( TF ) means the Target Fee specified in Section B.2 of this contract. The Target Fee may be adjusted for equitable adjustments as set forth in the Clause of this contract entitled, "Changes," or other clauses of this contract.

(3) "Budgeted Cost of Work Scheduled at Target Cost" (BCWSTC) means that portion of the approved Target Cost planned to be spent on an activity during a given period, measurable by period and cumulative to date, that reflects the Target Cost (TC). This will be established by the submittal of a revised baseline to execute the closure contract (ref. Paragraph H.1.04 (e)). The BCWSTC will be changed through equitable adjustments in accordance with the applicable clauses of the contract.

(4) "Budgeted Cost of Work Performed at Target Cost" (BCWPTC) is the sum of the approved Target Cost elements for activities completed during a given period, measurable by period and cumulative to date, that relates directly to the Budgeted Cost for Work Scheduled at Target Cost (BCWSTC).

(5) "Actual Cost of Work Performed at Target Cost" (ACWPTC) means the adjusted (as reflected in Clause B.8) total allowable costs expended under the contract to achieve the accomplished work, measurable by period and cumulative to date.

(6) "Cost Variance at Target Cost" (CVTC) means the variance between budgeted Target Cost of work accomplished and actual cost of work accomplished, measurable by period and cumulative to date. It is expressed by the formula: BCWPTC - ACWPTC.

(7) "Schedule Variance at Target Cost" (SVTC) as set forth in Section B.6(d)(2) means the variance between planned and actual work accomplishment, measurable by period and cumulative to date. It is expressed by the formula: BCWPTC - BCWSTC.

(8) "Schedule Incentive Fee" (SF ) means the Schedule Incentive Fee specified in Section B.5 of this contract. The Schedule Incentive Fee may be adjusted for equitable adjustments as set forth in the Clause of this contract entitled, "Changes," or other clauses of this contract.

(9) "Conditional Incentive Fee" means Target Fee divided by the number of quarters in the contract using the target physical completion date of December 15, 2006: (CF = TF / 27.67 quarters).

(10) "Ordinary Fee", means Conditional Incentive Fee less a 50% withholding.

(11) "Physical completion" as used in this contract and Clause I.23, Incentive Fee shall be defined as set forth by contract Clause F.2.

(12) "Maximum Fee" (MaxF ) means the highest fee the Contractor can earn as set forth in Clause I.23, Incentive Fee.

(13) "Minimum Fee" (MinF ) means the lowest fee the Contractor can earn as set forth in Clause I.23, Incentive Fee.

(14) "Actual cost of physical completion" means the total allowable cost to achieve physical completion, as set forth in Clause I.23 and as adjusted by Section B.8, below.

(15) Non-Legacy Onsite Event is an onsite condition or event created by the Contractor after the effective date of this contract.

(b) The Contractor may submit invoices for ordinary fee payments following the submittal of the Quarterly Critical Analysis in accordance with Clause H.1.03(e)(2). The Government will review and disposition Contractor's Quarterly Critical Analysis, and within forty (40) calendar days of submittal date, provide

                                                            Section B - Page 4

Rocky Flats Closure Contract No. DE-AC34-00RF01904

        Contractor written notice of consent to submit its invoice. Upon receipt of an acceptable invoice for ordinary fee, the Contracting Officer will assess the need for adjustments based upon the factors discussed later in this provision. Unless the Contracting Officer elects to do otherwise as set forth below, ordinary fee payments will be made quarterly, not more than 3 business days consistent with subparagraph G.7(a) after the Contractor submits an acceptable invoice. The process for administration of the incentive fees shall be as follows:

        (1)     Calculation of Conditional Incentive Fee

        (2)     Calculation of Ordinary Fee

        (3) Cost, schedule, or other adjustment as set forth in subparagraphs (d) through (g), below

        (4) Based on items 1 through 3 immediately above, remittance of fee payment as set forth herein.

(c) The Contractor may elect not to submit an invoice for an ordinary fee payment. In the event the Contractor elects not to submit an invoice for an ordinary fee payment, the Contractor shall affirm its election in writing to the Contracting Officer. When the Contractor elects not to submit an invoice, pursuant to this subparagraph, the fee amount not invoiced will be due and payable in accordance with Clauses F.3 and B.7.

(d) In determining the appropriate amount of fee to be paid, the Contracting Officer will take the following factors into consideration:

        (1) Cost Variance at Target Cost. The Budgeted Cost of Work Performed at Target Cost (BCWPTC) minus the Actual Cost of Work Performed at Target Cost (ACWPTC) will define the cost variance. When there is no cost variance, the Contracting Officer will make no adjustment to the ordinary fee payment (unless otherwise warranted for reasons described elsewhere in this Clause). When cost variances indicate the Contractor will earn Maximum Fee, the Contracting Officer will adjust the ordinary fee payment upward proportionally, up to a maximum of MaxF/27.67; if cost variances indicate the Contractor will earn Minimum Fee, the Contracting Officer will adjust the ordinary fee payment downward proportionally, down to a minimum of MinF/27.67.

        (2) Schedule Variance at Target Cost. A calculation of "earned value variance" based on physical completion of project mission tasks (level of effort work generally excluded) will be used to define the schedule variance. The "earned value variance" will be calculated as the BCWPTC minus the Budgeted Cost of Work Scheduled at Target Cost (BCWSTC) for predetermined work activities. Earned value variance will be calculated for the project from contract effective date to current date. Earned value for each predetermined work activity will only be included when work is 100% complete. No intermediate calculations of earned value will be used for schedule variance. The Contracting Officer may reduce the conditional fee payment for negative schedule variances as measured by earned value variances, or increase conditional fee payment for positive schedule variances as measured by earned value variances. The range of increases/decreases for schedule variance will be similar to that for cost variance described above.

        (3) Fee Payments During Transition to the New Baseline. The Contracting Officer will make no adjustments, except for Category 1, 2 or 3 events, to the ordinary fee payments for Cost or
               Schedule Variances during transition. The contractor may invoice for fee in accordance with the following schedule.

               Date                     Ordinary Fee Payment
               ----                     --------------------
               March 31, 2000               $4,116,374
               June 30, 2000                $6,143,838
               September 30, 2000           $6,143,838
               December 31, 2000            $6,143,838


                                                            Section B - Page 5

Rocky Flats Closure Contract No. DE-AC34-00RF01904

(e) For reasons and in the manner explained in paragraphs below and to provide for the remedies and obligations established in Section E or elsewhere in this contract, the Contracting Officer may decide to reduce any ordinary fee payment. The Contracting Officer may elect to deduct fee. This would result both in a reduction of the immediate conditional incentive fee payment and also in a downward adjustment to the amount of the total adjusted fee at the contract's physical completion.

        Environment, Safety & Health (ES&H) and Safeguards and Security
        Compliance

        The Rocky Flats Closure Project and this contract have a mission of accelerated project completion. The nature of the contract, along with the financial incentives for accelerated completion or for cost effectiveness should never compromise or impede full and effective implementation of the Integrated Safety Management System and full ES&H and Safeguards and Security compliance. Cost and schedule variances due to work delays resulting from Contractor safety management lapses or non-compliance will generally not be accepted as a basis for adjustment to the Target Cost or Target Schedule Date. In addition, the Contractor will be subject to monetary fee deductions as described below. Such events or incidents are considered symptomatic of a breakdown in the safety management system.

        (1)    Category 1 Events or Incidents:

               Category 1 events or incidents are those that would threaten the success of the Rocky Flats Closure Project. This Category would include events or incidents that lead to DOE's decision to disapprove an important system critical to project success, such as the Safety Management System or the Safeguards and Security (S&S) System. For Category 1 events or incidents, the Contracting Officer may deduct up to 6 months worth of ordinary fee payments in their entirety. Examples include, but are not limited to:

               o       Nuclear criticality event
               o       Workplace fatality due to work-related conditions
               o Theft, loss or diversion of Special Nuclear Material, as defined in the 1995 S&S Glossary of terms. Excludes inventory discrepancies not related to theft or diversion.
               o Fire in a Hazard Category 2 or 3 facility exceeding Max. Possible Fire Loss as defined in DOE Order 420.1
               o Event which results in a consequence greater than 100 mrem to a co-located worker (600 meters from the facility) due to an accident in a Hazard Category 2 or 3 facility
               o Non-legacy onsite event which results in an offsite water quality exceedence of greater than 15.0 pCi/liter Pu as measured in accordance with the Integrated Monitoring Plan.

        (2)    Category 2 Events or Incidents:

               Category 2 events or incidents are those that reflect conditions significantly adverse to safety or conditions that could result in significant additional costs to the Government. This Category would also include events or incidents where an actual injury, exposure, or exceedence occurred or nearly occurred but has minor practical long-term health consequence and would also include potential breakdown or failure of an important system critical to project success, such as the Safety Management System or the Safeguards and Security System. For Category 2 incidents, the Contracting Officer may deduct up to $2 million in ordinary fee payments. Examples include, but are not limited to:

               o Event resulting in individual receiving a calculated absorbed dose exceeding 25 rem CEDE
               o Event which results in loss of all criticality safety contingencies. Excludes legacy events.
               o Facility fire exceeding the Maximum Credible Fire, as that term is defined in DOE Order 420.1
               o Unmitigated acute exposure which exceeds ERPG-2 limits established for emergency planning purposes
               o       Total Site level 1 and 2 Technical Safety Requirements
                       (TSR) violations exceed 30 in a calendar year


                                                            Section B - Page 6

Rocky Flats Closure Contract No. DE-AC34-00RF01904

               o Non-legacy onsite event which results in an offsite water quality exceedence of greater than 1.5 pCi/liter Pu as measured in accordance with the Integrated Monitoring Plan
               o Contractor-caused packaging deficiency that results in a container breach and material release during offsite shipment or receiving
               o Theft, loss, or diversion of strategically significant classified materials (i.e., physical equipment, tooling, etc) or classified documents. Excludes inventory discrepancies not related to theft or diversion.
               o Air release from project or incident causing a measured 10 mrem dose at the site boundary.

        (3)    Category 3 Events or Incidents:

               Category 3 events or incidents are those that may indicate or reflect a lack of focus on improving environment, safety, health, safeguards, or security performance. For Category 3 incidents, the Contracting Officer may deduct up to $250,000 from ordinary fee payments. Examples include, but are not limited to:

               o       Accident resulting in 5 or more Lost-Workday cases
               o Each month that the 12 month rolling average for Total Recordable Case Rate exceeds 3.5
               o Each month that the 12 month rolling average Lost Workday Case Rate exceeds 2.0
               o Each month that NCRs on waste packages exceed 8% on a 12 month rolling average
               o       More than 15 level 1 or 2 TSR violations in calendar year
               o More than 7 Level A and B fire impairments over 30 days old in a calendar month
               o Number of level 3 and above criticality safety infractions exceeds 14 in a calendar year
               o More than 20 skin contaminations above 1,000 dpm per 100 cm2 in a calendar year
               o Less than a 10% reduction in site total person-rem from previous calendar year (excluding DOE). Once collective site exposure is below 100 rem this event shall no longer be applicable.
               o More than 20 confirmed internal depositions above 100 mrem in a calendar year
               o Unmitigated acute exposure which exceeds ERPG-1 limits established for emergency planning purposes
               o Non-legacy onsite event which results in an offsite water quality exceedence of greater than the 0.15 pCi/liter Pu as measured in accordance with the Integrated Monitoring Plan
               o Radiological air release from a project exceeding 10 times the planned maximum defined in project documents.
               o One or more regulatory milestones missed as identified from the Rocky Flats Closure Project Baseline by using the milestone setting process identified in the RFCA provided that penalties for missed RFCA milestones have been assessed against DOE.

       (4)     Mitigation Factors:

               In deciding to adjust ordinary fee payments for a Category 1, 2 or 3 event, the Contracting Officer shall apply only a single penalty for each separate event even if a single event may qualify for more than one penalty; however, fines and penalties imposed under the Price-Anderson Act are excepted from this provision. If event or incident results in Price Anderson fines or penalties, or penalties for missed RFCA milestones, along with Category 1, 2 or 3 consequences, the PAAA fines or penalties, or penalties for missed RFCA milestones will apply. If the applicable deduction is greater than the fine or penalty, the difference between the PAAA fines or penalties or penalty for missed RFCA milestones and the applicable deduction will be an adjustment to the ordinary fee payment. The Contracting Officer shall ensure that Contractor receives impartial fair and equitable treatment, as set forth in FAR 1.602-2, and will take into account mitigating factors. These may include factors such as those set forth below:

               o       Degree of control that the Contractor had over the event
               o Event caused by "Good Samaritan" act by the Contractor (e.g., offsite emergency response)


                                                            Section B - Page 7

Rocky Flats Closure Contract No. DE-AC34-00RF01904

               o       Efforts that the Contractor had made to anticipate and
                       mitigate the possibility of the event in advance
               o       Contractor response to the event to mitigate its impacts
                       and recurrence
               o General status (trend and absolute performance) of safety and compliance in related areas

               The Contracting Officer may apply appropriate fee reductions or withholdings after the fact to subsequent ordinary fee payments, provided such fee adjustments are identified in writing to Contractor within six (6) months of date of the event or incident occurrence or last event in a trend.

(f)     Release of Withheld Fee.

        (1) The Contracting Officer may release withheld fees when the Contractor demonstrates that the condition leading to the withholding has been corrected. For example, a withheld fee resulting from one or more cost variance(s) may be paid to the Contractor when the Contractor recovers from the cost variance, meaning that there has been acceptable cost variance at the ends of two consecutive quarters.

        (2) Upon physical completion of the contract, fee withholdings will be released in accordance with Clause F.3.

(g) Bankruptcy or Other Issues with Guarantor Companies. In order to assure the Contractor's ability to repay any ordinary fees that are determined to be in excess of the actual fee earned at the physical completion of the contract, the Contracting Officer reserves the right to discontinue ordinary fee payments in the event one of the Contractor's Guarantor companies files bankruptcy or is acquired by other owners, or other events arise with the Guarantor company that jeopardize the Government's ability to recover unearned ordinary fee payments.

(h) Repayment of Bankruptcy Reserve. In the event of the bankruptcy, acquisition by other owner or other event as described in (g) above, the remaining Guarantor company shall within 120 days after such event, provide evidence satisfactory to the Contracting Officer that such bankruptcy, change in ownership or other event does not affect the ability of the Contractor to continue to perform the obligations under the contract, or affect a material Governmental or DOE interest. Upon such showing, the Contracting Officer shall resume making payments of fee unreduced because of the events in subparagraph (g) and shall release all fee payments withheld due to events described in (g) during the preceding 120 days.

Nothing in this Clause B.6 limits the rights of the Contracting Officer set forth in the clause "Incentive Fee" of this contract.

B.7     FINAL FEE DETERMINATION

(a) Upon the physical completion of the contract, the Contracting Officer shall determine and pay the total fee earned by the Contractor consistent with Clause I.23, "Incentive Fee," Clause B.6, "Fee Payment Schedule and Fee Payment Withholding," Clause B.5, "Schedule Incentive,"
        and Section F of the contract.   All payments of ordinary fee made
        before physical completion of the contract will be conditional. If the amount of the total adjusted fee is less than the total amount of ordinary fee payments previously made to the Contractor, the Contractor shall reimburse the Government the difference. If the amount of total adjusted fee is more than the total amount of ordinary payments of fee previously made to Contractor, the Government shall pay the Contractor the difference.

(b) Termination. If this contract is terminated in its entirety, fee shall be payable to the Contractor consistent with Clause I.23 and the termination provisions of this contract. DOE and the Contractor recognize that accelerated closure is the mission of the Rocky Flats Environmental Technology Site. The parties agree that the term "Default" in Clause I.85, Termination, includes the situation where the aggregate adjustments for Cost Variance at Target Cost and Schedule Variance at Target Cost equals or exceeds -56% (negative


                                                            Section B - Page 8

Rocky Flats Closure Contract No. DE-AC34-00RF01904

        56%) for a period of any 4 consecutive calendar quarters, commencing the first quarter from July 1, 2001. Nothing in this paragraph shall limit or restrict the application of Clause I.85, Termination, of this contract.


B.8     ADDITIONAL ITEM(S) EXCLUDED FROM ACTUAL COST

        Subparagraph (e) of Clause I.23 entitled "Incentive Fee" identifies certain costs that will not be included in "total allowable cost" for the purposes of fee adjustment. As set forth in subparagraph (e)(5), all other allowable costs are included in "total allowable cost" for fee adjustment in accordance with subparagraph (e), unless otherwise specifically provided in this contract. The following item(s) of cost are not to be included in "total allowable cost" for the purposes of fee adjustment under the clause "Incentive Fee":

        o The cost of any lump-sum payment directed by the Contracting Officer in accordance with Clause H.9 " Responsibilities for Operation/Termination of Benefits Systems."
        o Increased disposal or transportation costs for waste disposal sites controlled by DOE (such as NTS and WIPP)
        o All administrative and closeout costs incurred by Contractor as referenced in Clause F.3 of the contract.


                                                            Section B - Page 9

Rocky Flats Closure Contract No. DE-AC34-00RF01904


                              PART I - THE SCHEDULE
                                    SECTION C
                                STATEMENT OF WORK


                                Table of Contents


Section Number                 Clause Title

C.1                            GENERAL SITE INFORMATION

C.2                            DEFINITIONS (GLOSSARY)

C.3                            GOVERNMENT FURNISHED SERVICES/ITEMS

C.4                            CONTRACTOR FURNISHED ITEMS

C.5                            STATEMENTS OF COMMITMENT


                               TECHNICAL EXHIBITS


A.       Detailed Description of  Scope and Services
B.       Abbreviations, Acronyms, and Definitions
C. List of Rocky Flats Environmental Technology Site Compliance Orders, Agreements and Permits
D.       Rocky Flats Cleanup Agreement
E.       Rocky Flats Environmental Technology Site Workforce Restructuring Plan



                                                            Section C - Page 1

Rocky Flats Closure Contract No. DE-AC34-00RF01904

C.1      GENERAL SITE INFORMATION

         C.1.1    FACILITY DESCRIPTION

         The Rocky Flats Environmental Technology Site (RFETS) is located in northern Jefferson County, approximately 16 miles northwest of downtown Denver. The main site is a 384-acre complex consisting of manufacturing, chemical processing, and laboratory and support facilities. It is situated within a 6,200-acre preserve which functions as the site's buffer zone.

         Approximately 2 million people live within a 50-mile radius of RFETS. The proximity of the Denver metropolitan area, and its growth, have caused increased interest in RFETS in recent years. The type and quantity of materials at RFETS have presented health, safety and environmental concerns.

         C.1.2    MISSION AND PHYSICAL COMPLETION OF THE CONTRACT

         The mission is to accelerate closure of the Rocky Flats Environmental Technology Site. The Rocky Flats Closure Project is intended to close the former Rocky Flats Plant that was previously part of the U. S. Department of Energy's (DOE) Nuclear Weapons Complex. The Contractor shall accomplish site closure in a safe, compliant and efficient manner. The Contractor shall take all steps and perform all work activities in this Statement of Work necessary to accomplish physical completion of the contract.

         Since this is a closure project, the Contractor shall adopt a management approach to site closure consistent with a finite life cycle scope project. The RFETS closure project must be accomplished so as to maintain the site in a safe condition for the workers, the public, and the environment and by complying with all applicable laws, regulations and agreements.

         The Rocky Flats Closure Project Statement of Work is composed of five major sections that relate to the key work activities associated with closure, disposal of Special Nuclear Material, demolition of facilities, environmental remediation, waste disposal, and infrastructure and general site operations. Other activities such as disposition of employee health records and termination or transfer of benefit programs must also be completed. Other support services will be terminated when they are no longer needed during the closure process. In addition, the Contractor shall maintain DOE office accommodations and implementation of the Three Party Transfer Agreements.

         Although the sections identified in Technical Exhibit A provide some detail for the specific scope of work for site closure, there may be other ancillary activities related to closure specifically identified in Technical Exhibit A, but which may be identified in other critical closure documents such as DOE Orders and the latest revision of the Rocky Flats Closure Baseline. Dates listed in the scope column of the Technical Exhibit A are set forth for reference. The Contractor's failure to meet a date specified in the scope column of Technical Exhibit A shall not be the sole basis for imposition of penalty, fee deduct or deferral or termination of the contract. All applicable federal and state laws must also be followed in the execution of this contract. All required final regulatory documentation will be completed including the draft interim final Record of Decision Document for site closure which shall be prepared by the Contractor and submitted by DOE to regulatory agencies. All administrative matters including, but not limited to pension plans, labor agreements, subcontracts, and litigation will be completed, closed, terminated or transferred to the approved successor organization. DOE will conduct audits and surveillances of all aspects of the terms of this contract to ensure compliance with the terms of this SOW. The results of all audits and surveillances will be resolved with the Contractor. DOE reserves the right to stop work in accordance with Clause H.3, Stop Work and Shutdown Authorization.

         The Region VIII Environmental Protection Agency (EPA) Office and the Colorado Department of Public Health and Environment (CDPHE) are the regulators for operations at the site. The RFETS is also subject to oversight by the Defense Nuclear Facilities Safety Board (DNFSB), an independent agency created to monitor operations and safety-related activities at the Department of Energy's nuclear facilities.


                                                            Section C - Page 2

Rocky Flats Closure Contract No. DE-AC34-00RF01904

         Physical Completion of the Contract

         "Physical completion of the contract" as that term is used in Clause I.23, Incentive Fee, is defined as the point in time in which:

                  (1) All buildings are demolished, except continuing water treatment facilities or other structures with a DOE declared continuing mission;

                  (2) All IHSSs are remediated or dispositioned per the Rocky Flats Cleanup Agreement (RFCA) (amended as of 10/01/99);

                  (3) All wastes are removed except for some materials that can be left in place, recycled or used as fill materials in accordance with regulatory requirements;

                  (4) Closure caps are used for the remediation of two old landfills, the 700-Area and the solar ponds or these areas are otherwise remediated in accordance with RFCA (amended as of 10/01/99);

                  (5) Building foundations, utilities or other remaining structures, paved roads and/or parking lots are covered by a minimum of three feet of fill after final grade;

                  (6) Surface water onsite will meet health-based standards based on open space use calculated using methodology and toxicity assumptions utilized for the July 19, 1996 surface water action level; and

                  (7) Water leaving the site in Woman and Walnut Creeks meets the water quality standards established (as of 10/01/99) by the Colorado Water Quality Control Commission.

          Physical completion of the contract does not include and will be unaffected by interim storage (and eventual shipment) of waste and materials awaiting availability of DOE designated receiver site(s) as described in Section C of the contract, completion work such as cosmetic grading of the site, removal of uncontaminated buried underground utilities, removal of railroad tracks, paving of new surface roads or construction of new structures, and other similar activities. In the event material and waste receiver sites are unavailable, the Contractor may construct interim storage facilities, to include Corrective Action Management Units.


C.2      DEFINITIONS (GLOSSARY)

         A listing of abbreviations and technical definitions used in this contract is provided at Section C, exhibit B.


C.3      GOVERNMENT FURNISHED SERVICES/ITEMS

         C.3.1 Within thirty (30) days after the effective date of the contract and by September 1 prior to each fiscal year end, the Contractor will provide the Contracting Officer an annual projection which details its projection of needed Government Furnished Services/Items, identified in column 3 of Exhibit A, for DOE approval. The Contractor will also provide quarterly updates to the Contracting Officer. Amendments to the projection, if any, will be provided to the Contracting Officer 45 days in advance of the need date. Each Contractor submittal (annual, quarterly, or individual) shall be reviewed by DOE. Within 15 days after receipt, DOE shall notify the Contractor whether it will accept the requested GFS/I. If DOE cannot accept, DOE will identify in writing no later than 30 calendar days after receipt of Contractor's notification the requested GFS/I it can accept and provide. If DOE cannot accept the request for GFS/I that is within the ranges listed in Technical Exhibit A, then it shall be treated as a change in accordance with the clause entitled "Changes" in this contract.

         C.3.2 Consistent with C.3.1, above, the Government will provide the Contractor with repository site locations and shipping rates which the Contractor may use, for storage, treatment or disposal. The

                                                              Section C - Page 3


















         Government Furnished Services/Items are provided in Section C, Exhibit
         A. Notwithstanding the specific obligations set forth in GFS/I, the Government agrees to use its best efforts to accelerate delivery of GFS/I in support of the Contractor's efforts to successfully close Rocky Flats. Shipping services provided by DOE will be at a rate in accordance with the approved shipper/receiver agreements submitted by the Contractor. DOE will provide certification for containers for all Special Nuclear Material shipments and a waiver or revision to the DOE Standard 3013-96 to address Pu oxides between 30 and 50 wt.%, to allow for potential Pu contamination on the outside of the inner can and to approve alternative moisture measurement methods.

         C.3.3 The Government shall provide all NEPA compliance activities described in Technical Exhibit A and as detailed in the latest revision of the Rocky Flats Closure Project Baseline.


C.4      CONTRACTOR FURNISHED ITEMS

         Except for Government-Furnished Services/Items, the Contractor shall furnish all personnel, supervision, management, equipment, materials, transportation and supplies required to plan, schedule, coordinate and assure performance of all required services necessary to close the Site.


C.5      STATEMENTS OF COMMITMENT

         The Government and Contractor recognize the accelerated closure is a cooperative undertaking that requires both parties to seek innovative approaches to achieve the end objective. Streamlining process and eliminating non-value-added requirements are critical to accomplishing accelerated closure. Both parties agree through the term of this contract to use their best efforts and to cooperate in seeking the reduction of non-value-added requirements and processes that impede progress. Further, both parties agree to use their best efforts to further accelerate closure activities, including maximizing shipping and receiving flexibility and capacity.

         The Government and Contractor have currently identified a number of key performance requirements that are particularly amenable to streamlining. The Statements of Commitment identify the commitments or deliverables necessary to achieve the stated objective. The parties will work during the term of the contract to fulfill the objective and meet the commitment and deliverables identified therein.

         During the performance of the contract, the parties agree that efficiencies and performance improvements will be required to reduce the actual cost and/or improve the schedule for the work. The benefit to the Government of any savings resulting from efficiencies and/or performance improvements occurring during the performance of this contract accrue through the Government's cost share identified in Clause I.23 of the contract. The parties further agree that there will be no reduction to the Target Cost, Target Schedule or Target Fee as a result of any such efficiencies and/or performance improvements.

         The Contractor and the Government will establish a Partnering Agreement for the work leading to the closure of the site. The agreement will establish a common vision with supporting goals and missions. It will promote the principles of teamwork, mutual respect, openness, honesty, trust, professionalism and build a better understanding of one another's position. The agreement will also include joint commitments to:

     o    Maintain high safety performance
     o    Complete the project on schedule, within cost
     o    Eliminate barriers to a faster, more cost effective program
     o    Create an organizational culture able to accommodate change
     o Resolve conflicts through a coordinated work effort to avoid adversarial relations
     o Reinforce the partnered relationship with honest feedback and continual improvement.

                                                            Section C - Page 4

Rocky Flats Closure Contract No. DE-AC34-00RF01904

                                   SECTION C
                               STATEMENT OF WORK
                               TECHNICAL EXHIBITS

                               Table of Contents

No.        TITLE (Reference Paragraph)
-----------------------------------------------------------------------------

A.       Detailed Description of Scope and Services
B.       Abbreviations, Acronyms and Definitions
C. List of Rocky Flats Environmental Technology Site Compliance Orders, Agreements and Permits
D.       Rocky Flats Cleanup Agreement
E.       Rocky Flats Environmental Technology Site Workforce Restructuring Plan


                                                            Section C - Page 5

Rocky Flats Closure Contract No. DE-AC34-00RF01904

                               TECHNICAL EXHIBIT A

                   DETAILED DESCRIPTION OF SCOPE AND SERVICES

I.       Special Nuclear Material

The Contractor will be required to perform the work listed below for the removal of all Special Nuclear Material (SNM).


                                     SCOPE

A. Plutonium
------------
1) Ship all non-classified plutonium metals and oxides to the Savannah River Site or other DOE approved alternative (2) by September 30, 2002 (except for Pu holdup discovered and/or removed after 9/30/02).

2) Ship all classified, by shape, plutonium metal to the Savannah River Site or DOE approved alternative by September 30, 2002.

3) Ship all plutonium fluorides to the Savannah River Site or DOE approved alternative by September 30, 2002.

4) Ship all plutonium metal composites to Lawrence Livermore National Laboratory or DOE approved alternative by September 30, 2002.

5) Ship all IAEA material to Savannah River Site or DOE approved alternative by September 30, 2002.


                                 REQUIREMENT(S)

o Non classified plutonium metal and oxide must be packaged to the DOE-STD-3013-96 prior to shipment to the DOE approved receiver site.

o All Special Nuclear Material must be shipped in a DOE approved shipping container (i.e. 9965, 9975, DT22, etc.)

o    DOE Orders 5610.12, 5610.14 and 460.1A must be followed.


                   GOVERNMENT FURNISHED SERVICES & ITEMS (1)

o Safe, Secure Transport services (e.g., escorts, tractor and trailer) at a rate and number sufficient to support SNM shipments (average number of 5 shipments per month not to exceed 9 shipments per month) started on 10/01/99 and ending as early as 10/1/01 and no later than 9/30/02 for a total of 175 shipments.

o DOE approved receiver sites that can receive SNM and plutonium fluorides and IAEA materials at a rate to support shipment completion as early as 10/1/01 and no later than 9/30/02 (average number of 5 shipments per month not to exceed 9 shipments per month).

o    DOE shall certify the following containers for all SNM:
     -    9975
     -    DOT-6M
     -    DT-22
     -    3013

o DOE-provided containers for SNM at a rate and number consistent with the planning and approval process described in C.3 to support the SNM shipping schedule. (DOE will certify but not provide 9975 and 3013 containers)


----------

1 As used throughout this Technical Exhibit A, "None" is used solely to indicate that the Government has not identified a specific service or item to be provided by the Government in support of the particular scope description.

2 Dependent upon the completion of the NEPA process for the Record of Decision for Disposal.

                                                            Section C - Page 6

Rocky Flats Closure Contract No. DE-AC34-00RF01904

                                     SCOPE

B. Highly Enriched Uranium
--------------------------
Ship all highly enriched uranium metal that is contaminated with plutonium to the DOE approved receiver site by September 30, 2002.

C. Other Nuclear Materials
--------------------------
Ship all depleted uranium, 4.5% LEU, radioactive sources, thorium samples, U-233 non-combustibles to designated DOE or other approved receiver sites by September 30, 2002.


                                  REQUIREMENTS

o All Special Nuclear Material must be shipped in a DOE approved shipping container (i.e. 9965, 9975, DT22, etc.)

o    DOE Orders 5610.12, 5610.14 and 460.1A must be followed.


                     GOVERNMENT FURNISHED SERVICES & ITEMS

o   Same items as for Section A. Plutonium.

o   In addition for C,
    -        NEPA as required
    -        Designated receiver sites
    -        Certified shipping containers

o   DOE shall certify the following containers for all SNM:
    -    9975
    -    DOT-6M
    -    DT-22
    -    3013

o DOE-provided containers for SNM at a rate and number consistent with the planning and approval process described in C.3 to support the SNM shipping schedule. (DOE will certify but not provide 9975 and 3013 containers)


                                                            Section C - Page 7

Rocky Flats Closure Contract No. DE-AC34-00RF01904

II.      Facility Deactivation, Decommissioning and Demolition

The Contractor will be required to deactivate, decommission and demolish the Rocky Flats facilities in accordance with the Rocky Flats Cleanup Agreement, except for those facilities specifically defined by DOE to remain as detailed below:


                                     SCOPE

A. SNM Buildings
----------------

The Contractor shall deactivate, decontaminate and demolish all former Special Nuclear Material building clusters & supporting facilities to include (See Project Baseline Descriptions, for cluster descriptions)

o        B371/374 cluster by March 1, 2006,
o        B771/774 cluster by October 1, 2004,
o        B707/750 cluster by February 1, 2005,
o        B776/777 cluster by March 1, 2004, and
o        B559 cluster by September 1, 2004.


B. Other Facilities
-------------------

The Contractor shall decontaminate and demolish the remaining building clusters & supporting facilities by September 30, 2006. (See Project Baseline Descriptions for cluster and supporting facility descriptions.)


                                 REQUIREMENT(S)

Planning, characterization, area preparations, physical decontamination, dismantlement, demolition and reporting requirements shall be accomplished in accordance with the Rocky Flats Cleanup Agreement.


Planning, characterization, area preparations, physical decontamination, dismantlement, and demolition shall be accomplished in accordance with the Rocky Flats Cleanup Agreement.


                     GOVERNMENT FURNISHED SERVICES & ITEMS

o        CERCLA Administrative Record Repository
o DOE shall provide comments on draft decision documents and regulatory reports within 20 business days of receipt.


o        CERCLA Administrative Record Repository
o DOE shall provide comments on draft decision documents and regulatory reports within 20 business days of receipt.


                                                            Section C - Page 8

Rocky Flats Closure Contract No. DE-AC34-00RF01904

III.     Waste Management

The Contractor shall store, process and/or package and ship to DOE approved or other storage, treatment or disposal sites all wastes. These wastes consist of transuranic (TRU) and transuranic mixed (TRU mixed), low level radioactive (LLW) and low level radioactive mixed (LLW mixed), hazardous, and sanitary waste. These wastes must be processed and/or packaged to meet disposal or receiver site criteria as stipulated below:


                                     SCOPE

A. Transuranic and Transuranic Mixed Waste
------------------------------------------

Ship to the Waste Isolation Pilot Plant (WIPP) and other DOE designated sites, all transuranic and transuranic mixed waste by December 15, 2006.


                                 REQUIREMENT(S)

o The Waste Isolation Pilot Plant (WIPP) Waste Acceptance Criteria (WAC) Rev. 5, dated April 1996, and DOE Order 435.1.

o The TRUPACT-II Authorized Methods for Payload Control TRUPACT IIs were delivered to Rocky Flats Site (TRAMPAC) procedure and beginning on 10/01/99, and will be delivered at the Site-Specific TRAMPAC for TRU following rates per month: waste loading requirements.

o The TRUPACT-II SARP (Safety Analysis Report) and TRUCON (TRUPACT-II Content Code).

o All DOT transportation requirements applicable at the time of shipment for hazardous and radioactive waste must be met as well.
         --10 CFR Parts 70 & 71 (packaging)
         --49 CFR Parts 107, 110, 171, 173 (transportation)
         --Packaging QA Program Plan

                     GOVERNMENT FURNISHED SERVICES & ITEMS


TRUPACT II containers and trailers to support transuranic and transuranic mixed waste (including classified waste) shipments to WIPP and other DOE approved storage, treatment or disposal sites.

       FY00   36/mo

       FY01   72/mo

       FY02   120/mo

       FY03   120/mo

       FY04   120/mo

       FY05   80/mo

       FY06   36/mo

       FY07   36/mo

DOE will also provide all transportation services from the loading facilities at Rocky Flats to all DOE approved sites.


                                                            Section C - Page 9

Rocky Flats Closure Contract No. DE-AC34-00RF01904

                                     SCOPE

B. Low Level Waste
------------------

Ship to approved DOE or commercial disposal sites all low-level waste by December 15, 2006.

The Contractor shall provide transportation services to the disposal site and disposal site fees unless otherwise stipulated by DOE.

C. Low Level Mixed Waste (less than 10 nanocuries per gram)
------------------------

Ship to approved DOE or commercial treatment and disposal sites all low level mixed waste less than 10 nanocuries per gram by December 15, 2006.


The Contractor shall provide transportation services to the disposal site and treatment and disposal site fees unless otherwise stipulated by DOE.

D. Low Level Mixed Waste (greater than 10 nanocuries per gram and less ------------------------ than 100 nanocuries per gram)

Ship to approved DOE or commercial treatment and disposal sites all low-level mixed waste greater than 10 nanocuries per gram by December 15, 2006. The Contractor shall provide transportation services to the disposal site and treatment and disposal fees (up to the unit price in III.C. above) unless otherwise stipulated by DOE.


                                 REQUIREMENT(S)

Disposal site waste acceptance criteria and DOE Order 435.1, All applicable DOT requirements at the time of shipment for radioactive waste must be met. Currently available disposal site - the DOE Nevada Test Site (NTS) in accordance with NTS Waste Acceptance Criteria dated August 1997, Rev 1, or Commercial Waste Acceptance Criteria if that disposal option is chosen.


Disposal site waste acceptance criteria and DOE Orders 5480.3 and 435.1. All applicable DOT requirements for shipment of radioactive and hazardous waste must be met.


Disposal site waste acceptance criteria and DOE Orders 5480.3 and 435.1, All requirements for shipment of radioactive and hazardous waste must be met.


                     GOVERNMENT FURNISHED SERVICES & ITEMS

DOE receiver sites that can accept waste at a rate and number consistent with the planning and approval process described in C.3. to support low level waste shipments.


DOE fulfills its commitment in the Waste Management Programmatic Environmental Impact Statement to designate DOE or commercial receiver site(s) that can accept waste at a rate and number consistent with the planning and approval process described in C.3 to support low level mixed waste shipments.


DOE fulfills its commitment in the Waste Management Programmatic Environmental Impact Statement to applicable DOT designate DOE or commercial receiver site(s) that can accept waste at a rate and number consistent with the planning and approval process described in C.3 to support low level mixed waste shipments.


                                                            Section C - Page 10

Rocky Flats Closure Contract No. DE-AC34-00RF01904

E. Sanitary Waste
-----------------
Ship to commercial facilities for disposal, or recycle, all sanitary waste by December 15, 2006.

F. RCRA Regulated Hazardous Waste
----------------------------------
Ship to commercial facilities, all RCRA Regulated Hazardous Waste by December 15, 2006.

G. Waste Minimization
---------------------
The Contractor shall develop and implement a pollution prevention program incorporating waste prevention, recycling and an affirmative procurement program.

The Contractor shall establish waste reduction goals for transuranic, low-level waste, low level mixed and RCRA regulated hazardous waste.


                                 REQUIREMENT(S)

Local and state regulations regarding waste acceptance at sanitary landfills as well as any requirements associated with individual disposal sites. Sanitary waste leaving the Rocky Flats Site must be inspected to assure that no radioactive materials are present in accordance with Colorado Sanitary Waste regulations (6 CCR 1007-2) for landfills and individual landfill permits.


Disposal sites waste acceptance criteria, the Resource Conservation Recovery Act and DOE Order 435.1


o       Executive Order 12856
o       Executive Order 13101
o       DOE Order 5400.1


                     GOVERNMENT FURNISHED SERVICES & ITEMS

None


None


None


                                                           Section C - Page 11

Rocky Flats Closure Contract No. DE-AC34-00RF01904

IV.     Environmental Remediation

The Contractor shall prepare a draft interim final record of decision (ROD), submit to DOE for DOE, EPA, and CDPHE approval, and complete all actions required by the approved interim final ROD to remediate soil, surface water, ground water, and other contaminated media. The remediation shall be completed as stipulated below:

                                     SCOPE

A. Remediation
--------------

The Contractor shall remediate Individual Hazardous Substance Sites (IHSS) (3), Potential Areas of Concern (PAC), or under building contamination (UBC) by December 15, 2006.

The total waste volumes for this environmental remediation portion of the project are assumed not to exceed those quantities as follows:

o       Non-Rad Waste:  11,000 cubic yards
o       Low Level Waste:  107,000 cubic yards
o       Low Level Mixed Waste less than 1 nanocurie:  41,000 cubic yards
o       Low Level Mixed Waste greater than 1 nanocurie:  220 cubic yards

B. Post Closure Care under RCRA Permit
--------------------------------------

The Contractor shall perform the closure and post-closure care requirements for RCRA permitted and interim status units during the performance of this contract.


                                 REQUIREMENT(S)

o Planning, characterization, area preparations, remediation, disposition, final regulatory approvals and reporting requirements shall be accomplished in accordance with RFCA

o Remediation shall be specified in the approved interim final Record of Decision (ROD) and Proposed Plan

o Contractor must transport and maintain CERCLA administrative record IAW 40 CFR 300-311


The Contractor shall comply with closure and post closure care requirements under the RCRA permit in accordance with RCRA, 40 CFR Parts 264 and 265, the Colorado Hazardous Waste Act requirements, 6 CCR 1007-3 and RFCA. (4)


                     GOVERNMENT FURNISHED SERVICES & ITEMS

o       CERCLA Administrative Record Repository
o DOE shall provide comments on draft decision documents and regulatory reports within 20 business days of receipt.


None

----------

3 If the 903 Pad Remediation Project removal option is exercised, then the project planning, execution and completion as identified in WBS
  #1.1.03.12.06.02 shall be removed from the scope of work and this contract.

4 Assumes RCRA Permit is not extinguished and its requirements are not absorbed into RFCA.


                                                           Section C - Page 12

Rocky Flats Closure Contract No. DE-AC34-00RF01904

C. End State
------------

The Contractor shall develop and submit for RFFO and regulatory approval a Draft Interim Final ROD and Proposed Plan. The end state is defined in Clause C.1.2.


                                 REQUIREMENT(S)

o Draft Interim Final ROD shall be in accordance with RFCA and be of sufficient quality and completeness to obtain regulatory approval and issuance of an approved Interim Final ROD and Proposed Plan.

o Draft Interim Final ROD will be prepared and presented in sufficient time to allow:

o   Public and regulatory review as provided in RFCA
o   Regulatory approval and publication
o Completion of remediation actions described in the ROD and Proposed Plan prior to December 15, 2006
o Contractor must transport and maintain CERCLA administrative record in accordance with 40 CFR 300-311.


                     GOVERNMENT FURNISHED SERVICES & ITEMS

o   CERCLA Administrative Record Repository
o DOE shall provide comments on draft decision documents and regulatory reports within 20 business days of receipt.

o   DOE will use its best efforts to obtain an approved Interim Final ROD.


                                                           Section C - Page 13

Rocky Flats Closure Contract No. DE-AC34-00RF01904

V.      Infrastructure and General Site Operations

The Contractor shall perform the infrastructure operations and general support services listed below in support of the site closure mission.

o All items listed below are required until the end of this contract unless otherwise approved for termination by DOE.
o These items are generally required to support the items listed Sections I through IV above, or the general operation of the site until closure
o It is recognized that this is a closure site, all facilities have a limited life span, and the nuclear safety risk and required controls should be steadily declining throughout the project. The standard requirements referenced in this contract are generally designed for continuous ongoing facility operations. this will create the desirability for a number of interpretations and/or exceptions and deviations from the standard requirements to ensure that project costs are being deployed for the maximum net government risk reduction. The Contractor and DOE shall actively engage in early identification and appropriate requirements reduction activities to ensure a safe and cost effective closure.
o The Contractor shall provide any other services or operations not listed below as required by other contract requirements including those DOE Orders listed in Section J, Attachment B.
o Safety services are subdivided into three sections: 1) Nuclear safety requirements which apply to handling and processing fissile material and to the operation of facilities that house fissile material, 2) radiological safety requirements that apply to handling and processing of radioactive waste and operations in facilities that are radiologically contaminated or house radioactive materials, and 3) industrial safety requirements which apply to all work activities and facilities at the Site.

                                     SCOPE

A. Environmental Monitoring
---------------------------

The Contractor shall conduct required environmental monitoring in compliance with environmental laws, regulations, permits, agreements, decision documents and in support of emergency response activities.

The Contractor shall provide annual updates to the Historical Release Report and CERCLA Administrative Record.

The Contractor shall maintain the current and any new enforceable agreements at the Site as identified in the technical exhibit D in this section C.


                                 REQUIREMENT(S)

Environmental Monitoring shall be accomplished in accordance with the provisions of Resource Conservation and Recovery Act (RCRA); the Comprehensive Environmental Response, Compensation, and Liability Act (CERCLA); the Clean Air Act; the Clean Water Act; the Colorado Water Quality Control Commission (CWQCC) standards; natural resource management regulations, and RFCA. (5)



                     GOVERNMENT FURNISHED SERVICES & ITEMS

DOE will provide necessary access to accomplish all offsite environmental monitoring.


----------

5 Requirements will be revised if RFCA is amended to include above stated requirements as ARARs.

                                                           Section C - Page 14

Rocky Flats Closure Contract No. DE-AC34-00RF01904

                                     SCOPE

B. Facility Operation and Material Storage
------------------------------------------

The Contractor shall operate all facilities until they are demolished in accordance with applicable safety, security requirements and store all materials (chemicals, etc.), waste, property, etc., in accordance with applicable requirements.

C. Safeguards & Security
------------------------

The Contractor shall ensure appropriate levels of protection against unauthorized access; theft, diversion, loss of custody of Special Nuclear Material; espionage; loss or theft of classified matter or Government property; and other hostile acts that may cause unacceptable adverse impacts on national security or the health and safety of DOE and contractor employees, the public or the environment.

The Contractor shall promptly prepare and submit applications for security clearances as required for work under this contract.

The Contractor shall deter, prevent, detect and respond to unauthorized possession, use, or sabotage of Special Nuclear Materials.

 The Contractor shall provide an integrated system of activities, systems, programs, facilities and policies for the protection of classified information, nuclear materials, and DOE and certain DOE contractor property and personnel as required by the Atomic Energy Act of 1954, as amended, other Federal statutes, Executive orders, and other directives.


                                 REQUIREMENT(S)

Applicable requirements for facility operation or material storage are listed in Section J, Attachment B..

o   Program Management, DOE Order 470 Series

o   Personnel Security, DOE Order 472 Series

o   Protection Operations, DOE Order 5632 and DOE Order 473 Series

o   Materials Control And Accountability, DOE Order 5633 and DOE Order 474
    Series

o   Information Security, DOE Order 5639 and DOE Order 471 Series


                     GOVERNMENT FURNISHED SERVICES & ITEMS

None


DOE shall promptly process Contractor security clearances. On average, processing time will be in accordance with DOE Order 472 guidelines which for clear cases will be at or below the following:

Q clearance- 75 calendar days

L clearance - 75 calendar days

AAA clearance - 60 calendar days

Processing time begins upon receipt of the case from the Contractor.


                                                           Section C - Page 15

Rocky Flats Closure Contract No. DE-AC34-00RF01904

                                     SCOPE

D. Analytical Services
----------------------

The Contractor shall perform and maintain Analytical Services and/or
Laboratories.

The Contractor shall ensure that any lab samples analyzed by off-site laboratories will be disposed of from the laboratory and not returned to the Rocky Flats Site for disposal unless there is prior contractual agreement for the return of specific samples for which no other disposition is possible.

E. Public Relations & Media Support
-----------------------------------

The Contractor shall provide communication services to include Citizens Advisory Board representation, tours and visits and other stakeholder support.

F. Litigation Management
------------------------

The Contractor shall maintain a legal function and demonstrate sound litigation management practices to include litigation, arbitration, legal advice on environmental matters, procurement, employment, labor, and the Price-Anderson Act (PAA); review and interpretation of legislation and laws; research and drafting of memorandum, and the management and oversight of outside legal counsel; for both the prime and subcontractors.

The Contractor shall provide litigation support to the Government when judged necessary by the Contracting Officer (or Contracting Officer Representative) in cases of actual or threatened litigation, regulatory matters, or third-party claims and subject to applicable rules and regulations. Litigation support includes, but is not limited to: case preparation assistance; document retrieval, review and reproduction; witness preparation and testimony; expert witness testimony; and assisting Government counsel as necessary in response to discovery or other information related activities responsive to any legal proceeding.


                                 REQUIREMENT(S)

Analytical Services and laboratories shall be operated in accordance with one or more of the following references: 10 CFR 830.120, DOE Order 414.1, ASME-NQA-1, ANSI/ASQC E4, and/or ISO 9000.


o Communication services shall be provided as needed to maintain stakeholder support for the Rocky Flats Closure Project.
o Contractor must transport and maintain supporting community documents in the established DOE Reading room(s).


o Litigation management practices shall be provided in accordance with the RFFO approved Litigation Management Plan.
o Department of Energy, Office of General Counsel, Legal Services and Litigation Management Policies and Procedures


                     GOVERNMENT FURNISHED SERVICES & ITEMS

DOE shall maintain a quality National Analytical Management Program or a DOE alternative program which supports the analytical services necessary to close the site.


DOE Reading Room(s)

None


                                                           Section C - Page 16

Rocky Flats Closure Contract No. DE-AC34-00RF01904

                                     SCOPE

G. Audit Support Services
-------------------------

The Contractor shall provide audit support services for GAO, IG, DNFSB, EPA, CDPHE and other external audits that examine and evaluate Site-wide activities.

H. Utilities & Infrastructure
-----------------------------

The Contractor shall provide and maintain the infrastructure, utilities, etc. necessary to support the closure mission. DOE will provide at a later date a specific definition of which roads and components of the site utility system that will remain after closure.

I. Radiological Assistance Program
----------------------------------

The Contractor shall provide a field unit under the Radiological Assistance Program (RAP) until the RAP program is terminated by DOE.

J. Health Effects
-----------------

The Contractor shall provide support for health programs/ambulatory care, beryllium and radiation worker health surveillance programs and personnel monitoring program. These services are required to assess, monitor, record data, and provide medical support for current site workers who are or may be exposed to radiological and hazardous materials. This is expected to encompass 6500 (+/-1000) current site workers through the term of this contract. The Contractor shall maintain medical records of former workers and make them available for health effects studies as requested by DOE.


                                 REQUIREMENT(S)

Audit Support Services shall be provided in accordance with DOE Order 2300.1B, Audit Resolution and Follow-up, DOE Order 2320.1C, Cooperation with the Office of Inspector General, DOE Order 2321.1B, Auditing of Programs and Operations; and, Department of Energy, Office of General Counsel, Legal Services and Litigation Management Policies and Procedures


Utilities and infrastructure shall be maintained in accordance with DOE Order
430.2 and the Site Safety Analysis Report.


DOE Order 5530.3 provides the requirements for the Radiological Assistance Program.


Health effects shall be maintained in accordance with Public Law 102-484, DOE Order 440.1, and will last until the program and documents are turned over to DOE at the end of this contract.


                     GOVERNMENT FURNISHED SERVICES & ITEMS

DOE /OIG Rocky Flats Audit Plan

DOE shall provide and pay for site utilities to include raw water, electricity, natural gas and heating oil.


DOE shall provide additional funding for the RAP and one member and may provide up to three (3) members for the RAP team.


None


                                                           Section C - Page 17

Rocky Flats Closure Contract No. DE-AC34-00RF01904

                                     SCOPE

K. Occupational Health
----------------------

The Contractor shall provide the following classes of examinations for the purpose of providing initial and continuing assessment of employee health: pre-placement in accordance with the Americans with Disabilities Act (42 United States Code 12101), qualification examinations, fitness for duty, medical surveillance and health monitoring, return to work health evaluations, and termination examinations. The occupational medical department shall be informed of all job transfers and shall determine whether a medical evaluation is necessary. The physician responsible for the delivery of medical services or his/her designee shall inform contractor management of appropriate employee work restrictions.

L. Emergency Management
-----------------------

The Contractor shall provide Site Emergency Management Services to include emergency planning and preparedness as well as response to possible incidents involving nuclear, radiological and hazardous materials on site.

The Contractor shall provide a fully equipped and adequately staffed Emergency Operations Center on the site.


                                 REQUIREMENT(S)

DOE Order 440.1A provides the requirements for employee health examinations. This applies to all contractor and sub-tier contractor personnel as required by DOE Order 440.1A.


DOE Order 151.1 specifies the performance requirements, capabilities and response times for emergency management services. Emergency management shall be performed at the levels specified until the major nuclear facilities' hazards are removed or ameliorated, or the facilities are demolished. A reduced level of emergency services may be allowed once the major hazards on-site are removed and as they are approved by DOE. DOE Order 225.1A specifies the requirements for conducting accident investigations.


                     GOVERNMENT FURNISHED SERVICES & ITEMS

None


None



                                                           Section C - Page 18

Rocky Flats Closure Contract No. DE-AC34-00RF01904

                                     SCOPE

M. Nuclear Criticality Safety
-----------------------------

The Contractor shall maintain a Nuclear Criticality Safety Program which ensures that operations with fissionable materials which pose a criticality accident hazard shall be evaluated and documented to demonstrate that the operation will be subcritical under both normal and credible abnormal conditions. Fissionable material operations shall be conducted in such a manner that consequences to personal and property that result from a criticality accident will be mitigated. No single credible event or failure shall result in a criticality accident having unmitigated consequences.


N.  Nuclear Safety
------------------

The Contractor shall develop and maintain the safety analysis and controls for nuclear facilities, operations, and activities. Readiness determinations for restart of activities and for start-up of new activities will be required to demonstrate readiness to safely start the activity.


O. Occupational Safety
----------------------

The Contractor shall meet all occupational safety and health requirements (including but not limited to industrial safety, fire protection, construction safety, firearms safety, explosive safety, industrial hygiene, pressure safety and motor vehicle safety) for all site-related operations and conditions.


                                 REQUIREMENT(S)

DOE Order 420.1 provides the requirements and invokes the applicable ANSI/ANS 8 Standards. Sabotage and seismic events that are predicted to result in facility collapse are exempt from the requirement for double contingency. The Criticality Safety Program will be required in each facility until fissile materials inventories are reduced to less than that stipulated in ANSI/ANL8.


DOE Orders 420.1, 425.1, 5480.21, 5480.22, and 5480.23 specify the requirements for nuclear safety.


Occupational safety requirements are as stipulated in DOE Orders 420.1, DOE Order 440.1A.


                     GOVERNMENT FURNISHED SERVICES & ITEMS

None


DOE complies with the following authorization basis review schedule:

A.      Justification for Continued Operation - 4 calendar weeks
B.      Page Change-  4 calendar weeks
C.      New -Authorization Basis-  2 calendar months
D.      Authorization Basis revision-  6 calendar weeks
E.      Positive  unreviewed safety question -  2 calendar weeks


DOE will work cooperatively with the Contractor to improve upon this review schedule as a part of the best efforts approach of the Nuclear Licensing Statement of Commitment.


None


                                                           Section C - Page 19

Rocky Flats Closure Contract No. DE-AC34-00RF01904

                                     SCOPE

P. Fire Protection
------------------

The Contractor shall maintain an acceptable fire protection program which supports a level of fire protection and fire suppression capability sufficient to minimize losses from fire and related hazards consistent with the best in class of protected property in private industry.


Q. Quality Assurance Program
----------------------------

The Contractor shall perform all work on site in accordance with applicable quality assurance requirements.


R.  International Agreements
----------------------------

The Contractor shall support 12 inspections per year by the International Atomic Energy Agency (IAEA) as well as maintain material surveillance equipment.

S.  Records Management and Document Control
-------------------------------------------

The Contractor shall provide on an ongoing basis the maintenance, storage, protection, and disposition of active and inactive classified and unclassified records, retrieval from on-site and off-site storage facilities and support in ongoing discovery efforts for litigation. All Government records, regardless of media, in the Contractor's custody must be properly inventoried, indexed, moved to DOE approved off-site storage facilities, and possess a disposition schedule or equivalent thereof pending a schedule being developed, including those records that are required to document closure activities. Those records that are radiologically, beryllium or otherwise contaminated shall be handled and dispositioned in accordance with site procedures including applicable free release levels. The Contractor will provide a complete records inventory list in a hardcopy and electronic format to the post closure records custodian identified by the DOE Contracting Officer.


                                 REQUIREMENT(S)

DOE Order 420.1 provides the requirements and invokes the National Fire Protection Association Standards.


DOE Order 414.1 and 10 CFR 830.120 specify basic requirements that apply to the quality assurance program. For site activities where transuranic waste will be characterized, packaged, or shipped, the DOE Carlsbad Area Office Quality Assurance Program Document, CAO-94-1012 and DOE Carlsbad Area Office Quality Assurance Program Plan, CAO-94-1010 shall apply. The Nevada Test Site Waste Acceptance Criteria shall apply for those activities where Low Level Waste is characterized, certified, packaged, or shipped.


o       IAEA agreement INFCIRC 288 and DOE Order 1270.2B
o This requirement will remain in effect until IAEA materials have been permanently removed from the Site.


Records management and document control will be conducted in accordance with DOE Order 200.1, 36 CFR Chapter 12, Subchapter B and the Joint Records Management Strategy for Site Closure.


                     GOVERNMENT FURNISHED SERVICES & ITEMS

None


None


None


DOE approved receiver site(s)


                                                           Section C - Page 20

Rocky Flats Closure Contract No. DE-AC34-00RF01904

                                     SCOPE

T. Radiation Protection Program
-------------------------------

The Contractor shall ensure that all site activities are conducted in compliance with a documented Radiation Protection Program to minimize occupational exposure to internal radiation, direct, external exposure to ionizing radiation as well as to minimize the spread of contamination. The As Low As Reasonably Achievable (ALARA) process will be applied to all site activities.


U. Environmental Permits
------------------------------

The Contractor shall obtain, maintain, and comply with environmental permits as required and allowed by law.


                                 REQUIREMENT(S)

10 CFR 835 and the Departmental Implementing Guides shall apply.


Contractor's compliance with environmental permits shall be in accordance with the Resource Conservation and Recovery Act (RCRA); the Comprehensive Environmental Response, Compensation, and Liability Act (CERCLA); the Clean Air Act; the Clean Water Act; and the Rocky Flats Cleanup Agreement. (6)



                     GOVERNMENT FURNISHED SERVICES & ITEMS

None


None


----------


6 Requirements will be revised if RFCA is amended to include above stated requirements as ARARs.

                                                           Section C - Page 21

Rocky Flats Closure Contract No. DE-AC34-00RF01904

VI.   DOE Office Accommodations

The Contractor shall provide basic office accommodations for DOE personnel as specified below. A central DOE office will be needed as well as smaller office accommodations in a few critical facilities until they are decommissioned. During the final stages of closure it is expected that DOE will relocate its office off-site.


                                     SCOPE

DOE Offices
-----------

DOE will continue to occupy Building 460 until the facility is scheduled for demolition or until the Contractor provides alternate office space, whichever occurs first. This includes space for up to 250 DOE and support service personnel. Regardless of location, DOE will require that at least 150 of the individual offices must be located in one building until the end of FY04. Up to a maximum total of 10 office spaces (no more than three in each building) must be maintained in or within 150 feet of Buildings 371, 750, 771, and 707 until the Contractor closes the facilities. DOE will require additional space for approximately 10 regulators doing Site inspections. Lunch services must be provided within 500 feet of the single large DOE office on-site until 2005. The Contractor shall provide for movement of DOE furniture property and other materials if offices are moved from the satellite offices, or from B460. Adequate access for DOE personnel is required through closure.




                                 REQUIREMENT(S)

DOE office accommodations will be provided in Building 460, or an alternative. Any central office location besides Building 460 requested to house the DOE offices must be approved by the Manager, RFFO.




                     GOVERNMENT FURNISHED SERVICES & ITEMS


None




                                                           Section C - Page 22

Rocky Flats Closure Contract No. DE-AC34-00RF01904

VII.   Tri-Party Agreement

The Contractor shall continue to implement the Three Party Transfer Agreements.


                                     SCOPE


Tri-Party Agreement
-------------------

The Contractor shall ensure the continued support and assistance to Rockwell and EG&G as prescribed by the RFP Three Party Transfer Agreement dated June 30, 1995.


                                 REQUIREMENT(S)


RFETS Three Party Transfer Agreement with DOE, EG&G Rocky Flats, Inc., and Kaiser-Hill Company, L.L.C., June 30, 1995, and as incorporated by reference, the RFP Three Party Transfer Agreement with DOE, EG&G Rocky Flats, Inc., and Rockwell International Corporation, October 23, 1989.


                     GOVERNMENT FURNISHED SERVICES & ITEMS


None



VIII.   Closure Project Funding

The Contractor shall plan to execute this Statement of Work assuming a minimum annual funding of $657 Million from the Closure Account, (EW-05) received no later than October 1, of each year, for the term of the contract. The receipt of funding is subject to Congressional and Departmental funding Authorization. The following table describes the maximum funding RFFO may receive during the project from the Closure Account. If DOE removes scope, such as the 903 Pad remediation, adjustment to this funding may be negotiated.

--------------------------------------------------------------------------
  FY00     FY01     FY02     FY03     FY04     FY05     FY06     FY07
                                                              & Outyears
--------------------------------------------------------------------------
--------------------------------------------------------------------------
 $18.8M   $18.8M   $18.8M   $18.2M   $17.6M   $16.6M   $16.3M   $3.9M
--------------------------------------------------------------------------

                                                           Section C - Page 23

Rocky Flats Closure Contract No. DE-AC34-00RF01904

                                   Exhibit B
                    Abbreviations, Acronyms, and Definitions


Abbreviations and Acronyms:

ACP              Accelerated Cleanup Plan
ADS              Activity Data Sheets
ALARA            As Low As Reasonably Achievable
APSF             Advanced Plutonium Storage Facility
ASAP             Accelerated Site Action Project
BCP              Baseline Change Proposal
BEST97           Basis of Estimate Software Tool
BOES             Basic Operating and Essential Services
CAB              Citizens Advisory Board
CAD              Corrective Action Decision
CAMU             Corrective Active Management Unit
CDPHE            Colorado Department of Public Health and Environment
CERCLA           Comprehensive Environmental Response, Compensation and
                 Liability Act of 1980
CFR              Code of Federal Regulations
CID              Cumulative Impacts Document
D&D              Decontamination and Decommissioning
DNFSB            Defense Nuclear Facilities Safety Board
DOE              Department of Energy
DOR              Direct Oxide Reduction
ECA              Energy Communities Alliance
EIS              Environmental Impact Statement
EM               Environmental Management
EPA              Environmental Protection Agency
ER               Environmental Restoration
FSUWG            Future Site Use Working Group
FTIRS            Fourier Transform Infrared System
FY               Fiscal Year
HQ               Headquarters
IAW              In Accordance With
ICCB             Internal Change Control Board
ID               Department of Energy Idaho Operations Office
IDC              Item Description Code
IHSS             Individual Hazardous Substance Site
IMC              Integrating Management Contract
INEEL            Idaho National Engineering and Environmental Laboratory
IPL              Integrated Priority Listing
ISM              Integrated Safety Management
LANL             Los Alamos National Laboratory
LCB              Life Cycle Baseline
LLMW             Low Level Mixed Waste
LLW              Low Level Waste
M&O              Management & Operating
Mat'l            Material
Misc.            Miscellaneous
MLLW             Mixed Low Level Waste
MOL              Minimum Operating Level
MOX              Mixed Oxide Fuel
MR               Mortgage Reduction Milestones
mrem             Millirem
MSE/ER           Molten Salt Extraction/Electrorefining
NEPA             National Environmental Policy Act

Rocky Flats Closure Contract No. DE-AC34-00RF01904

NTS              Nevada Test Site
Ops.             Operations
OR               Oak Ridge
OU               Operable Unit
PA               Protected Area
PAC              Potential Area of Concern
PBIMC            Performance Based Integrating Management Contract
PBD              Project Baseline Description
pCi/g            Pico Curies per gram
PEIS             Programmatic Environmental Impact Statement
PPI              Program Planning and Integration
Pu               Plutonium
PuF4             Plutonium Fluoride
RESRAD           Computer Model Pertaining to Residual Radiation Material
RFCA             Rocky Flats Cleanup Agreement
RFETS            Rocky Flats Environmental Technology Site
RFFO             Rocky Flats Field Office
ROD              Record of Decision
SAL              Soil Action Levels
SCCB             Site Change Control Board
SISMP            Site Integrated Stabilization Management Plan
Site             Rocky Flats Environmental Technology Site
SMEs             Subject Matter Experts
SNM              Special Nuclear Material
SRS              Savannah River Site
SS&C             Salt Sand & Crucible
SSTs             Safe Secure Transport
SSSP             Site Safeguard & Security Plan
STCG             Site Technology Coordination Group
STLs             Safeguards Treatability Limits
STP              Site Treatment Plan
TBD              To be determined
TRU              Transuranic
TRUM             Transuranic Mixed
TRUPACT          Transuranic Waste Packaging and Transportation
TSCA             Toxic Substance Control Act
TYP              Ten Year Plan
USTs             Underground Storage Tanks
WAD              Work Authorization Document
WBS              Work Breakdown Structure
WIPP             Waste Isolation Pilot Plant
WM               Waste Management

Definitions:

Baseline:              A work activity based plan that describes the Contractor'
                       s approach to execute the project Statement of Work, including the schedule for those work activities and estimates of the associated costs (plus or minus approved changes). Defined as the Rocky Flats Closure Project
                       Baseline.

Statement of Work:     Narrative description of products or services to be
                       supplied/delivered under the contract (see Section C).

Scope: Sum of the products or services to be provided as the project.

Technical Safety Requirements (TSR) Level 1 Violation: A Level 1 violation is indicative of a significant breakdown of safety controls in a facility. It results in an actual release of material to the environment, or allows conditions to exist where there are no remaining barriers to release to the environment. DOE discovery of a Level 2 violation also represents a Level 1 violation.

Rocky Flats Closure Contract No. DE-AC34-00RF01904

Technical Safety Requirements (TSR) Level 2 Violation: Level 2 violations are significant violations of the control set, but do not pose an immediate threat to the co-located worker, the public or to the environment. A violation that can or does result in adverse consequences to facility workers is a Level 2 violation. Level 2 violations also result from DOE discovery of a failure to comply with administrative controls or lack of rigor in maintaining the safety envelope.

Rocky Flats Closure Contract No. DE-AC34-00RF01904

                                   Exhibit C

List of Rocky Flats Environmental Technology Site Compliance Orders, Agreements and Permits


Parties                Statute    Type                         Date Executed
----------------------------------------------------------------------------

DOE/Colorado           RFCO       Site Treatment Plan COOC     10/3/95

DOE-Kaiser-Hill-RMRS   RCRA       Mixed Residue SA & COOC      4/23/93
-Safe Sites/Colorado

DOE-Kaiser-Hill/       RCRA       Waste Chemicals COOC         8/21/97
Colorado

DOE-Kaiser-Hill/       RCRA       Idle Equipment and Tanks     8/21/97
Colorado                          COOC

DOE/Colorado           RCRA       Mixed Residues COOC          8/14/98

DOE-Kaiser-Hill-       RCRA       RCRA Permit                  6/30/97
Safe Sites-RMRS -
Closure Site Services/
Colorado

DOE/EPA/Colorado       RCRA/      RFCA                         7/19/96
                       CERCLA

DOE-Kaiser-Hill/EPA    CWA        NPDES Permit                 6/30/84



DOE/EPA                CWA        NPDES FFCA                   3/91


COOC = Compliance Order on Consent

SA = Settlement agreement
RFCO = RCRA Facility Consent Order
FFCA = Federal Facility Compliance Agreement
RFCA = Rocky Flats Cleanup Agreement

1. Note that RFFO and K-H are parties to the RFETS facility Clean Air Act Permit Application filed with CDPHE. No facility permit has been issued, but various sources on site continue to have specific air permits.

Rocky Flats Closure Contract No. DE-AC34-00RF01904

                                   Exhibit D

                         ROCKY FLATS CLEANUP AGREEMENT


                Incorporated by reference as of October 1, 1999.

Rocky Flats Closure Contract No. DE-AC34-00RF01904

                                   Exhibit E

     ROCKY FLATS ENVIRONMENTAL TECHNOLOGY SITE WORKFORCE RESTRUCTURING PLAN

                   ROCKY FLATS ENVIRONMENTAL TECHNOLOGY SITE

                            WORK FORCE RESTRUCTURING

                                   PLAN THREE

                           U.S. Department of Energy
                   Rocky Flats Environmental Technology Site
                                Golden, Colorado


                                  MAY 5, 1997

                  ROCKY FLATS WORK FORCE RESTRUCTURING PLAN 3
                               TABLE OF CONTENTS

INTRODUCTION                                                1
Work Force Restructuring Programs                           1

CORRELATION WITH THE TEN-YEAR PLAN                          2

GOALS                                                       2

OUTSOURCING OF CURRENT ACTIVITIES                           2
Strategy                                                    2
Decision-Making Process                                     3
Implementation Process                                      3

WORK FORCE PLANNING                                         4
Work Force Analysis                                         4
Salaried Employee Selection Process                         5
Hourly Employee Selection Process                           5
Management Rights                                           5
Eligibility                                                 6
Maximize Use of Existing Staff                              7
Employee and Community Notification Requirements            8

RESTRUCTURING ELEMENTS                                      8
Voluntary Separation Payment Program (VSPP)                 8
Involuntary Separation Process                              9
Health Insurance Benefits                                   9
Relocation Assistance                                       9
Separated Employee Training                                 9

TRAINING FOR THE RETAINED WORK FORCE                       10

REHIRING AT DOE FACILITIES AND THE RESUME NETWORK          10
Resume Network                                             10

CAREER ASSISTANCE FOR PLACEMENT AT NON-DOE FACILITIES      11

PREFERENTIAL TREATMENT OF DOE COMPLEX EMPLOYEES            11

STAKEHOLDER CONSULTATION                                   12
Consultation With Outside Sources                          12
Employee and Stakeholder Input and Review                  12

COMMUNITY IMPACT ASSISTANCE                                13
Mitigate Economic Impact on Local Communities              13
Rocky Flats Local Impacts Initiative (RFLII) Activities    13
Community Transition                                       13

                  ROCKY FLATS WORK FORCE RESTRUCTURING PLAN 3
                           TABLE OF CONTENTS (con't)

MEASURING RESULTS ------------------------------------------------- 15

CONCLUSION -------------------------------------------------------- 15

APPENDIX 1 - Standard Area Full-Time Employment Definitions ------- 16

APPENDIX 2 - Voluntary Separation Payment Program Guidelines
             and General Release and Waiver ----------------------- 17

APPENDIX 3 - Draft Employee Letters ------------------------------- 18

APPENDIX 4 - Separated Employee Health Insurance Guidelines ------- 19

APPENDIX 5 - Relocation Guidelines -------------------------------- 20

APPENDIX 6 - Separated Employee Training Guidelines --------------- 21

APPENDIX 7 - Stakeholder Comments and Public Meetings ------------- 22

                   ROCKY FLATS ENVIRONMENTAL TECHNOLOGY SITE
                        WORK FORCE RESTRUCTURING PLAN 3

INTRODUCTION
------------

Since the implementation of Section 3161 of the Fiscal Year (FY) 1993 National Defense Authorization Act Rocky Flats Environmental Technology Site (Site) has voluntarily or involuntarily separated approximately 3,400 employees. This action is a result of the Department of Energy's (DOE) mission change and the designation of Rocky Flats for accelerated closure.

One of the DOE Rocky Flats Field Office's (RFFO) basic goals is to maintain a trained work force to meet the Site's new closure mission. Unfortunately, budget reductions and adjustments in skills needed to accomplish closure have resulted in work force restructuring.

Section 3161 gives specific guidance to DOE on work force restructuring and requires that a plan be prepared when it has been determined that a change in the work force of a defense nuclear facility is necessary. The Rocky Flats Work Force Restructuring Plan 3 responds to this requirement. It details the programs under which future downsizing actions will occur. The actual restructuring figures will depend on future budgets and required skill mix in order to accomplish the closure mission. The Plan will be updated, as necessary, in accordance with Section 3161 provisions.

Savings generated from downsizing actions across the DOE Complex equal approximately $60,000 annually in pay and benefits for each separated employee. Projected cost savings for the number of individuals who will be impacted by this plan will be reported once the final restructuring numbers am identified.

Work Force Restructuring Programs
---------------------------------

Since the implementation of the Voluntary Separation Payment Program (VSPP) at the Site, approximately 2,732 employees have separated under that program, and approximately 686 have been involuntarily separated. Then numbers include 596 voluntary separations, and up to 372 involuntary separations in FY96. An additional 352 employees accepted employment with lower-tier subcontractors in FY95.

Outplacement assistance and retraining options are available to employees who voluntarily or involuntarily separate from Rocky Flats and who am eligible for such benefits wider the terms of this Plan. Counseling services and community resources for job placement are part of the outplacement assistance for employees before and after separation. A Career Assistance Center for current employees and an Outplacement Center for separated employees have been established and staffed to help employees with a variety of services that include workshops on job search skills, resume preparation, interview skills, job identification; financial counseling, and community services. Eligible separated employees may use the training programs identified in this Plan to pursue courses in current or new career fields.

Future job openings at Rocky Flats will require review of involuntarily separated workers within the DOE complex using the Job Opportunity Bulletin Board System (JOBBS) database before external hiring is considered. The resumes of employees involuntarily separated from Rocky Flats will be provided to other DOE sites for similar consideration. Relocation assistance will be provided for individuals hired for positions within the DOE Complex.

Additional approvals will not be required for implementation of any work force restructuring program as long as the threshold of 500 separations in a twelve-month period is not exceeded and as long as the restructuring can be accomplished within current funding allocations consistent with the terms of this Plan. Notification to RFFO, the Office of Worker and Community Transition and stakeholders is required at least one week prior to any activity and shall include a complete copy of the documents for employees in conjunction with implementation of the program. Any deletions or modification in program documents will be approved by DOE with the concurrence of counsel. There is no guarantee that any required future restructuring of the work force will have benefits equal to or greater than those contained within this Plan. Nor is it the intent of DOE in implementing this Plan to create any private rights of action or to create any rights in third parties.

CORRELATION WITH THE TEN-YEAR PLAN
----------------------------------

The projectization concept of the Ten-Year Plan and the Rocky Flats Clean-up Agreement will provide greater certainty about the scope and schedule for clean-up and closure. Implementation of the Site closure plan will likely require smaller, selective, and more predictable restructuring activities in both scope and schedule. As projects are completed, workers will be moved to other tasks or separated if their skills are no longer required.

GOALS
-----

The basic goals of RFFO and its contractors during the required work force restructuring are to maintain a trained work force to accomplish the revised mission of the Rocky Flats Site; to keep involuntary separations to a minimum; to offer to the extent practicable, the work force retraining opportunities for positions required to meet the new mission; and to minimize the impact of the mission change and associated restructuring on the work force and, surrounding communities. Stakeholder involvement has been, and will continue to be, an integral part of the restructuring planning process.

OUTSOURCING OF CURRENT ACTIVITIES
-------------------------------

Strategy
--------

The Kaiser-Hill Team will retain employees with the skills needed to deliver the core activities at the Site. Ancillary support activities that require fluctuating staffing levels may be performed by contractors outside of the Kaiser-Hill Team (outsourcing).

Consistent with DOE policies and procedures and collective bargaining agreement obligations, "make or buy" cost evaluation tools will be used to determine the cost/benefit ratio of any proposed outsourcing action.

Examples of ancillary support activities include medical services, training, and non-routine safety analyses. Examples of activities requiring fluctuating staffing levels include construction and demolition.

Staffing flexibility, avoidance of capital expenditures, increased efficiency, or access to expertise not available at the Site will be important considerations when making the ultimate outsourcing decisions.

Decision-Making Process
-----------------------

Consistent with DOE policies and procedures and collective bargaining agreement obligations, an analysis will be conducted by the Kaiser-Hill Team to determine whether outsourcing will accomplish measurable cost savings, or meet other outsourcing objectives or provide staffing flexibility to meet fluctuating needs. The Kaiser-Hill Team will establish a make-or- buy review committee to review initial outsourcing decisions. The committee will request bargaining unit involvement in appropriate instances that have the potential to impact bargaining unit employees. 'Me purpose of outsourcing will, not be to reduce wages and benefits for existing employees, but rather to improve productivity.

Implementation Process
----------------------

Once an area is identified for outsourcing, the Kaiser-Hill Team will pursue the following process:

 1. The Kaiser-Hill Team will notify DOE every six months of potential outsourcings that are being considered for implementation during the next six-month period. The Team will also report outsourcings that became effective during the preceding six-month period.

 2. Affected employees will be notified prior to the anticipated contract effective date that their scope of work is at risk of being subcontracted and that they are, therefore, at risk of being involuntarily separated.

     At that time, affected employees will be provided detailed, written notification of their separation benefit program options. In the event that a VSPP is one of the options, employees will receive adequate advance notice to comply with the requirements of the Age Discrimination in Employment Act and the Older Workers Benefit Protection

   Act. If an employee is eligible, and elects a VSPP option, he or she will have to comply with the restrictions on reemployment set out in the General Release and Waiver. (See Appendix 2)

3. Affected employees who are involuntarily separated will receive a two-week layoff notice prior to the effective date of the new subcontract. In some cases, management may choose to involuntarily separate employees after the subcontract has taken effect. At management's discretion, employees receiving their two-week notice will either remain at work during the two weeks, or will be sent home With pay pending the termination of their employment. Salaried employees will receive the standard Involuntary Separation Program
   (ISP), including severance pay.

   Hourly employees will receive severance pay according to the collective bargaining agreement in effect at the time of separation, and may receive standard ISP benefits when involuntarily separated.

   After the two-week notice is given and their termination from employment is effective, employees will be free to accept and begin employment With another employer at the Site or elsewhere without forfeiting their rights to severance pay under the ISP. Consistent with applicable collective bargaining agreements and personnel policies, employees who quit and begin new employment before the two-week notice will be treated as voluntary quits and will receive no severance pay.

4. An on-site tuition reimbursement program provides employees with an ongoing opportunity to retrain themselves to provide core functions, and thus remain employed in the jobs available on site. Employees whose functions are being outsourced are also offered the following:

     1) Voluntary separation through the current VSPP, if offered;
     2) Involuntary Separation through the current ISP, and
     3) Involuntary Separation after accepting a position with the outsourccd entity. (This option allows the employee to accept employment with the new entity, work through the separation notice period, and receive his or her full severance payment and hiring preference).

WORK FORCE PLANNING
-------------------

Work Force Analysis
-------------------



The Rocky Flats work force is being restructured to meet new mission requirements. Contractor input is the first step in the work force analysis. DOE, however, recognizes its obligation to oversee and independently assess the information that it receives.

RFFO and Kaiser-Hill cooperated to produce a work force analysis that shows the job category changes and future impacted classifications projected from current Kaiser-Hill budget-based estimates.

This information will be provided as specific restructuring activities are identified. Initially, RFFO provided Kaiser-Hill guidance on the format and methodology used for conducting the analysis.

Several meetings were held throughout the process in which RFFO continually reviewed the progress and findings of the analysis in order to assure that the analysis was being conducted in the appropriate manner. RFFO and the Office of Worker and Community Transition reviewed and approved the final analysis.

A work force analysis was released to employees concurrent with the work force restructuring notification issued on February 4, 1997.

Salaried Employee Selection Process
-----------------------------------

Generally, the retention status of each salaried employee is based on demonstrated performance as reflected by past performance evaluations, versatility, foreseeable business requirements, and length of service (where other factors are relatively equal).

Retention lists for each organization are reviewed and approved by the organization's management. Employees can challenge this assessment through the company complaint procedure.

Equal Employment Opportunity and Affirmative Action and diversity requirements are considered in accordance with the protocols established by EEOC. Prior to the proposed action, a detailed analysis is conducted within all major employee groups by EEO-I categories, as established by the Equal Employment Opportunity Commission, to determine whether the action would disparately impact a protected employee classification and, if so, what legitimate business reasons would create the disparity. At a minimum, all lawful steps will be taken to assure that there is no disproportionate impact on protected groups from the restructuring effort. A final diversity report will be developed for each contractor's review before the final selection of salaried employees for involuntary layoffs.

Hourly Employee Selection Process
---------------------------------

Any hourly employees impacted will be laid off using the applicable portions of the labor agreements in effect.

Management Rights
-----------------

In the event Kaiser-Hill finds cause to terminate a subcontract for default, Kaiser-Hill has the authority to terminate the subcontract in accordance with the provisions of the subcontract Employment of key personnel (specifically defined by position in the subcontract), who are separated as a direct result of the subcontract's termination for default will be treated as terminations for cause for purposes of implementing this Plan. Employees who are key personnel of the terminated subcontract will not be subject to the terms of this Plan.

Eligibility
-----------

Employees who meet the Job Attachment Test listed below can use the appropriate benefits within the Work Force Restructuring Plan. Continuous service with a Management and Operating (M&O) contractor or an Integrating Management Contractor (IMC) equivalent covered by the requirements of Section 3161 at other DOE defense nuclear facilities as defined in Appendix C-1 of the Interim Planning Guidance for Contractor Work Force Restructuring, will be recognized for determining overall eligibility for benefits. Such service will not be recognized if work force restructuring benefits were previously received for such period of service. Breaks in employment of 30 days or less between continuous service dates will be allowed. Only continuous service at Rocky
Flats With the most current employer or its predecessor will continue to be used in calculating the voluntary separation payment. Again, periods of service for which an employee has previously received severance pay, separation pay, or other work force restructuring benefits will not be recognized for eligibility purposes and will not be counted or used in the calculation of severance or voluntary separation payments.

Employees who were transferred by their employer for the benefit of DOE to the M&O or IMC equivalent contractor at Rocky Flats from another M&O or IMC equivalent contractor at another DOE facility with the understanding that their service at Rocky Flats would be considered for all purposes as a continuation of the prior service and that the prior service would be credited for purposes of their Rocky Flats employment, may be eligible to have their continuous service at the previous site recognized in the calculation of the voluntary separation payment. For such service to be recognized for calculating separation pay, the employee must have received no work force restructuring benefits coincident with the transfer and there must have been no break in employment. Employees will be required to furnish satisfactory proof of eligibility under this provision. None of the benefits resulting from Section 3161 are available to employees re-employed at or in support of RFETS.

Regular Employees
------------------

1. The employee must have been working for a contractor with a direct contract for DOE at a defense nuclear facility on September 27, 1991;

2. The employee must have worked full-time (or regular part-time) at or in support of the Rocky Flats Site from that date through February 4, 1997, the date of the work force restructuring notification, and through the date of their separation under either an ISP or VSPP.

3. The employee must have accepted a voluntary separation incentive or have been involuntarily separated from employment at the Rocky Flats Site as a consequence of the work force restructuring notice, set out in number two (2) above, upon which the employee relies to establish eligibility.

4. Employees hired after September 27, 1991, are only eligible for the benefits provided by their company's standard policies, access to Career Assistance Center services, and participation in the Displaced Workers Medical Benefits Program (if program eligibility requirements are met.)

Intermittent Workers Including Construction Workers
---------------------------------------------------

1. The employee must have worked for a contractor at a defense nuclear facility on or before September 27, 1991;

2. The employee must have worked for a contractor at or in support of the Rocky Flats Site within 180 days preceding the work force restructuring notification of February 4, 1997.

3. The employee must have worked for a contractor at or in support of the Rocky Flats Site a total number of hours, including time worked prior to September 27, 1991, equivalent to an employee having worked full time from September 27, 1991, through the work force restructuring notification of February 4, 1997, depending on the date the employee used to establish eligibility, or have actually worked the local industry standard of fall time as shown in Appendix 1, from September 27,1991, through the work force restructuring notification of February 4, 1997, depending on the date the employee uses to establish eligibility;

4. The employee's job at the Rocky Flats Site must be affected as a result of the announced work force restructuring. For an intermittent employee, this would mean the termination of a project or the completion of the assignment or project without prospect for a follow-on assignment at the site.

Colorado Building Trades craft workers who meet the eligibility requirements shown above will be eligible for a one-time, special 3161 payment of six weeks' pay at the base hourly wage rate, relocation, tuition reimbursement, and Career Assistance Center services. Any Building Trades craft worker who accepts this 3161 benefit will not be eligible for rehire by the site subcontractor for a period of one year unless he or she pays back a pro rata, share of the voluntary separation payment to DOE.

Department of Energy Support Service Contractors (SSC) am separated into two categories:

1. Those employees whose Task Order or Contract is ending, or who are displaced because they did not take a job with the new contractor, will be eligible for Outplacement Center access and will be placed on the priority hiring list for six months.

2. SSC's who are displaced because their position was converted to a Federal position am eligible for Outplacement Center access, and placement on the priority hiring list for six months.

Maximize Use of Existing Staff
------------------------------

Rocky Flats contractor and subcontractor management personnel are fully committed to maximizing use 'of the existing work force to the extent consistent with efficient operation. Minimizing external hiring is one way to accomplish this.

Employee and Community Notification Requirements
------------------------------------------------

Pursuant to Section 3161 of the National Defense Authorization Act for Fiscal Year 1993, a work force restructuring notification was issued to employees at the work site and to surrounding communities on February 4, 1997.

The notification announced ongoing work force restructuring activities that could affect up to 400 positions over the next few years. The restructuring efforts may result from completion of projects, outsourcing of some functions, efficiency and productivity improvement measures.

Rocky Flats announcements, bulletins and newspaper articles will continue to be used to ensure that employees and stakeholders are kept informed concerning work force restructuring activities.

Under certain conditions, the Worker Adjustment and Retraining Notification Act
(WARN) requires notification at least 60 days prior to layoff or site closure. WARN Act notification is generally required when there is a layoff of 33 percent of the employees totaling 50 or more at a single site of employment or a total of 500 or more employees, or when there is a "plant closing" resulting in a loss of employment for 50 or more employees in a 30-day period. DOE, in consultation with the contractor, will determine whether WARN applies.

RESTRUCTURING ELEMENTS
----------------------

Voluntary Separation Payment Program (VSPP)
-------------------------------------------

An optional VSPP may be offered under this Plan in hopes that work force reductions will occur voluntarily to the maximum extent possible. While this program has a significant cost impact, it may be needed to attract the required number of employee reductions.

An employee voluntarily terminating his or her employment pursuant to the VSPP, cannot become employed at Rocky Flats with DOE or any other contractor or subcontractor at Rocky Flats for a period of one year from the date of his or her separation unless he or she refunds a pro rata share of his or her separation payment to DOE. This also applies to employees whose functions are being outsourced and who terminate employment pursuant to a VSPP. Further clarification is contained within the General Release and Waiver contained in Appendix 2.

Unlike previous VSPPs, many of the future VSPPs may occur on a smaller, more limited scale. This will happen in two ways: 1) creating targeted VSPPs affecting only those job classifications actually requiring reduction; and 2) permitting employees to select their departure date from predetermined VSPP dates allowing advanced planning for both the employee and employer. In addition, implementation of large-scale VSPPs may be justified by further significant budget reductions. With the approval of DOE, the Kaiser-Hill Team will determine which VSPP method would be most appropriate. They may use one or all of the methods based on the circumstances that occur during the year. The VSPP is detailed in Appendix 2.

Draft letters to employees concerning the three options above are contained in Appendix 3. These letters are examples only and are subject to modification.

Involuntary Separation Process
------------------------------

The process for involuntary separations is outlined by each contractor in its policy manual for salaried employees and in the labor agreements for hourly employees. At company discretion, employees may be paid for a minimum of a two-week notice period while performing a job search. The 60-day notice required under the WARN Act will only be made when it is determined by DOE, in consultation with the contractor, that the WARN Act applies to the specific situation.

Health Insurance Benefits
-------------------------

Health insurance benefits for employees vary by company and by negotiated labor agreements. However, extended coverage for eligible employees is available pursuant to DOE's Displaced Worker Health Benefit Program (DWHBP) or the Consolidated Omnibus Budget Reconciliation Act (COBRA). Eligible employees are employees who either voluntarily or involuntarily separate and are not eligible for such coverage under another employer's group plan, including that of a spouse, or under Medicare coverage. Appendix 4 details this benefit

Relocation Assistance
---------------------

An involuntarily separated employee who moves 50 miles or mom from the Site and his or her current residence to accept employment within the DOE Complex with a company that does not provide moving expense reimbursement in the normal course of business, may receive a maximum $4,000 reimbursement for actual allowable expenses. This program is detailed in Appendix 5.

Separated Employee Training
---------------------------

Education assistance helps voluntarily and involuntarily separated employees prepare for other positions. Separated employees must apply for this benefit during the 12 months following their separation. This is a reimbursement program which shall not exceed $10,000 total for each person, for a 24-month period following approval of his or her plan of studies. Existence of this program is dependent upon the availability of funding.

The Department of Labor (DOL) granted $2,100,000 in Job Training Partnership Act
(JTPA) funds from the Defense Conversion Act to the State of Colorado Governor's Job Training Office (GJTO) for retraining surplus Rocky Flats workers through December 31, 1997. These funds can only be used when individual employees have been targeted for layoffs. JTPA funds am used to retrain individuals already possessing minimum job skills.

Another alternative for separated employees is starting their own businesses using the Rocky Flats Local Impacts Initiative Entrepreneur Resource Program or by taking courses in operating small businesses from local community colleges.

A third alternative is payments for approved on-the-job training with a new employer subsidizing the worker's pay for his or her training period. This program shall have no more than a maximum of 10 participants at any given time. Appendix 6 details the Separated Employee Training program.

TRAINING FOR THE RETAINED WORK FORCE
------------------------------------

It is the goal of the contractor and DOE to provide training opportunities in order to help employees who are retained at Rocky Flats under the environmental management mission meet new mission requirements. As training needs become available from various line and support organizations, the current training programs and the necessity for new programs will be evaluated. Modifications to existing programs will be made to maintain up-to-date programs which meet emerging business needs.

REHIRING AT DOE FACILITIES AND THE RESUME NETWORK
--------------------------------------------------

DOE developed the Job Opportunity Bulletin Board System (JOBBS) to simplify implementation of hiring preference by eligible individuals, and by contractors and subcontractors. Those individuals who have applied for and have been determined to be eligible for the preference may have their resumes entered into JOBBS where they will be specifically identified as job seekers with a hiring preference.

Companies doing new hiring for DOE work should place job announcements into JOBBS. Contractors and designated subcontractors (those whose DOE contracts equal or exceed $500,000 in value) must first seek eligible workers from among individuals listed in JOBBS who are eligible for a hiring preference. All other subcontractors are encouraged to use JOBBS when hiring for DOE work.

Those individuals who do not want to enter their resumes into JOBBS are responsible for informing potential employers of their eligibility for a hiring preference. External hiring is considered only after specific criteria have been met. The hiring and job-posting procedures are available at the Career Assistance Centers, and at the Kaiser-Hill Team human resource departments.

Resume Network
--------------

Current legislation requires that defense nuclear facility employees who are involuntarily terminated be given preferential hiring consideration by other DOE facilities. In order to best facilitate a process by which resume and qualifications can be readily available to all contractors, a resume network system has been developed by DOE for those employees who request it.

The system provides the following services:

o    Resume distribution to Management and Operating and Integrating Contractors
o Opportunity announcements accessible to all separated or potentially separated workers
o Resume development support for matching surplus workers with known vacancies
o Matching separated or potentially separated workers with anticipated or existing vacancies
o    Removal of expired vacancies
o    Tracking and reporting of preferential hire opportunities

CAREER ASSISTANCE FOR PLACEMENT AT NON-DOE FACILITIES
-----------------------------------------------------

Career assistance will be provided to those employees whose positions are at risk, who have been deemed surplus, or who have voluntarily separated as described in this Plan. Counseling services for employees before and after separation and the use of community resources will be part of this assistance.

PREFERENTIAL TREATMENT OF DOE COMPLEX EMPLOYEES
-----------------------------------------------

Section 3161 provides that, to the extent practicable, employees whose employment at a defense nuclear facility has been involuntarily terminated receive hiring preference in filling vacancies in the work force of DOE and its contractors and subcontractors. DOE has determined that employees must be identified as having helped maintain the nation's nuclear deterrent during the Cold War in order to qualify for this hiring preference. The preference should be honored by all prime contractors, and by subcontractors whose contracts with DOE equal or exceed $500,000 in value.

DOE established the following criteria for determining eligibility for the hiring preference: the individual must be a former employee (1) who was involuntarily terminated (except if terminated for cause); (2) who meets the eligibility standards under the Section 3161 Job Attachment Test ; and (3) who is qualified for the job at the time the work is to begin. Where qualifications are approximately equal, eligible individuals will be given preference in hiring. However, the preference will be administered so that it is consistent with applicable law, regulation, or executive order, and collective bargaining agreements.

This hiring preference is applicable with respect to vacancies in employment at DOE facilities. However, no such vacancies occur when positions become available through an outsourcing action or follow-on contract. Current employees are first offered continued employment with the replacement contractor to avoid a layoff. Subsequently, the current employees pursue their personal options and then it becomes necessary to consider employment of non-employees of RFFO.

An individual's hiring preference continues until termination by the action (or inaction) of that individual. Initially, and on an annual basis thereafter, eligible individuals must certify their desire to retain their hiring preference.

Actions that will terminate an individual's hiring preference include: voluntary termination or termination for cause from a position that was obtained through the exercise of the preference, or failure to comply with the annual certification requirement.

Future Rocky Flats employment opportunities will require review of involuntarily separated workers within the DOE complex before a contractor considers hiring individuals not previously employed at Rocky Flats. Of such individuals, involuntarily separated Rocky Flats workers, who meet the requirements previously discussed, will be given first preference for future job openings at Rocky Flats. Currently, hourly contractor employees at Rocky Flats also have recall rights in accordance with the provisions in their collective bargaining agreements. Salaried employees do not have specific contractual recall rights.

Involuntarily separated employees from other DOE sites will also receive consideration after individuals involuntarily separated from employment at Rocky Flats, for P04itions for which they qualify. DOE has developed a resume network described in the "Resume Network" Section. Resumes of impacted workers willing to relocate from downsizing DOE defense nuclear facilities will be kept on file for 12 months. These resumes will be reviewed for potential candidates prior to considering candidates from any non-DOE complex source.

RFFO has completed a review of the Kaiser-Hill Team's implementation of preferential hiring prior to issuance of this draft Work Force Restructuring Plan. Reviews will continue to occur as needed in order to assure that the hiring processes conform to preferential hiring requirements.

STAKEHOLDER CONSULTATION
------------------------

Consultation With Outside Sources
---------------------------------

In compliance with Section 3161 of the National Defense Authorization Act for Fiscal Year 1993, a mechanism has been developed to use publicly funded consultation programs. Consultation with outside agencies is required to support the Plan.

Employee and Stakeholder Input and Review
-----------------------------------------

This Plan has been developed by RFFO with the input and review of a variety of stakeholders, including the Rocky Flats Local Impacts Initiative (RFLII) and labor organizations representing potentially affected employees.

Their activities are described below in the "Community Impact Assistance" Section. RFLII sponsored many meetings; some were designed to gather general input while others were to interface with, and gather input from, state and community agencies and local educational institutions. Meetings were also held on-site to gather input on the draft plan that was distributed to employees. A public comment period was conducted on the document.

Appendix 7 provides specific information concerning stakeholder comments and the types and numbers of public meetings held.

COMMUNITY IMPACT ASSISTANCE
---------------------------

Many businesses and local government service agencies could be significantly impacted by the work force restructuring at Rocky Flats. The community impact assistance described below is designed to offset the effects of work force restructuring Rocky Flats employees who are impacted by restructuring efforts are an important part of the picture.

Mitigate Economic Impact on Local Communities
---------------------------------------------

A goal of the Work Force Restructuring Plan is to minimize the economic impacts on local communities. Much of this will be accomplished by the programs and activities previously described. Allowing employees to leave voluntarily means that people who are best prepared for and desirous of other employment are those who leave. Many already have other employment opportunities available to them or currently operate small businesses they can expand. Most people in the aforementioned situations will remain in the area and will not tax the services of the community. Other efforts to minimize the impacts on surrounding communities are described below.

Rocky Flats Local Impacts Initiative (RFLII) Activities
-------------------------------------------------------

The RFLII is a coalition of local governments, workers, community-based and private sector interest groups, surrounding landowners and citizens working together to identify, assess and mitigate impacts resulting from the change of mission at Rocky Flats and to plan for its future. Membership is open to any individual or group.

RFLII also includes non-voting representatives from DOE, Kaiser-Hill, and other federal and state agencies and legislators who participate fully. Members participate through various committees and meet as a full group regularly to hear committee reports, exchange information, and discuss issues. The group was formed in 1991, is governed by a 19-member board under an intergovernmental agreement, and has a staff of four.

Community Transition
--------------------

Based on evaluation of past programs and the results of numerous studies including the efforts discussed above, RFLII has adopted a revised Community Transition Plan for 1997-98. Its work plan has the following long term goal and strategies:

Long Term Goal. Create new, permanent high-wage private sector jobs, especially in fields matching the skills of displaced Rocky Flats workers. This will be accomplished by strengthening and diversifying the local economy, helping companies in target growth sectors expand, assisting businesses started by Rocky Flats workers, and enhancing research, training, education, and technical assistance in target industry sectors through the following strategies:

Strategy 1. Strengthen the Manufacturing Base in the Denver metropolitan area, with special emphasis on advanced machining, advanced structural materials, telecommunications equipment, biomedical and electromedical equipment, advanced computer system hardware, and environmental technologies.

Strategy 2. Promote and Strengthen Colorado as a Center for Environmental Commerce, with special emphasis on professional services or consulting, recycling or waste management, pollution control and prevention, analytical laboratory or characterization .services, renewable energy technology, and environmental restoration; and achieving a high rate of ISO 14000 certification.

Strategy 3. Assist startup companies in target industries (see numbers 1 and 2 above), and companies started by Rocky Flats workers to succeed and expand.

Strategy 4. Assist Rocky Flats vendors and other area businesses who rely on defense-related contracts, to diversify and expand their markets. Promote utilization of local vendors by Rocky Flats, unless doing so would jeopardize other local jobs.

Strategy 5. Support existing small an medium size companies in the Denver metropolitan area and help them expand, especially through coordinated activities with area financial, economic development and business support entities.

Strategy 6. Promote and facilitate transfer of technologies to and from DOE and local companies, especially as they relate to Rocky Flats activities.

Based on an analysis of where displaced Rocky Flats workers reside, the following Colorado counties are included in the RFLII impact area: Adams, Arapahoe, Boulder, Clear Creek, Denver, Douglas, Gilpin, Jefferson, Larimer and Weld.

RFLII programs include an Entrepreneurial Resource Program assisting small and start-up businesses in targeted industries, or those started by Rocky Flats workers, with management assistance and information resources and the Equipment Transfer Program authorized by a Memorandum of Agreement enacted in July of 1996.

In addition, RFLII and RFFO are working with regulators and the private sector to continue the National Conversion Pilot Project at Rocky Flats. Begun by former Secretary O'Leary, the project tests the feasibility of converting four former defense production facilities, along with technology and personnel, to commercial use.

The second stage, cleanup of two of the buildings and refurbishing of equipment, was complete at the end of March 1997. A solicitation is scheduled to be issued in the fall of 1997. If the project proceeds to the manufacturing stage, one of its goals will be to employ former Rocky Flats workers.

MEASURING RESULTS
-----------------

An annual report will be provided setting out implementation of the Plan. The report will also reflect relevant changes in circumstances since the previous plan and an evaluation of the Plan's implementation during the previous year. A feedback program is being used to evaluate the restructuring program and to provide for Plan updates, as required by Section 3161 of the National Defense Authorization Act.

Rocky Flats maintains records that track employees' use of the various restructuring activities and the expenditures on those activities; e.g., how many accepted voluntary separation and what the costs were of these incentives; how many enrolled in retraining programs and what the costs of retraining were; how many were transferred to either new jobs within the DOE complex or to new jobs off-site and the costs of relocation; etc. The Plan update also reports on the completed actions and future plans of local community impact initiatives.

CONCLUSION
----------

This Plan is intended to be used as an umbrella for future work force restructuring activities. The Plan may be modified as needed, in accordance with departmental guidance on work force restructuring, as amended.

                                                                    APPENDIX 1

                       STANDARD AREA FULL-TIME EMPLOYMENT
                                  DEFINITIONS

                                             HOURS REQUIRED IN A YEAR
                                             TO MAINTAIN CONSTRUCTION
             LOCAL UNION                          WORKER BENEFITS
------------------------------------------------------------------------
Asbestos Workers, Local 28                          1,600 Hours
Boilermakers, Local 101                             1,000 Hours
Bricklayers, Local 7                                1,000 Hours
Carpenters District Council                         1,560 Hours
Carpenters , Local 1396                             1,560 Hours
Carpet & Resilient Tile, Local 419                  1,320 Hours
Cement Masons, Local 577                            1,440 Hours
Electricians, Local 68                              1,620 Hours
Operating Engineers, Local 9                        1,600 Hours
Glaziers, Local 930                                 1,600 Hours
Ironworkers, Local 24                               1,200 Hours
Laborers District Council                           1,440 Hours
Laborers, Local 720                                 1,440 Hours
Millwrights, Local 2834                             1,560 Hours
Painters & Drywall, Local 79                        1,440 Hours
Plumbers & Gas, Local 3                             1,500 Hours
Pipefitters, Local 208                              1,500 Hours
Roofers, Local 41                                   1,200 Hours
Sheet Metal, Local 9                                1,920 Hours
Sprinkler Fitters, Local 669                        1,700 Hours
Teamsters, Local 13                                 1,600 Hours

                                                                    APPENDIX 2

                      VOLUNTARY SEPARATION PAYMENT PROGRAM
                                 GUIDELINES AND

                           GENERAL RELEASE AND WAIVER

                                                                    APPENDIX 2

                   Rocky Flats Environmental Technology Site
                  Voluntary Separation Payment Program (VSPP)
                                   Guidelines

General
-------
A Voluntary Separation Payment Plan (VSPP) could be implemented for one or more reasons which include: budget reductions, outsourcing or privatization of a function or activity, building or function shutdown, or efficiencies gained through realignment of work process. When such actions result in a VSPP, the guidelines below will be followed. The guidelines have been established to accomplish work force restructuring activities under Section 3161 of the National Defense Authorization Act for Fiscal Year 1993. An employee voluntarily terminating his or her employment cannot become employed at the Rocky Flats Site by the Department of Energy or any other contractor or subcontractor for a period of one (1) year from the date of his or her separation unless the employee refunds a pro rata share of his or her separation payment to DOE. Only those employees who were hired on or before September 27,1991, will be eligible to participate in the VSPP.

o Voluntary Separation Program Benefits

  - VSPP payments will be based on continuous years of service since the last hire date with the current contractor, its predecessor or eligible subcontractor at the Rocky Flats Site (with the exception noted above) in accordance with the attached schedule.

  -  Medical may continue after separation as identified in Appendix 4.

  -  Separated employee training nay be provided as identified in Appendix 6.

  - Career Assistance services shall be provided on-site prior to separation and off-site after after separation.

o Eligibility for Voluntary Separation Payment Program

  - All integrating and eligible subcontractor personnel (as defined in the Work Force Planning Section of the Work Force Restructuring Plan 3) at the Rocky Flats Site are eligible for the voluntary separation package when offered by their employer.

  - Each application shall be screened by the integrating contractor or eligible subcontractor, using the following criteria to accept Or reject applicants:

     - Impact to a critical environmental safety and health mission supported by the applicant,

     - Impact to a critical safeguard and security mission supported by the applicant,

     - Creation of a condition which would require hiring off-site to backfill a resulting vacancy,

     -  Probability that the applicant will be involuntarily separated,

     - Probability that the voluntary separation by the applicant will save another worker from being involuntary separated.

o Voluntary Separation Payment Program Options

     - There are three VSPP options which may be used depending an the Site's circumstances.

        Under all options, eligible employees shall receive written descriptions of program elements, have an opportunity to apply for the VSPP and to rescind their decision within a specified time frame. Management will review the applications for impact, retention of critical skills and give approvals. The schedule details the VSPP percentage amounts.

                                                                      APPENDIX 2

VSPP Options
------------

 Targeted VSPP
 -------------
 When it has been determined that a particular department, job classification or employee group must downsize, the affected employees may be given an opportunity to be voluntarily separated. Once final approval has been given, the approved employees will separate on a specified date.

 Process
 -------
 Affected departments, job classifications and employee groups would be given written notice of work force restructuring. Included with this notice would be the forms required to apply for a VSPP. Information would also include the particulars (application and rescission time frame, available benefits, VSPP schedule, waiver, etc.).

 The worker would complete the appropriate paper work and return it to the designated department by the application due date. At the close of the due date, the worker would have a specified time in which to rescind his Or her decision in writing. Once the recision period expires, management will review the VSPP application for impact according to the criteria listed in the Eligibility for Voluntary Separation Payment Program section.

 Employees who are accepted for the VSPP will be notified by management and their separation date will occur on the designated departure date (unless there are special circumstances which require the worker to stay beyond the normal VSSP date).

Predetermined VSPP
------------------
 Unlike the goals of many other DOE sites, the Rocky Flats site goal is closure, and all employees will eventually be impacted by work form restructuring. Consequently, workers should plan their futures and careers with this in mind. With the implementation of the Ten Year Plan and the Rocky Flats Clean-up eat, the contractor will have a plan outlining the work force required to Complete the project. The plan also provides a completion schedule which can help determine when areas will require work force restructuring. The projectization concept of the Ten-Year Plan and the Rocky Flats Clean-Up Agreement establishes a manageable process by which workers can select a semi-annual VSPP date. This allows for maximum planning on both the workers' and management's parts.

 Under this option employees who apply and am selected to participate in the VSPP win terminate employment on a date sometime in the future (potentially 6 to 36 months away) based an the completion of their work assignment building closure, or project This would provide certainty to both the employee and the company as to a separation date. By participating in the VSPP, an employee will be agreeing to execute the General Release and Waiver and to terminate employment on the date set by the Kaiser-Hill Tom An employee will not be entitled to benefits under the VSPP if 1) he or she leaves earlier than the release date without the agreement of the Kaiser-Hill Team, 2) he or she is under a disciplinary suspension or subject to dismissal under the Kaiser-Hill Team Disciplinary Policy, 3) he or she refuses to execute the Waiver, or 4) he or she revokes agreement to the Waiver.

Large-scale VSPP
----------------
 If a large-scale VSPP is necessary, management will determine which company employee groups (salary exempt, salary non-exempt or hourly) shall be eligible for the VSPP. Once final approval has been given, the approved employees will separate on a specified date. This tool will continue to be used again if the Site is faced with significant budget reductions or closure requirements.

                                                                    APPENDIX 2

Process
-------

Company employee groups would would be given written notice of work force restructuring. Information with this notice would be the forms required to apply for a VSPP. Information would also include the particulars (application and rescission time frame, available benefits, VSPP schedule waiver etc.)

The worker would complete the appropriate paper work and, return it to the designated department by the application due date. At the close of the due date, the worker would have a specified time in which which to rescind his or bar decision in writing.

Once the recision period expires, management will review the VSPP applications for impact according to the criteria listed in the Eligibility for Voluntary Separation Payment Program section.

Employees who are accepted for he VSPP will be notified by management and their separation date will occur on the designated departure date (unless there are special circumstances which require the worker to stay beyond the normal VSPP date).

                                                                      APPENDIX 2

Voluntary Separation Payment Schedule Percentages

*Year of service                             Percent of Annual Base Pay
------------------------------------------------------------------------
      5                                                 24
      6                                                 26
      7                                                 28
      8                                                 30
      9                                                 32
      10                                                34
      11                                                36
      12                                                38
      13                                                40
      14                                                42
      15                                                44
      16                                                46
      17                                                48
      18                                                50
      19                                                52
      20                                                54
      21                                                56
      22                                                58
      23                                                60
      24                                                62
      25                                                64
      26                                                66
      27                                                68
      28                                                70
      29                                                72
      30                                                74
      31                                                76
      32                                                78
      33+                                               80

Employees hired after September 27, 1991, will not be eligible for the VSPP and are only eligible for benefits provided by their company's standard policies, access to Career Assistance Center services, and participation in the Displaced Workers Medical Benefits Program (if program eligibility requirements are met).

(*Continuous Rocky Flats service with current or predecessor contractor only.)

                                                                    APPENDIX 2


                      VOLUNTARY SEPARATION PAYMENT PROGRAM
                           GENERAL RELEASE AND WAIVER

This Voluntary Separation Payment Program, General Release and Waiver ("Agreement") is entered into by and between ________________ ("Employee") and Kaiser-Hill, L.L.C. and its prime subcontractors, DynCorp of Colorado, Rocky Mountain Remediation Services, Safe Sites of Colorado/LATA, and Wackenhut Security, Inc. ("Employer") as part of Employee's voluntary election to terminate employment with the Employer.

IN EXCHANGE FOR THE PROMISES SET FORTH BELOW, THE PARTIES AGREE AS FOLLOWS:

1. Employee voluntarily terminates his/her employment with the Employer effective ___________. Absent the express written authorization of the U. S. Department of Energy, Employee agree not to seek employment with or become employed at the Rocky Flats Environmental Technology Site by the Department of Energy or any other future or current contractor or subcontractor at the Site for a period of one year from the date of employee's separation. This includes but is not limited to temporary employment service contracts, general task order assignments, indefinite quality contracts, basic ordering agreements, and and consultant contracts. However, this does not preclude Employee from employment with a company which is Providing supplies, equipment, materials or commodities to the Site under a fixed-price contract or purchase order.

2. Employee agrees that the Employer has no obligation to reemploy Employee in the future, and Employee waives my recall, rehire, or rehire preference rights such as those that my arise under Section 3161 of the National defense Authorization Act for Fiscal Year 1993. Employee agrees to perform all steps required by Employee's policies and procedures at the separation of employment.

3. Except as set forth paragraph 4 below, Employee, on behalf of himself/herself and any person or entity entitled to sue on Employee's behalf, waives I releases Employer, its parents, subsidiaries, and affiliates, the Department of Energy, and its employees, officers, directors, shareholders, agents, and successors, from any causes of action or claims whether known or unknown, that arise out of the Employee's resignation and separation of employment with Employer and any causes of action or claims that arise out of Employee's employment with Employer, up to and including the date of Employee's resignation, under any federal, state or local law, including but not limited to the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act of 1990, Title VII of the 1964 Civil Rights Act, the Equal Pay Act, the Family and Medical Leave Act, the Employee Retirement Income Security Act, and the Americans with Disabilities Act, or any applicable state or local law. Employee will not assert any claim or cause of action released under this agreement in any administrative or judicial proceeding

4. HOWEVER, Employee does not waive:

    (i) any causes of action or claims that arise out of Employee's employment with Employer, up to and including the date of Employee's separation, that have been asserted in writing and filed with the appropriate agency or court prior to __________, 1997.

    (ii) any rights or claims that may arise after the date this Agreement is executed,

APPENDIX~ 2

(iii) any claims relating to pension or retiree health benefits that currently may be accrued under the Employer's standard retirement program,

iv)   any claims under any applicable state worker's compensation laws, or

(v) Any claims for occupational injuries or illnesses arising from Employee's employment with Employer that are not known or reasonably knowable by the Employee at the time of the execution of this Agreement.

5. In exchange for Employee's voluntary separation and execution of this Agreement, Employer Will give Employee the consideration and benefits outlined in the Rocky Flats Environmental Technology Site, Work Force Restructuring Plan Number Three, dated ____________.

6. If Employee becomes employed as prohibited in paragraph 1 or otherwise, violates any provision of this Agreement, then, in addition to any other remedies Employer has under this Agreement, Employer may require Employee to repay a prorata portion or all of the payments or other benefits under this Agreement, and Employee agrees to such payment.

7. Employee has been advised to consider this Agreement and to consult with an attorney of his/her choice, and Employee has had the opportunity to do so. Employee has had the right to consider this Agreement for a period of at least forty-five (45) days prior to entering into this Agreement and has done so, or has expressly requested that his/her application be granted prior to the expiration of the 45 days. Employee has the right to revoke this Agreement for a period of seven (7) days following execution of this Agreement by giving written notice to the Work Force Restructuring representative. If Employee revokes the Agreement, It shall not be effective and enforceable, and Employee will not receive any of the benefits described in paragraph 5. Employee has read and the terms and contents of this Agreement, and Employee freely, voluntarily, and without coercion enters into this Agreement and agrees to be bound by its terms.

8. This agreement constitutes the entire and agreement of Employee and Employer and can only be modified in writing agreed to by both parties.

9. Employee had access to all of the information required to be disclosed in these circumstances under the Age in Employment Act regarding who is covered by the Program, the eligibility factors, the time limits of the Program, the ages and job tides of everyone eligible for the Program, and the ages of ineligible employees in the same job or organizational unit.

                                                                    APPENDIX 2

PLEASE READ THIS AGREEMENT CAREFULLY. IT CONTAINS A RELEASE OF KNOWN AND UNKNOWN CLAIMS AS DESCRIBED IN PARAGRAPH 3, ABOVE, SUBJECT TO THE LIMITATIONS EXPRESSLY SET FORTH IN PARAGRAPH 4.

Agreed to:


--------------------------------------------------------
Employee Signature/Date


--------------------------------------------------------
Employer Signature/Date

                                                                    APPENDIX 3

                             DRAFT EMPLOYEE LETTERS

DRAFT
(TARGETED OR OUTSOURCING ACTIONS LETTER - OPTION 1)

Date

To: (EMPLOYEE)

From: (MANAGER)

Subject: NOTICE OF INVOLUNTARY SEPARATION AND VSPP OPTION - XXX-???-9X

This letter serves as notice that your organization will experience involuntary separations on or after (DATE-at least 52 days after the date of this notice). You may be one of the employees selected as a part of this action. If you are selected for involuntary separation, you will be notified of your selections no less than two weeks prior to the date of your involuntary separation.

Because you are now at risk of involuntary separation, you have three options available to you:

Option 1: You may choose not to take any action. If you are selected for involuntary separation you will remain an employee through your two week notification period. At the end of the notification period you will be terminated and receive your Involuntary Separation Program (ISP) severance payment and other ISP benefits.

If you are selected for the ISP, then during the period between (MONTH, DAY) and (MONTH, DAY, YEAR) you must report any full-time or part-time jobs obtained, or changes in address For any employment during this time you should review Policy HR 1.12, Conflict of Interest, available at do Offsite Career Assistance Center
(CAC). Should you begin full-time employment with another employer an or before (MONTH, DAY, YEAR) you must terminate your employment with (COMPANY), under this policy. Since this will constitute resignation to take another job, you will cease receiving a weekly paycheck and you will not receive separation pay or any separation benefits. If you do not secure other employment during this period, you will remain on the payroll through (MONTH,DAY YEAR). Your paycheck will be mailed to your home or bank each payday until that time. You will continue to earn Time Off With Pay (TOWP). Contributions will continue to be made to your Thrift Plan account during this time if you participate in that program. Your final weekly paycheck will include all money due to you for unused TOWP. The check for separation pay will be issued on or about (MONTH, DAY, YEAR).

Based an Section 3161 of the FY 1993 National Defense Authorization Act, involuntarily separated workers have certain rights. If you meet the eligibility requirements defined in the Work Force Restructuring Plan, you will be eligible for preferential hiring consideration at DOE defense nuclear facilities for future positions requiring the skill and expertise that you possess, should hiring become necessary. The attached packet of information contains a form entitled Preferential Hiring Form and a Resume Release Form. In order to maintain your hiring preference status please complete them and return them to Work Force Restructuring. We will need you to provide an up-to-date resume n a computer disc if you wish to be included in the DOE Job Opportunity Bulletin Board system. If you do not have a resume, the Offsite CAC will work with you to develop one that is effective. It is your responsibility to maintain your resume in current status.

Option 2: You are immediately eligible to apply for Voluntary Separation Payment Program (VSPP) benefits if you were hired on or before September 27, 1991. You may also be eligible if you had less than a 30-day period between employment with another DOE nuclear weapons facility and employment at the Rocky Flats Environmental Technology Site. If you were a corporate transfer from another DOE nuclear weapons facility you may receive some service credit. Contact your Human Resources department for further information on these Work Force Restructuring benefits. You may apply for the VSPP no later than (DATE). If you apply, you will have a 7-day period, during which you may rescind your decision. If you do not rescind and your application is accepted by management based on Work Force Restructuring Plan criteria, you will be required to terminate your employment
(DATE) unless your management approves an alternate date. With prior management approval, it may be possible to leave before the normal separation date or extend beyond it. If interested, discuss this issue with your manager or your Career Assistance Center (CAC) representative.

Attached is a VSPP Information Packet that includes information regarding application and recision periods, all necessary forms, and a comparison of ISP vs. VSPP benefits. Please review it carefully.

Option 3: YOU may terminate at any tune to accept other employment or for any other reason. If you separate prior to the separation date determined by your management, you will be considered a normal quit You will not receive your VSPP or involuntary separation monies nor any of the associated Work Force Restructuring benefit However, you am entitled to continue your medical coverage wider the Consolidated Omnibus Budget Reconciliation Act (COBRA) if you choose.

Please review your options carefully and consult with attorneys, accountants, or financial advisors as necessary. Direct any questions you have to (NAME), (PHONE NUMBER), in Work Force Restructuring. A final separation date will be provided to you once you have determined your choice of options.

If you require further information about your possible involuntary separation or associated benefits available to you, please contact (NAME), Work Force Restructuring, at (PHONE NUMBER)- We appreciate your past service and contributions the Site and regret this action may be necessary.

DRAFT
(SELECTED DEPARTURE DATES VSPP LETTER - OPTION 2)

DATE:

TO: (EMPLOYEE)

FROM: (MANAGER)

SUBJECT: FY9X WORK FORCE RESTRUCTURING-XXX-???-9X

I would like to personally notify you that the Department Of Energy announced to the Rocky Flats Environmental Technology Site (RFETS) a 120 Day Notice of additional work force restructuring on (MONTH, DAY, YEAR). The announcement indicated that up to (NUMBER) positions may be eliminated. Approval to offer a Voluntary Separation Payment Program (VSPP) was also recently received.

A VSPP is being opened effective (MONTH, DAY) for all active, full time employees at (COMPANY), RFETS who were hired on or before September 27, 1991. You may also be eligible if you had less than a 30-day employment with another DOE Nuclear Weapons facility and employment at the RFETS. If you were a corporate transfer from another DOE nuclear weapons facility you May receive some service credit. Contact your Human Resources department for further information on these Work Force Restructuring benefits.

Selections for a future involuntary layoff, if one is required and approved, will be determined by the Site's projected work requirements defined by the Site's work force analysis. The number of employees to be involuntarily laid off in order to attain the required reduction will be determined after the completion of the VSPP.

Attached is a description of the VSPP, a summarization of voluntary versus involuntary benefits a Payment Schedule, Application Form, commonly asked questions and answers to them, information regarding continuation of health benefits, and the General Release and Waiver Form which you will be required to execute on your application date. Your agreement to be bound by the General Release and Waiver Form is a DOE requirement for participation in this offering. Please review it carefully with your financial advisor and attorney prior to making your decision.

A major change has been implemented in this VSPP. It allows you to request a particular separation date as a part of your application process from among a number of predetermined future separation dates. Complete details are included in the attached materials.

To assure that you received the best possible information on the upcoming work force reduction we are taking the following actions. Managers were briefed the week of (MONTH, DAY) and given information top resent to their employees. Managers will hold "all-hands" meetings the week of (MONTH, DAY) to provide VSPP information and to let you know the impact on your organization. Crossroads articles and bulletin board postings will provide ongoing information. Also, the Work Force Restructuring Department will hold a series of employee meetings starting (MONTH, DAY) to give you an opportunity to ask questions you may have. A meeting schedule is attached. Informational briefings on the VSPP and available Career Assistance Center services have also been scheduled through the Career Assistance Center. The schedule of these briefings and the telephone numbers to call to make a reservation are enclosed. Please plan on attending to get all the information necessary to make an informed decision. You are urged to consult with a financial advisor and your attorney before applying for the VSPP.

The Onsite Career Assistance Center, Building T130J, is available to you to provide services which may make your decision more clear. It has listings of available jobs and continues to offer classes in interviewing techniques, job search skills, resume writing, and a series of specialty classes dealing with self esteem, and other work issues. Please call the center at extension 6050 for information or to arrange a meeting with an advisor if you desire.

VSPP SUMMARY

You are invited to review the enclosed information and decide if you would like to apply. The program will be open until (MONTH, DAY, YEAR) and you will have an opportunity to withdraw from the program during your 7 day recision period. All withdrawals from the program will be final. You will not be able to change your election before or after your recision period.

All active employees hired on or before September 27,1991 will be eligible to apply for this VSPP- Employees who had prior service within the DOE Complex with less than a 30-day break in employment may also be eligible. See your Human Resources representative. Corporate transfers from other DOE nuclear defense facilities may be given service credit. Employees eligible for retirement may apply for the VSPP and retire concurrently based on our standard retirement plan provisions. As in previous VSPPs, managers do have the authority to deny the VSPP applications of those employees whose skills and abilities am required to accomplish the Site mission.

Employees accepted for do VSPP will have a choice of a number of separation dates but may separate from employment with the Site no later than (MONTH, DAY, YEAR). Separation pay will be based on continuous Rocky Flats service from the latest him date with the Kaiser Kill Team, or its based on the attached schedule. Where an employee has separated from employment at the Site and been rehired, the latest date of employment will prevail. This separation payment is in lieu of any severance payment to which employees might have otherwise been entitled. Employees will receive separation pay in a lump sum approximately two weeks after their termination date.

BENEFITS HIGHLIGHTS

All salaried employees with four or more years of service who are currently enrolled in the Rocky Flats Thrift Plan would be fully vested. Employees have a variety of options available to them for these funds. Employees will be provided a notice explaining their rights to make tax free rollover of company or deferred funds. Other options include leaving the money in the Site Thrift Plan, or receiving a payout of all monies. Please consult with your financial advisor concerning the tax implications of your decision.

Employees who am eligible for and elect to take retirement will receive insurance benefits as a regular retiree. Employees who are not eligible for retirement benefits but who participate in the VSPP will be eligible for continuation of medical benefits after separation, as set forth in the attached guidelines.

Outplacement services will be provided by the Offsite Career Assistance Center 2420 West 26 Avenue Building D, Suite 110, Denver Co. 80211-5302. Their phone number is (303) 477-2036.

APPLICATION PROCESS

Employees electing to apply for the VSPP must complete the attached application, obtain their manager's signature and submit the application in person to your Human Resources department before close of business on (MONTH, DAY, YEAR). A receipt will be given for each application.

Application may be withdrawn only during the employee's recision period. All withdrawals will be final and must be submitted in person to your Human Resources Department.

Please be aware that per Department of Energy guidelines you will not be able to return to work at or in support of the Rocky Flats Technology Site with DOE or any other contractor or subcontractor for one year unless you pay back a prorata portion of the voluntary separation payment to DOE.

DRAFT

(LARGE-SCALE VSPP LETTER - OPTION 3)

DATE:

TO: (EMPLOYEE)
FROM: (MANAGER)

SUBJECT:  FY9X WORK FORCE REStRUCTURING-XXX-???-9X

I would like to personally notify you that the Department Of Energy announced to the Rocky Flats Environmental Technology Site a 120 Day Notice of additional work force restructuring on (MONTH, DAY, YEAR). The announcement indicated that up to (NUMBER) positions may be eliminated. Approval to offer a Voluntary Separation Payment Program (VSPP) was also recently received.

A Voluntary Separation Payment Program (VSPP) is being opened effective (MONTH,
DAY) for all active, full time employees at (COMPANY), Rocky Flats Environmental Technology Site (RFETS) hired on or before September 27,1991. You may also be eligible if You had less than a 30-day period between employment with another DOE nuclear weapons facility and employment at the RFETS. If you were a corporate transfer from another DOE nuclear weapons facility you may receive some service credit. Contact your Human Resources department for further information on these Work Force Restructuring benefits.

Selections for a future involuntary layoff, if one is required and approved, will be determined by the Site's projected work requirements defined in the work force analysis. The number of employees who might be involuntarily laid off in order to attain the required reduction will be determined after the completion of the VSPP.

Attached is a description of the VSPP, a summary of voluntary versus involuntary benefits, a Payment Schedule, Application Form, commonly asked questions and answers to them, information regarding continuation of health benefits, and the General Release and Waiver Form which you will be required to execute on your separation date. Your agreement to be bound by the General Release and Waiver Form is a DOE requirement for participation in this offering. Please review it carefully with your financial advisor and attorney prior to making your decision.

To assure that you receive the best possible information available on the upcoming work force reduction we are taking the following actions. Managers were briefed the week of (MONTH, DAY) and given information to present to their employees. Managers will hold "all-hands" meetings the we& of (MONTH, DAY) to provide VSPP information and to let you know the impact on your organization. Crossroads articles and bulletin board postings will provide ongoing information. Also, the Work Force Restructuring Department win hold a series of employee meetings starting (MONTH, DAY) to give you an opportunity to ask questions you may have. A meeting schedule is attached. Informational briefings on the VSPP and available Career Assistance Center services have been scheduled through the Career Assistance Center.

The schedule of these briefings and the telephone numbers to call to make a reservation are enclosed. Please plan on attending to get all the information, necessary to make an informed decision. You are urged to consult with a financial advisor and your attorney before applying for the VSPP. It is a very important life and career decision.

The Onsite Career Assistance Center, Building T130J, is also available to you to provide services which may make your decision more clear. It has listings of available jobs and continues to Offer classes in interviewing techniques, job search skills, resume writing, and a series of specialty classes dealing with self esteem, and other worker issues. Please call the center at extension 6050 for information or to arrange a meeting with an advisor if you desire.

VSPP SUMMARY

All active employees hired an or before September 27,1991 are eligible to apply for this VSPP. Employees who had prior service with the DOE Complex with less than a 30-day break in employment may also be eligible. See your Human Resources representative. Corporate transfers from other DOE nuclear defense facilities may be given service credit. Employees eligible for retirement may apply for the VSPP and retire concurrently based on our standard retirement plan provisions. Employees applying for this VSPP will receive the benefits described in the Rocky Flats Environmental Technology Site Work Force Restructuring Plan (WFRP) and summarized in the attached package of information. As in previous VSPPs, managers do have the authority to deny the VSPP applications of employees whose skills and abilities are required to accomplish the Site mission.

You are invited to review the enclosed information and decide if you would like to apply. The program will be open until (MONTH, DAY, YEAR) and you will have an opportunity to withdraw from the program during your 7-day recision period. All withdrawals from the program will be final. You will not be able to change your election before or after your recision period. With prior management approval it may be possible to leave before the normal separation due or extend beyond it. If interested, discuss this issue with your manager and/or your Career Assistance Center (CAC) representative.

Employees accepted for the VSPP will separate from employment with the Site no later than (MONTH, DAY, YEAR). Separation pay will be based on continuous Rocky Flats service from the latest hire date with the Kaiser-Hill Team, or us predecessors, based on the attached schedule. Where an employee has separated from employment at the Site and been rehired, the latest date of reemployment will prevail. This separation payment is in lieu of any severance payment to which employees might have otherwise been entitled. Employees will receive separation pay in a lump sum approximately two weeks after their separation date.

BENEFITS HIGHLIGHTS

All salaried employees with four or more years of service who are currently enrolled in the Rocky Flats Thrift Plan would be fully vested. Employees have a variety of options available to them for these funds. Employees will be provided with a notice explaining their rights to make tax free rollover of company or deferred funds. Other options include leaving the money in the funds in which it is invested or receiving a payout of all monies. Please consult with your financial advisor concerning the tax implications of your decision.

Employees who are eligible for and elect to take retirement will receive insurance benefits as a regular retiree. Employees who am not eligible for retirement benefits but participate in the VSPP will be eligible for continuation of medical benefits after separation, as set forth in the attached guidelines.

Outplacements services will be provided by The Offsite Career Assistance Center, 2420 West 26 Avenue Building D, Suite 110, Denver Co. 80211-5302. Their phone number is (303) 477-2036.


APPLICATION PROCESS

Employees electing to apply for the VSPP must complete the attached application, obtain their manager's signature and submit the application in person to their Human Resources department before close of business on (MONTH, DAY, YEAR). A receipt will be given for each application.

Applications may be withdrawn only during the employee's recision period. All withdrawals will be final and must be submitted in person to the employee's Human Resources department.

Please be aware that per Department of Energy guidelines, you will not be able to return to work at or in support of the Rocky Flats Environmental Technology Site with DOE or any other contractor or subcontractor for one year unless you pay back a prorata portion of the voluntary separation payment to DOE.

                                                                    APPENDIX 4

                      SEPARATED EMPLOYEE HEALTH INSURANCE
                                   GUIDELINES

                                                                    APPENDIX 4

                   Rocky Flats Environmental Technology Site
                 Separated Employee Health Insurance Guidelines

Kaiser-Hill Team employees voluntarily separated (who are not retiring) may be eligible for healthcare coverage continuation as follows:

MEDICAL BENEFITS
----------------
Separating employees have the following 3 options regarding medical benefits.

1. DOE Displaced Workers Health Benefit (DWHB) Program
------------------------------------------------------

o Provides the same medical coverage you were enrolled in while you were an active employee.

o Requires submission of the completed Continuation of Medical Coverage election/Enrollment form within 30 days of receiving such.

o Requires submission of monthly premium and Statement of Certification/Payment Coupon.

o First Twelve Months: Employee pays the active employee premium rate during the first year following termination of employment. Rates are subject to change annually beginning January 1. Employee premiums along with the Statement of Certification/Payment coupon, are to be submitted monthly by personal check to Mutual of Omaha. Employees will be sent invoices by Mutual of Omaha. The effective date for extended benefits coverage under DWHB will be the first day of the month following termination.

o Second Twelve Months: Employee pays half of the Consolidated Omnibus Budget Reconciliation Act (COBRA) rate the second year (13th mouth through 24th month, following termination of employment). The COBRA rate is 102 percent of the total premium cost of the plan (including employer and employee shares). COBRA rates are reviewed and revised each calendar year.

o Twenty-Fifth Month and After: Employee pays full COBRA rate during the third and subsequent years (starting the 25th month following termination of employment). COBRA rates are reviewed and revised each year.

If the separated employee's premiums and Statement of Certification/Payment Coupon are not received by Mutual of Omaha by their due dates, coverage will terminate effective to the last premium payment period and cannot later be reinstated.

Coordination of benefits does not apply since employees and their dependents are not eligible for extended medical coverage under DWHB if they are, or become, eligible for group coverage elsewhere (Including through Medicare).

You and your dependents at no longer eligible for extended medical coverage under DWHB when you become eligible for group medical benefits from another plan. However coverage under DWHB can continue during a required waiting period (if applicable) for now coverage to begin since you are not yet eligible for benefits from another plan. For example, if you take a new job that offers medical benefits that become effective 30 days after your new job begins, you can continue your DWHB medical coverage during the 30-day wait.

                                                                      APPENDIX 4

If you are eligible for group coverage from another employer, but that employees coverage contains a pre-existing condition limitation or exclusion, you will continue to receive coverage for the pre-existing condition under the extended medical coverage under DWHB until the preexisting condition limitation or exclusion period is satisfied. Claims should be filed with the other employer's insurance plan first. Then an Explanation of Benefits from the other employer's plan (showing the benefits coverage limitation or exclusion for the preexisting condition) should be filed with your medical carrier.

Eligible participants include only those dependents who were covered under your medical plan immediately prior to termination of active employee coverage. Dependents can be covered without the employee being covered, if the dependent is not eligible for coverage under another plan. For example, if a terminating employee is age 65 (or older) and eligible for Medicare (and therefore not eligible for extended medical coverage und DWHB) and the employee has a spouse who is age 62 (who is not eligible for coverage under another employer or through Medicare), then only the spouse is eligible for coverage under DWHB and the single person rate would be applied.

You can add or delete dependents to your extended medical coverage under DWHB with a "qualifying event" provided you notify Mutual of Omaha of your qualifying event/request for change no more that 31 days after the qualifying event occurs. Informmation about typical qualifying events is contained in the Rocky Flats Technology Site (RFETS) Summary Plan Description.

Dependents who experience loss of eligibility for extended medical beneft coverage under DWHB due to a "subsequent qualifying event" (divorce, death of spouse, children no longer meeting the eligibility provisions of the plan) are eligible to continue extended medical benefits coverage under COBRA for a maximum of 36 months from the loss of active employee coverage/termination of employment provided all of the following are met: (1) they were covered by the medical benefits plan immediately prior to termination of active employee coverage, (2) they were continuously covered und extended medical coverap under DWHB, (3) the subsequent event occurred no more than 18 months from the loss of active employee coverage/termination of employment, and (4) they provide Mutual of Omaha formal notification of the qualifying event/request for change no more than 60 days after the occurrence of the subsequent qualifying event.

2. Normal COBRA Benefits
   ---------------------

 . COBRA continuation coverage must be elected no more than 60 days after termination of employment. Enrollment will be in the same medical choice in which you were enrolled just prior to separation from employment with the Kaiser-Hill Team. The effective date of continuation of coverage will be the date following the last pay period after separation (which is the date that insurance coverage as an active employee terminates).

 . The separated employee pays full COBRA rate monthly. Employees will be sent invoices by Mutual of Omaha.

 . If coverage is not elected within 60 days after termination of employment, and/or applicable premiums are not received by their due dates, coverage will terminate effiective at the end of the last premium payment period and cannot later be reinstated.

 . When continuing medical coverage through COBRA, you may add or delete dependents only upon the occurrence of a "qualifying event." You may change your coverage option to become effective at the beginning of the next calendar year.

                                                                    APPENDIX 4

o COBRA rates are reviewed and revised each calendar year.

3. No Coverage
--------------

o Coverage terminates for claims incurred after termination (as of the last date of the pay period) without continued participation by payment of employee premiums under extended medical coverage under DWHB or by electing normal COBRA benefits.

DENTAL BENEFITS
---------------

Normal COBRA Benefits
---------------------

o Dental coverage my only be continued by electing COBRA continuation coverage for dental benefits no more than 60 days after termination of employment. Enrollment will be in the same dental plan which you were enrolled just prior to separation from RFETS. The effective date of COBRA continuation coverage will be the date following the last pay period after separation (which is the date that insurance coverage as an active employee terminates).

o The separated employee pays the full COBRA rate for dental coverage monthly by personal check. Employees will be sent invoices by Mutual of Omaha, (Note: full, monthly premium payment will be required rather than a pro-rata amount for mid-month effective dates). Up to 18 months coverage is available as long as premium payments continue to be made to Mutual of Omaha.

o If coverage is not elected within 60 days after termination of employment and/or premiums are not received by their due dates, coverage will terminate effective at the end of the last premiums payment period and cannot later be reinstated.

o When continuing dental coverage through COBRA, you may add or delete dependents only upon the occurrence of a "qualifying event." Further information about COBRA is contained in the RFETS Summary Plan Descriptions.

o COBRA rates are reviewed and revised each calendar year.

"Dual Couples" (Both Spouses Work for the Kaiser-Hill Team)
-----------------------------------------------------------

Loss of your employment or your spouse's employment is considered a "qualifying event" for adding or deleting dependents from coverage. Therefore, an employee who, separates from the Kaiser-Hill Team, whose spouse also works for the Kaiser-Hill Team and is eligible for coverage, can be covered by their actively employed Kaiser-Hill Team spouse. The active employee will need to contact Benefits Administration at Building 452 or by telephoning 966-2856 to obtain the necessary forms to add dependents (children and/or spouse). coverage must be elected within 31 days of the "qualifying event" in which case the coverage will be effective on the day immediately following the pay period in which the employee separates from RFETS.

                                                                    APPENDIX 5

                             RELOCATION GUIDELINES

                                                                    APPENDIX 5

                   Rocky Flats Environmental Technology Site

                             Relocation Guidelines

Eligible involuntarily separated employees, as defined in the Work Force Planning Section of the Work Force Restructuring Plan 3, who move 50 miles or more from the Site and their current residence to accept employment within the DOE Complex may receive a maximum $4,000 reimbursement. This reimbursement only covers documented actual allowable relocation expenses incurred within 12 months from the date of separation. Only expenses or receipts from established businesses will be accepted.

Eligibility Requirements for Separated Employees:
-------------------------------------------------
o  Must have a confirmed full time job and start date before moving.

o The new employer does not provide moving expense reimbursement in the normal course of business.

o If starting their own business, must have a business license established prior to moving, and other documentation as required.

o  Must be employed by new company for a minimum of two weeks.

o Receipts must reflect that the move occurred either after their start date or within 14 calendar days prior to their start date.

o Employees traveling a minimum of 350 miles per day and not less than 150 miles on the last day may be eligible for meals and lodging en route.

o Employees moving a minimum of 100 miles from the Rocky Flats Site AND their current residence may be eligible for temporary living expenses at their destination.

o Employees who resign from the company under normal separation policies (other than this Involuntary Separation Program) are not eligible for relocation benefits.

Reimbursable Relocation Expenses
--------------------------------

o Mileage or towing charges for one (1) vehicle for individuals with single status and two (2) vehicles for individuals with family status. Direct mileage will be determined by the Rand McNally Guide.

o The cost of packing, unpacking, and transportation of household goods and personal effects, not to exceed 15,000 lbs., plus up to 30 days of storage at an established storage business at your destination.

o Receipts are required from an established business for reimbursement of labor charges and moving supplies.

o Up to five (5) days of temporary living expenses at your destination (meals and lodging at an established business).

Taxes
-----

Changes in the tax law, effective January 1, 1994, make some relocation reimbursements taxable income. Taxes will be withheld on these amounts at the rate of 40.65% (Federal Income Tax 28%, Colorado State Income Tax 5%, FICA 6.20% and Medicare 1.45%). Consult your tax advisor.

NOTE: THE WORK FORCE RESTRUCTURING RELOCATION GUIDELINES FURTHER DETAIL THIS PROGRAM. THEY ARE AVAILABLE AT THE ON-SITE CAREER ASSISTANCE CENTER

                                                                    APPENDIX 6

                     SEPARATED EMPLOYEE TRAINING GUIDELINES

                                                                    APPENDIX 6

                   Rocky Flats Environmental Technology Site
                     Separated Employee Training Guidelines

Education Assistance
--------------------

The education assistance training program helps voluntary and involuntarily separated employees prepare for positions that are available in the Denver Denver and Metropolitan Areas. Extension Of education assistance for 36 months past the separation date continues to be approved for those who are involuntarily or voluntarily separated to help in their training needs. Separated employees must apply for this benefit during the 12 months following their separation. This program ends when the employee meets the $10,000 maximum over a 24-month period or when his or her plan of study is completed, whichever comes first. The funding for this program continues to be dependent upon budget availability.

Self-Employment
---------------

Another alternative for separated employees is starting their own business using the Rocky Flats Local Impacts Initiative Entrepreneur Resource Program or by taking courses in operating small businesses from local community colleges. These courses help prepare them to either begin their own business or buy an existing business. The Small Business Administration has supported these efforts by providing information and, where possible, financial support. Educational advise on curriculum availability, educational program costs, and credit transferability will be provided by the educational institution representatives. These representatives will help to develop an appropriate individual plan of studies.

Outplacement Apprenticeship Program
-----------------------------------

A third alternative is subsidizing the worker's pay for his or her training period to pay for approved on-the-job training with a new employer. This training period will not exceed one year and a maximum of one-third (up to $4.00 per hour) of his or her pay with do new employer. This program shall have no more than a maximum of 10 participants at any given time.

                                                                    APPENDIX 7

                    STAKEHOLDER COMMENTS AND PUBLIC MEETINGS

COMMENT PERIOD
--------------

A public comment period was opened and advertised December 6,1996 through January 10, 1997.

BRIEFINGS AND INFORMATIONAL MEETINGS
------------------------------------
December 10, 1996        Briefing to the Rocky Flats Local Impacts
                         Initiative Worker Impacts Committee.
                         Sponsored by DOE

December 11, 1996        Employee informational meeting held on-site.
                         Sponsored by DOE.

December 12, 1996        Employee informational meeting held on-site.
                         Sponsored by DOE.

December 16, 1996        Two Employee informational meetings held on-site site.
                         Sponsored by DOE.

December 17, 1996        Employee informational meeting held on-site.
                         Sponsored by DOE.

December 18, 1996        Employee informational meeting held on-site.
                         Sponsored by DOE.

December 18, 1996        Briefing to Congressman David Skaggs' Office.

SUMMARY OF STAKEHOLDER COMMENTS
-------------------------------

  # COMMENTS             SUBJECT
  ----------             -------
       55                VSPP PAYMENT SCHEDULE - All 55 comments
                         requested that no reduction be made in the VSPP payment schedule.

       31                ELIGIBILITY FOR SECTION 3161 BENEFITS -
                         The majority of the comments requested that individuals hired after September 27, 1991, continue to be eligible for all Section 3161 benefits.

       29                CREDITING SERVICE FROM OTHER DOE
                         DEFENSE NUCLEAR FACILITIES All 29 comments requested that prior service at other
                         DOE Defense Nuclear Facilities be recognized for the purpose of eligibility for Section 3161 benefits.

       17 RELOCATION ASSISTANCE - The comments requested that both voluntarily and involuntarily employees be eligible for relocation assistance as allowed in to approved 1995 Work Force Restructuring Plan.

Rocky Flats Closure Contract No. DE-AC34-00RF01904


                             PART I - THE SCHEDULE

                                   SECTION D

                             PACKAGING AND MARKING


                                Table of Contents

Section Number            Clause Title

D.1                       PACKAGING

D.2                       MARKING

Rocky Flats Closure Contract No. DE-AC34-00RF01904

                                    SECTION D

                              PACKAGING AND MARKING


D.1     PACKAGING

        Preservation, packaging, and packing for shipment or mailing of all work delivered hereunder shall be in accordance with good commercial practice and adequate to insure acceptance by common carrier and safe transportation at the most economical rate(s).


D.2     MARKING

        Each package, report or other deliverable shall be accompanied by a letter or other document which:

(a) Identifies the contract by number under which the item is being delivered.

(b) Identifies the deliverable Item Number or Report Requirement that requires the delivered item(s).

Rocky Flats Closure Contract No. DE-AC34-00RF01904



                      This page intentionally left blank.

Rocky Flats Closure Contract No. DE-AC34-00RF01904

                             PART I - THE SCHEDULE

                                   SECTION E

                           INSPECTION AND ACCEPTANCE


                               Table of Contents

Section Number                 Clause Title

E.1                            INSPECTION OF SERVICES - COST REIMBURSEMENT (APR
                               1984) FAR 52.246-05


E.2                            ACCEPTANCE


E.3                            INSPECTION


E.4                            CONTRACTOR QUALITY CONTROL


E.5                            GOVERNMENT QUALITY ASSURANCE


E.6                            TECHNICAL EXHIBITS
                               GOVERNMENT QUALITY ASSURANCE/SURVEILLANCE PLAN

Rocky Flats Closure Contract No. DE-AC34-00RF01904

                                   SECTION E

                           INSPECTION AND ACCEPTANCE


E.1      FAR 52.246-05 INSPECTION OF SERVICES - COST-REIMBURSEMENT
         (APR 1984)

E.1.1 Definitions. "Services," as used in this clause, includes services performed, workmanship, and material furnished or used in performing services.

E.1.2 The Contractor shall provide and maintain an inspection system acceptable to the Government covering the services under this contract. Complete records of all inspection work performed by the Contractor shall be maintained and made available to the Government during contract performance and for as long afterwards as the contract requires.

E.1.3 The Government has the right to inspect and test all services called for by the contract, to the extent practicable at all places and times during the term of the contract. The Government shall perform inspections and tests in a manner that will not unduly delay the work.

E.1.4 If any of the services performed do not conform to contract requirements, the Government may require the Contractor to perform the services again in conformity with contract requirements for no additional fee. When the defects in services cannot be corrected by re-performance, the Government may (1) require the Contractor to take necessary action to ensure that future performance conforms to contract requirements, and (2) reduce any fee payable under the contract to reflect the reduced value of the services performed.

E.1.5 If the Contractor fails to promptly perform the services again or take the action necessary to ensure future performance in conformity with contract requirements, the Government may (1) by contract or otherwise, perform the services and reduce any fee payable by an amount that is equitable under the circumstances, or (2) terminate the contract for default.


E.2      ACCEPTANCE

         Acceptance of all work and effort under this contract (including "Reporting Requirements," if any) shall be accomplished by the Contracting Officer, or any duly designated representative.


E.3      INSPECTION

         Inspection of all items under this contract shall be accomplished by the DOE Contracting Officer's Representative (COR) or any other duly authorized Government representative in accordance with Sections H and I of this contract.


E.4      CONTRACTOR QUALITY CONTROL

         In accordance with the "FAR 52.246-05, INSPECTION OF SERVICES - COST REIMBURSEMENT" Clause, the Contractor shall establish and maintain an inspection system acceptable to the Government, to assure the requirements of the contract are provided as specified. This system shall:

         (1) Identify deficiencies in the quality of services performed throughout the entire scope of the contract and implement timely corrective action before the level of performance becomes unsatisfactory.
         (2)      Be implemented on the contract start date.

Rocky Flats Closure Contract No. DE-AC34-00RF01904

E.5      GOVERNMENT QUALITY ASSURANCE/SURVEILLANCE PLAN

(a) The Government Quality Assurance/Surveillance Plan identifies specific services from the Statement of Work for which compliance with the identified standards is required. The Surveillance Plan identifies standards by which the Contractor is expected to perform in a continuous satisfactory manner. The Contracting Officer may impose a Category 3 fee adjustment in accordance with section B.6 of this contract if the Contractor fails to correct DOE identified non-compliance with the Standard in the timeframe specified by the Contracting Officer, or if there are three non-compliance activities with a specific standard within any given quarter. The Contractor shall not be relieved of full performance of the services hereunder and may be terminated for default based upon inadequate performance of services, even if a penalty has been imposed.

(b) The services rendered under this contract are subject to Government inspection both during the Contractor's operations and after completion of the tasks. After each inspection, the Contractor will be advised of any unsatisfactory condition(s) for which they are responsible. The Contractor shall correct such deficiencies promptly and, by written report to the Contracting Officer, shall address corrective/preventive actions taken.

Rocky Flats Closure Contract No. DE-AC34-00RF01904

                               TECHNICAL EXHIBIT

                 GOVERNMENT QUALITY ASSURANCE/SURVEILLANCE PLAN

---------------------------------------------------------------------------------------------------
         REQUIRED SERVICE          SOW REF. NO.            STANDARD           SURVEILLANCE METHOD
---------------------------------------------------------------------------------------------------
SNM Shipments                     Sec. I, A. & B. o   All SNM shipped        Periodic
                                                      in a DOE approved      assessments, monthly
                                                      shipping container     observations, and
                                                  o   All DOT                assessment of each
                                                      requirements           shipping manifest
                                                      satisfactorily met.
                                                  o   All requirements of
                                                      DOE Orders 5610.12,
                                                      5610.14 and 460.1A
                                                      satisfactorily met.
---------------------------------------------------------------------------------------------------
Waste Shipments                   Sec. III, A-F   o   All wastes             Periodic
                                                      shipped in either DOE  assessments, monthly
                                                      or DOT approved        observations, and
                                                      shipping containers    assessment of each
                                                  o   All DOT                shipping manifest
                                                      requirements
                                                      satisfactorily met.
                                                  o   Requirements of DOE
                                                      Order 435.1
                                                      satisfactorily met.
                                                  o   All disposal site
                                                      waste acceptance
                                                      criteria
                                                      satisfactorily met.
---------------------------------------------------------------------------------------------------
SNM Building Deactivation         Sec, II, A      Safe and Stable condition  Periodic assessments
                                                  according to the Project   and monthly
                                                  Execution Plan (PEP)       observations
                                                  where vaults are empty,
                                                  residues and all SNM is
                                                  removed, MAA is closed,
                                                  chemicals and excess
                                                  equipment is removed and
                                                  process systems are
                                                  drained of SNM solutions.
---------------------------------------------------------------------------------------------------
Facility Decommissioning          Sec, II, A      All end state              Periodic assessments
                                                  requirements of the        and monthly
                                                  approved DOP have been     observations
                                                  met. Holdup has been
                                                  reduced to a specified
                                                  manageable level,
                                                  equipment and gloveboxes
                                                  have been removed and
                                                  packaged for disposal and
                                                  the

Rocky Flats Closure Contract No. DE-AC34-00RF01904

                                                  facility has been
                                                  decontaminated and
                                                  determined to be at the
                                                  required specified level.
---------------------------------------------------------------------------------------------------
Facility Demolition               Sec, II. A      All end state criteria of  Periodic assessments
                                                  the approved DOP have      and monthly
                                                  been met including         observations
                                                  disposition of building
                                                  rubble, and protection of
                                                  any known areas of
                                                  contamination.
---------------------------------------------------------------------------------------------------
Safeguard and Security Program    Sec, V, C.      All requirements of the    Periodic Surveys,
o        Program Management, SSSP                 following DOE Orders are   periodic
o        Personnel Security                       satisfactorily met: DOE    assessments, and
o        Protection Operations                    Orders 470.1, 470.2,       monthly
o        Materials Control and                    471.1, 471.2A, 472.1B,     observations
         Accountability                           473.2-1, 474.1-2,
o        Information Security                     5632.1C, 5639.8A
---------------------------------------------------------------------------------------------------
Fire Protection                   Sec. V, P       All requirements of DOE    Periodic assessments
                                                  Order 420.1and the and
                                                  monthly National Fire
                                                  Protection observations
                                                  Association Standards
                                                  satisfactorily met.
---------------------------------------------------------------------------------------------------
Occupational Safety               Sec. V, O       All requirements in DOE    Periodic assessments
                                                  Orders 420.1, 440.1A and
                                                  and monthly the
                                                  Occupational Health
                                                  observations and Safety
                                                  requirements
                                                  satisfactorily met.
---------------------------------------------------------------------------------------------------
Nuclear Criticality Safety        Sec. V. M       All requirements of DOE    Periodic assessments
                                                  Order 420.1 and ANSI/ANS8  and monthly
                                                  satisfactorily met.        observations
---------------------------------------------------------------------------------------------------
Radiological Protection           Sec. V, T       All requirements of 10     Periodic assessments
                                                  CFR 835 satisfactorily     and monthly
                                                  met.                       observations
---------------------------------------------------------------------------------------------------
Nuclear Safety                    Sec. V, N       All requirements of  DOE   Periodic assessments
                                                  Orders 420.1, 425.1, and
                                                  monthly 5480.21, 5480.22,
                                                  and observations 5480.23
                                                  satisfactorily met.
---------------------------------------------------------------------------------------------------
Environmental Monitoring          Sec. V, A       All requirements of        Periodic assessments
                                                  Resource Conservation and  and monthly
                                                  Recovery Act (RCRA); the   observations
                                                  Comprehensive
                                                  Environmental


Rocky Flats Closure Contract No. DE-AC34-00RF01904

                                                  Response,
                                                  Compensation, and
                                                  Liability Act (CERCLA);
                                                  the Clean Air Act; the
                                                  Clean Water Act; the
                                                  Colorado Water Quality
                                                  Control Commission
                                                  (CWQCC) standards;
                                                  natural resource
                                                  management regulations,
                                                  and RFCA satisfactorily
                                                  met.
---------------------------------------------------------------------------------------------------
Environmental Remediation         Section IV,A    All requirements of        Periodic assessments
                                                  Resource Conservation and  and monthly
                                                  Recovery Act (RCRA); the   observations
                                                  Comprehensive
                                                  Environmental Response,
                                                  Compensation, and
                                                  Liability Act (CERCLA);
                                                  the Clean Air Act; the
                                                  Clean Water Act; the
                                                  Colorado Water Quality
                                                  Control Commission
                                                  (CWQCC) standards;
                                                  natural resource
                                                  management regulations,
                                                  and RFCA satisfactorily
                                                  met.
---------------------------------------------------------------------------------------------------

Rocky Flats Closure Contract No. DE-AC34-00RF01904


                              PART I- THE SCHEDULE

                                   SECTION F

                                 DELIVERIES OR

                                  PERFORMANCE

                               Table of Contents

Section Number           Clause Title
F.1                      PRINCIPAL PLACE OF PERFORMANCE

F.2                      DELIVERY

F.3                      PROJECT COMPLETION




                               Section F - Page 1

Rocky Flats Closure Contract No. DE-AC34-00RF01904

                                   SECTION F

                           DELIVERIES OR PERFORMANCE

F.1   PRINCIPAL PLACE OF PERFORMANCE

      The principal place of performance of this contract shall be within the site outlines of the Rocky Flats Environmental Technology Site, near Golden, Colorado, and such other facilities as may be leased or acquired from time to time. All deliverable items shall be delivered to the Contracting Officer or designee, unless otherwise specified.

F.2   DELIVERY

(a) Performance will commence with the effective date of this contract on February 1, 2000. The target date for physical completion of the contract is December 15, 2006.

(b) "Physical completion of the contract" as that term is used in Clause I.23, Incentive Fee, is defined in Clause C. 1.2.

F.3   PROJECT COMPLETION

(a)   Release of Withholdings. When the Contractor completes elements (1), (2),
      (3) and (4) of physical completion as defined in Clause C. 1.2, the Contracting Officer will project the Contractors expected fee earnings and release withheld fees accordingly, but will retain a withholding of at least $5,000,000 until physical completion as defined in Clause C. 1.2. The release of withholdings by the Contracting Officer, at this point, does not change the conditional nature of these fee payments. For remaining conditional incentive fee payments, the Contracting Officer will continue to withhold fees in accordance with Clause B.6.

(b) Declaration of Physical Completion. Upon physical completion of contract as set forth in Clause C. 1.2, the Contractor may prepare a letter declaring that the Rocky Flats Closure Project has been physically completed. If the Contractor submits such a letter, the Government will have one business day to decide whether the Contractor's declaration is reasonable, after which the Government will, within ninety (90) calendar days accept the project as complete or provide the Contractor with a final definitive punch list of material deficiencies which preclude the Government from accepting the physical completion of the contract. During the acceptance period, the actual completion date shall be suspended and fixed as of the date Contractor declares project completion. The Contractor shall complete the identified deficiencies, the costs of which shall be considered unallowable, during the nine (9) months immediately succeeding the receipt of the Government's notification. During this period, the actual completion date shall remain fixed while the Contractor completes the remaining open deficiencies.

      Upon completion of punch list material deficiencies, the Contractor will submit a Final Declaration Letter for physical completion of the contract. The Contractor's final Declaration Letter and the Contractor's responsibility for completion of any material deficiencies shall be limited only to completion of the Government's final definitive punch list of material deficiencies established above, inasmuch as all other work was previously accepted by the Government. In the event the Government determines that a portion of its final punch list of material deficiencies is not completed, the Contractor will be notified accordingly within thirty (30) calendar days of receipt of the Contractor's Final Declaration Letter. These costs shall also be considered unallowable. In this event, and for any future incomplete final punch list work identified by the Government, the Contractor shall proceed diligently with the completion of the work and, upon completion, all withholding shall be released to the Contractor except the required retainage amount set forth by Clause I.23.


                               Section F - Page 2

Rocky Flats Closure Contract No. DE-AC34-00RF01904

(c)   Withheld Fee Funding and Payment.

      (1) The Contractor will request a reserve of appropriate budget ninety
          (90) days prior to the start of the next fiscal year or, alternatively, the Contracting Officer will confirm in writing to the Contractor that sufficient funds am available in the current fiscal year to fund all or a portion of the Contractor's withheld fee. Withheld fee shall be paid to the Contractor in the next quarter subject to the provisions of (a) above.

      (2) Upon Government acceptance of physical completion of the contact, all remaining withholdings shall be paid to the Contractor within thirty
          (30) calendar days of receipt of the Contractor's invoice.

(d) Upon full acceptance of physical completion of the contract the Government will pay the Contractor as set forth by Clauses F. 3(c) and B.7.

(e) Contract Close-out. After the Contractor's declaration of physical completion of the contract, the Government and Contractor shall establish a separate plan including budget and schedule for close-out of the contract. The Contract Close-out Plan will include all remaining administrative matters necessary to close out the contract, including but not limited to, resolution of remaining and open litigation, audit of indirect costs, remaining records disposition required by the Government ongoing monitoring and stewardship costs or any other activities required by Clause I.22, Allowable Cost and Payment, to close-out the contract. As set forth in Clause B.8, the cost, schedule and budget established for contract close out activities shall not be included in Target Cost or Target Schedule.

                               Section F - Page 3

Rocky Flats Closure Contract No. DE-AC34-00RF01904


                      This page intentionally left blank.


                               Section F - Page 4

Rocky Flats Closure Contract No. DE-AC34-OORF01904

                                   SECTION J

                                 ATTACHMENT A

                            PERFORMANCE GUARANTEES

Rocky Flats Closure Contract No. DE-AC34-OORF01904

                             PERFORMANCE AGREEMENT
                             ---------------------

    For value received, and in consideration of, and in order to induce the United States (the Government) to enter into Contract DE-AC34-OORF01904 for the Rocky Flats Closure Contract, (the Contract) dated, 1/24/00 by and between the Government and Kaiser-Hill Company, L.L.C. (Contractor), the undersigned, Kaiser Group International, Inc. (Guarantor), a corporation incorporated in the State of Delaware, with its principal place of business at: 9300 Lee Highway, Fairfax, Virginia, hereby unconditionally guarantees to the Government (a) The full and prompt payment and performance of all obligations, accrued and executory, which Contractor presently or hereafter may have to the Government under the Contract, and (b) the full and prompt payment and performance by Contractor of all other obligations and liabilities or the Contractor to the Government, fixed or contingent, due or to become due, direct or indirect, now existing or hereafter and howsoever arising or incurred under the Contract, and Guarantor further agrees to indemnify the Government against any losses the Government may sustain and expenses it may incur as a result of the enforcement by the Government of any of its rights and remedies under the Contract, in the event of a default by Contractor thereunder, and/or as a result of the enforcement by the Government of any of its rights against Guarantor hereunder.

    Guarantor has read and consents to the signing of the Contract. Guarantor further agrees that Contractor shall have the full right, without any notice to or consent from Guarantor, to make any and all modifications or amendments to the Contract without affecting, impairing, or discharging, in whole or in part, the liability of Guarantor hereunder.

    Guarantor hereby expressly waives all rights and defenses which might constitute a legal or equitable discharge of a surety or guarantor. and agrees that this Performance Guarantee Agreement shall be valid and unconditionally binding upon Guarantor regardless of (i) any acquisition, (ii) the reorganization, merger, or consolidation of Contractor into or with another entity corporate or otherwise, or the liquidation or dissolution of Contractor, or the sale or other disposition of all or substantially all of the capital stock, business or assets of Contractor to any other person or party, or (iii) the enforcement or judgment or the institution of any bankruptcy, reorganization, insolvency, debt agreement, or receivership proceedings by or against Contractor, or adjudication of Contractor as a bankrupt, or (iv) the assertion by the Government against Contractor of any of the Government's rights and remedies provided for under the Contract, including any modifications or amendments thereto, or under any other document(s) of instrument(s) executed by Contractor, or existing in the Governments favor in Law, equity, or bankruptcy.

    Guarantor further agrees that its liability under this Performance Guarantee Agreement shall be continuing, absolute, primary, and direct on itself, any successors or assigns, and that the Government shall not be required to pursue any right or remedy it may have against Contractor or other Guarantors under the Contract. or any modifications or amendments thereto, or any other document(s) or instrument(s) executed by Contractor, or otherwise. Guarantor affirms that the Government shall not be required to first commence any action or obtain any judgment against Contractor before enforcing this Performance Guarantee Agreement against Guarantor. and that Guarantor will. upon demand, pay the Government any amount, the payment of which is guaranteed hereunder and law payment of which by Contractor is in default under the Contract or under any other document(s) or instrument(s) executed by Contractor as aforesaid, and that Guarantor will upon demand, perform all other obligations of Contractor, the performance of which by Contractor is guaranteed hereunder.

    Notwithstanding anything in this Performance Guarantee Agreement, the Guarantor's obligations for performance of the contract hereunder shall not be any greater than those of the Contractor, and the rights and defenses available to the Contractor, and specifically related to those rights and defenses arising out of matters of Contract performance, shall also be available to

Rocky Flats Closure Contract No. DE-AC34-OORF01904

the Guarantor in respect of any claim made against the Guarantor upon its assuming its responsibilities under the Contract.

     Guarantor agrees to assure that it shall cause this Performance Guarantee Agreement to be unconditionally binding upon any successor(s) or assigns to its interests regardless of (i) any acquisition, (ii) the reorganization, merger, or consolidation of Guarantor into or with another entity corporate or otherwise, or the liquidation or dissolution of Guarantor, or the sale or other disposition of all or substantially all of the capital stock, business, or men of Guarantor to any other person or party, or (iii) the enforcement of judgment or the institution of any bankruptcy, reorganization, insolvency, debt agreement, or receivership proceedings by or against Guarantor, or adjudication of Guarantor as a bankrupt.

     Guarantor further warrants and represents to the Government that the execution and delivery of this Performance Guarantee Agreement is not in contravention of Guarantor's Articles or organization, Charter, by-laws, and applicable law, that the execution and delivery of this Performance Guarantee Agreement, and the performance thereof has been duly authorized by the Guarantor's Board of Directors, Trustees, or any other management board which is required to participate in such decisions; and that the execution, delivery, and performance of this Performance Guarantee Agreement will not result in a breach of, or constitute a default under, any loan agreement indenture debt judgment or contract to which Guarantor is a party or by or under which it is bound.

     Notwithstanding any other provisions of this Performance Guarantee Agreement, this Performance Guarantee Agreement shall expire upon the final payment at Close out of the Contract

     No express or implied provision, warranty, representation or term of this Performance Guarantee Agreement is intended, or is to be construed. to confer upon any third person(s) any rights or remedies whatsoever, except as expressly provided in this Performance Guarantee Agreement.

     Interpretation of this Performance Guarantee Agreement shall be subject to Federal law.

     In witness thereof. Guarantor has caused this Performance Guarantee Agreement to be executed by its duly authorized officer, and its corporate seal to be affixed hereto on 01/12/00
                        --------
                          Date

KAISER GROUP INTERNATIONAL, INC.

By: /s/
   -----------------------------
       Name

    01/12/00
   -----------------------------
       Date

                                               ATTESTATION INCLUDING APPLICATION
                                                       OF SEAL BY AN OFFICIAL OF
                                                   GUARANTOR AUTHORIZED TO AFFIX
                                                                  CORPORATE SEAL

Rocky Flats Closure Contract No. DE-AC34-OORF01904


                        PERFORMANCE GUARANTEE AGREEMENT
                        -------------------------------

   For value received, and in consideration of, and in order to induce the United States (the Government) to enter into Contract DE-AC34-OORF01904 for the Rocky Flats Closure Contract (the Contract) dated, 1/24/00 by and between the Government and Kaiser-Hill Company, L.L.C. (Contractor), the undersigned, CH2M Hill Companies, LTD. (Guarantor), a corporation incorporated in the State of Oregon with its principal place of business at 6060 South Willow, Denver, CO, hereby unconditionally guarantees to the Government (a) the full and prompt payment and performance of all obligations, accrued and executory, which Contractor presently or hereafter may have to the Government under the Contract, and (b) the full and prompt payment and performance by Contractor of all other obligations and liabilities of the Contractor to the Government, fixed or contingent, due or to become due, direct or indirect, now existing or hereafter and howsoever arising or incurred under the Contract, and Guarantor further agrees to indemnify the Government against any losses the Government may sustain and expenses it may incur as a result of the enforcement by the Government of any of its rights and remedies under the Contract, in the event of a default by Contractor thereunder, and/or as a result of the enforcement by the Government of any of its rights against Guarantor hereunder.

    Guarantor has read and consents to the signing of the Contract. Guarantor further agrees that Contractor shall have the full right, without any notice to or consent from Guarantor, to make any and all modifications or amendments to the Contract without affecting, impairing, or discharging, in whole or in part, the liability of Guarantor hereunder.

    Guarantor hereby expressly waives all rights and defenses which might constitute a legal or equitable discharge of a surety or guarantor, and agrees that this Performance Guarantee Agreement shall be valid and unconditionally binding upon Guarantor regardless of (i) any acquisition, (ii) the reorganization, merger, or consolidation of Contractor into or with another entity, corporate or otherwise, or the liquidation or dissolution of Contractor, or the sale or other disposition of all or substantially all. of the capital stock, business or assets of Contractor to any other person or party, or (iii) the enforcement of judgment or the institution of any bankruptcy, reorganization, insolvency, debt agreement, or receivership proceedings by or against Contractor, or adjudication of Contractor as a bankrupt, or (iv) the assertion by the Government against Contractor of any of the Government's rights and remedies provided for under the Contract, including any modifications or amendments thereto, or under any other document(s) or instrument(s) executed by Contractor, or existing in the Governments favor in law, equity, or bankruptcy.

    Guarantor further agrees that its liability under this Performance Guarantee Agreement shall be continuing, absolute, primary, and direct, on itself, any successors or assigns, and that the Government shall not be required to pursue any right or remedy it may have against Contractor or other Guarantors under the Contract, or any modifications or amendment is thereto, or any other document(s) or instrument(s) executed by Contractor, or otherwise. Guarantor affirms; that the Government shall not be required to first commence any action or obtain any judgment against Contractor before enforcing this Performance Guarantee Agreement against Guarantor, and that Guarantor will, upon demand, pay the Government any amount, the payment of which is guaranteed hereunder and the payment of which by Contractor is in default under the Contract or under any other document(s) or instrument(s) executed by Contractor as aforesaid, and that Guarantor will, upon demand, perform all other obligations of Contractor, the performance of which by Contractor is guaranteed hereunder.

    Notwithstanding anything in this Performance Guarantee Agreement, the Guarantor's obligations for performance of the contract hereunder shall not be any greater than those of the Contractor, and the rights and defenses available to the Contractor, and specifically related to those rights and defenses arising out of matters of Contract performance, shall also be available to

Rocky Flats Closure Contract No. DE-AC34-OORF01904

the Guarantor in respect of any claim made against the Guarantor upon its assuming its responsibilities under the Contract

    Guarantor agrees to assure that it shall cause this Performance Guarantee Agreement to be unconditionally binding upon any successor(s) or assigns to its interests regardless of (i) any acquisition, (ii) the reorganization, merger, or consolidation of Guarantor into or with another entity, corporate or otherwise, or the liquidation or dissolution of Guarantor, or the sale or other disposition of all or substantially all of the capital stock, business, or assets of Guarantor to any other person or party, or (iii) the enforcement of judgment or the institution of any bankruptcy, reorganization, insolvency, debt agreement, or receivership proceedings by or against Guarantor, or adjudication of Guarantor as a bankrupt.

    Guarantor further warrants and represents to the Government that the execution and delivery of this Performance Guarantee Agreement is not in contravention of Guarantor's Articles of organization, Charter, by-laws, and applicable law; that the execution and delivery of this Performance Guarantee Agreement, and the performance thereof, has been duly authorized by the Guarantor's Board of Directors, Trustees, or any other management board which is required to participate in such decisions, and that the execution, delivery, and performance of this Performance Guarantee Agreement will not result in a breach of or constitute a default under, any loan agreement, indenture, debt, judgment or contract to which Guarantor is a party or by or under which it is bound.

    Notwithstanding any other provisions of this Performance Guarantee Agreement, this Performance Guarantee Agreement shall expire upon-the final payment at close out of the Contract.

    No express or implied provision, warranty, representation or term of this Performance Guarantee Agreement is intended, or is to be construed, to confer upon any third person(s) any rights or remedies whatsoever, except as expressly provided in this Performance Guarantee Agreement

    Interpretation of this Performance Guarantee Agreement shall be subject to federal law.

    In witness thereof, Guarantor has caused this Performance Guarantee Agreement to be executed by its duly authorized officer, and its corporate seal to be affixed hereto on 12 January 2000
                        ---------------
                            (Date)

CH2M HILL COMPANIES, LTD

By: /s/ Ralph R. Peterson
   --------------------------
       Name

    12 January 2000
   --------------------------
       Date

                                               ATTESTATION INCLUDING APPLICATION
                                                       OF SEAL BY AN OFFICIAL OF
                                                   GUARANTOR AUTHORIZED TO AFFIX
                                                                  CORPORATE SEAL

Rocky Flats Closure Contract No. DE-AC34-00RF01904

                             PART I - THE SCHEDULE
                                   SECTION G
                          CONTRACT ADMINISTRATION DATA

                               Table of Contents


Section Number               Clause Title

G.1                          CORRESPONDENCE PROCEDURES

G.2                          ADDRESSES

G.3                          BILLING INSTRUCTIONS

G.4                          DEFECTIVE OR IMPROPER INVOICES

G.5                          DOE PROPERTY ADMINISTRATION

G.6                          REPRESENTATIONS AND CERTIFICATIONS

G.7                          INVOICING/PAYMENT PROCEDURES




                               SECTION G - Page 1

Rocky Flats Closure Contract No. DE-AC34-00RF01904

                                   SECTION G

                          CONTRACT ADMINISTRATION DATA
                          ----------------------------


G.1     CORRESPONDENCE PROCEDURES

        To promote timely and effective administration, correspondence submitted under this contract shall include the contract number and shall be subject to the following procedures:

(a) Technical Correspondence. Technical correspondence (as used herein, this term excludes technical correspondence where patent or technical data issues are involved and correspondence which proposes or otherwise involves waivers, deviations, or modifications to the requirements, terms, or conditions of this contract) shall be addressed to the DOE Contracting Officer's Representative (COR) with an information copy of all correspondence to the DOE Contracting Officer.

(b) Other Correspondence. All other correspondence shall be addressed to the DOE Contracting Officer, with information copies of the correspondence to the COR and the DOE Patent Counsel (where patent or technical data issues are involved).


G.2     ADDRESSES

        The DOE Contracting Officer's address is:

        Contracts Management Division - Bldg. 460
        Attn:  Melody C. Bell
        Rocky Flats Field Office
        US Department of Energy
        10808 Highway 93, Unit A
        Golden, CO  80403-8200

        Future revisions of the Contracting Officer or the address may be accomplished by written notification from the Contracting Officer to the Contractor, without a formal contract modification.


G.3     BILLING INSTRUCTIONS

(a) The Contractor shall submit the original and three copies of invoices or vouchers, in accordance with the Payments provisions of this contract, to the following address:

        Office of the Field Chief Financial Officer, Bldg. 460
        Attn: Finance Group
        Rocky Flats Field Office
        US Department of Energy
        10808 Highway 93, Unit A
        Golden, CO  80403-8200

(b) The Contractor shall submit invoices in accordance with the Billing Instructions, which will be provided at time of award of a contract, and other applicable clauses of this document.


                               SECTION G - Page 2

Rocky Flats Closure Contract No. DE-AC34-00RF01904

G.4     DEFECTIVE OR IMPROPER INVOICES

        Name (where practicable), title, phone number, office name, and complete mailing address of officials of the business concern who are to be notified when the Government receives a defective or improper invoice:

        Kaiser-Hill Company, LLC
        10808 Highway 93 Unit B, Building 111
        Golden, CO 80403-8200

        Attention:Mr. L. A. Martinez
        Vice President, Administration and CFO
                  Telephone: (303) 966-9768


G.5     DOE PROPERTY ADMINISTRATION

        For purposes of administration of government property, the points of contact are:

             For real property:

                  Steven R. Schiesswohl            966-6501

             For other than real property:

                  Joseph A. Legare (Primary)       966-5918
                  Steven W. Slaten (Secondary)     966-4639

             Assistant Manager for Environment & Infrastructure, Building 460 Rocky Flats Field Office
             US Department of Energy
             10808 Highway 93, Unit A
             Golden, CO  80403-8200

        Future revisions of the points of contact may be accomplished by written notification from the Contracting Officer to the Contractor, without formal contract modification.


G.6     REPRESENTATIONS AND CERTIFICATIONS

        The Representations and Certifications completed as attachment to Section J leading to award of this contract, dated November 15, 1999, are hereby incorporated into this contract.


G.7     INVOICING/PAYMENT PROCEDURES

(a) The Government will make payments to the Contractor by electronic funds transfer not later than three (3) business days after receipt of an acceptable invoice from the Contractor.

(b) The Contractor may submit cost invoices no more frequently than bimonthly. Fee invoices will be submitted in accordance with Clause B.6.

(c) Any defects in invoices which are discovered after acceptance and payment will be corrected on subsequent invoices. If the Government discovers such defects, the Contracting Officer will notify


                               SECTION G - Page 3

Rocky Flats Closure Contract No. DE-AC34-00RF01904

        the Contractor in writing to the individual listed in Clause G.4, DEFECTIVE OR IMPROPER INVOICES, above. The Contracting Officer's written notification will explain the nature of the defect, and will direct the Contractor to reflect the appropriate credit on the next invoice submitted under this Contract. Unless the Contractor reconciles the defect to the satisfaction of the Contracting Officer within seven
        (7) calendar days, the Contractor shall make the credit as previously directed by the Contracting Officer.

(d) Any bases for withholding, set off or reduction with respect to invoices which are discovered after acceptance will be corrected on subsequent invoices. If the Government discovers such bases for withholding, set off or reduction, the Contracting Officer will notify the Contractor in writing to the individual listed in Clause G.4, Defective or Improper Invoices, above. The Contracting Officer's written notification will explain the nature of the bases for withholding, set off or reduction, will specify the dollar amount of the withholding, set off or reduction and will direct the Contractor to reflect the appropriate credit on the next invoice submitted under this contract. Unless the Contractor reconciles the bases for withholding, set off or reduction to the satisfaction of the Contracting Officer within seven (7) calendar days, the Contractor shall make the credit as previously directed by the Contracting Officer.

(e) Nothing in this provision shall affect the rights of either the Government or the Contractor under the Prompt Payment clause of this contract.

(f) Notwithstanding the provisions of FAR 52.232-25(a)(4), the Government is not limited to the seven (7) day notification to the Contractor of a defective invoice.

(g) The Government acknowledges and agrees that the Contractor may finance its performance under this contract by selling accounts receivable arising under the contract to an affiliate of the contractor organized solely for the purpose of assisting in the financing of the Contractor's performance under the contract. Such affiliate may further sell and/or otherwise grant a security interest in such receivables to an ultimate financing source or sources or an agent or trustee acting on behalf of an ultimate financing source or sources, such further sale and/or grant of a security interest being solely for the purpose of completing the financing of the Contractor's performance of the work under the contract. The ultimate financing source or sources would provide funds to the affiliate solely for the purpose of financing the affiliate's purchasing said accounts receivable from the Contractor, thereby providing the funding to the contractor to perform the work under the contract. The Government consents to the financing arrangement described above.



                               SECTION G - Page 4

Rocky Flats Closure Contract No. DE-AC34-00RF01904


                      This page intentionally left blank.





                               SECTION G - Page 5

Rocky Flats Closure Contract No. DE-AC34-00RF01904



                             PART I - THE SCHEDULE
                                   SECTION H
                         SPECIAL CONTRACT REQUIREMENTS
                               TABLE OF CONTENTS


Section Number    Clause Title


H.1               PROJECT CONTROL SYSTEMS AND REPORTING REQUIREMENTS

H.2               TECHNICAL DIRECTION

H.3               STOP-WORK AND SHUTDOWN AUTHORIZATION

H.4               AUTHORIZATION AGREEMENT

H.5               PERFORMANCE GUARANTEE AGREEMENT

H.6               ROCKY FLATS CLEANUP AGREEMENT

H.7               ASSIGNMENT OF SUBCONTRACTS

H.8               INTERNAL AUDIT

H.9               RESPONSIBILITIES FOR OPERATION/TERMINATION OF BENEFITS SYSTEMS

H.10              LITIGATION SUPPORT AND LITIGATION MANAGEMENT PLAN

H.11              KEY PERSONNEL

H.12              CONTRACTOR SELF-PERFORMANCE

H.13              PATENT INDEMNITY SUBCONTRACTS

H.14              AUTHORIZATION AND CONSENT IN COPYRIGHT

H.15              ROYALTY INFORMATION DURING TERM OF CONTRACT

H.16              ALTERNATE DISPUTE RESOLUTION

H.17              CONTRACT TRANSITION

H.18              EVALUATION OF SUBCONTRACTORS

H.19              EMPLOYEE PERFORMANCE INCENTIVES AND REWARD AND RECOGNITION

H.20              LABOR DISPUTES AND WHISTLEBLOWER ACTIONS



                               Section H - Page 1
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Rocky Flats Closure Contract No. DE-AC34-00RF01904

                                    SECTION H

                          SPECIAL CONTRACT REQUIREMENTS


H.1     PROJECT CONTROL SYSTEMS AND REPORTING REQUIREMENTS

H.1.01  Project Control System Requirements

(a) In the performance of this contract, the Contractor shall establish, maintain and use a project control system meeting the requirements specified in the contract, in the following paragraphs titled "Baseline Development," "Project Performance," and "Baseline Change Management" of this Section H.1, and any other system requirements defined by the Contracting Officer. Contractor may use a pre-existing project control system if such system satisfactorily addresses the system requirements defined below.

(b) The project control system must also meet the requirements of the following DOE guidance:

        (1) DOE Order 430.1A, Life-Cycle Asset Management (LCAM), October 14, 1998;
        (2) Integrated Planning, Accountability, and Budgeting System - Information Systems (IPABS-IS) Data Requirements, December 18, 1998;
        (3) Integrated Planning, Accountability, and Budgeting System (IPABS) Handbook, February 16, 1999; and
        (4) HQ Baseline Change Control Charter, Office of Environmental Management, Rev. 0, June 23, 1999.

(c) The Contractor shall provide the Contracting Officer with a detailed written description of the proposed project control system for review and approval within 30 days after award of the contract. Cost effective, graded application of controls will be a critical factor in determining acceptability of the proposed system.

(d) The Contracting Officer or designated representatives will conduct a compliance review of the Contractor's proposed project control system to determine if the description and procedures meet the intent of this contract clause, "H.1, Project Control Systems and Reporting Requirements." The Contracting Officer will use the following two references as the main tools to evaluate the Contractor's project control system:

        (1) DOE/PR-036, Project Control System Guidelines Implementation Reference Manual, Interim, December 1992; and
        (2) A Guide to the Project Management Book of Knowledge, Project Management Institute, 1996.

        Upon system approval by the Contracting Officer, the Contractor shall fully implement the project control system. The Contractor shall not make any significant changes to the approved system without the prior written approval of the Contracting Officer. The Contracting Officer may direct additional compliance reviews after contract award to determine whether the Contractor is operating the project control system efficiently and producing accurate planning, budgeting, reporting and change control data.

(e) The Contractor shall provide the Contracting Officer or designated representatives with access to all pertinent records, data, and plans for purposes of initial approval, approval of proposed changes, and the ongoing operation of the project control system.


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Rocky Flats Closure Contract No. DE-AC34-00RF01904

H1.02 Baseline Development

(a)     Technical Baseline and Work Scope Definition

        (1) Work Breakdown Structure. The Work Breakdown Structure (WBS) shall provide the basis for all project control system components, including estimating, scheduling, budgeting, performing, managing, and reporting, as required under this contract.

        (2) Technical Baseline. The approved project technical baseline shall be established and maintained in a manner that ensures it can be used to further define and accomplish work, performance can be objectively measured, and its configuration is controlled and changes managed by formal processes. The cost account (currently Work Authorization Documents or WADs) is the fundamental grouping of work at which the Contracting Officer will receive routine status reports, evaluate and measure project performance, and exercise change control authority. Cost accounts will be summarized into nine Project Baseline Descriptions.

(b)     Roles and Responsibilities

       (1) Organizational Breakdown Structure. The manager responsible for each cost account within the WBS shall be identified. The functional and technical scope responsibilities, limits of authority, and key interface points for each cost account manager will also be included.

       (2) Indirect Costs. Person(s) with responsibility and authority for managing and controlling indirect costs shall be identified at a level consistent with the other cost accounts.

       (3) Cost Account Manager Responsibilities. A cost account shall be assigned to a manager with responsibility and authority to plan and budget the work, and control the resources and work activities within the approved technical, schedule, and cost baselines. The Cost Account Manager is also responsible to report status to allow complete project rollup of technical, schedule, and cost performance for current period, cumulative to-date, and at-completion.

(c)     Cost Estimating

        (1) Estimating Methodologies. Estimates shall be integrated with the WBS and use estimating methodologies that are consistent with DOE Order 5700.2D, Cost Estimating Analysis and Standardization.

        (2) Estimate Preparation. Estimates shall be prepared consistent with the established project baseline and can be identified by each WBS element, or rolled up to cost account, Project Baseline Description (PBD), or total closure project level. The control system must maintain capability to provide Total Estimated Cost
               (TEC), Total Project Cost (TPC), Estimates-to-Complete (ETC), and Estimates-at Completion (EAC).

(d)     Planning and Scheduling Baseline

        (1) Planning Constraints. A planning process shall be established and maintained throughout the project life that identifies programmatic, operational, legislative, institutional, and other requirements, constraints, and assumptions that may affect technical, schedule, and cost baselines. Potential impacts are identified and considered in managing baselines through contingency planning and management.


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Rocky Flats Closure Contract No. DE-AC34-00RF01904

        (2) Project Risk Management. The Risk Management Plan shall be developed that identifies the various internal and external risks to achieving the project baseline. The Risk Management Plan will analyze possible alternatives to mitigate impacts, select and definitize specific alternatives including cost and implementation schedules for each alternative, and provide for routine reporting and updating of the Plan at least quarterly.

        (3) Schedule Development. Schedules shall be developed that integrate with the WBS and cost estimates and represent all project work scope regardless of funding source. Certain non-project level of effort work scope may be excluded. Each activity will have assigned duration representing work scope accomplishment. Activity logic links shall depict all work scope constraints and decision points and shall be integrated into a total project network schedule. Work scope critical path network schedules are required for the total project and each PBD and in all cost accounts which exceed $5 million in life-cycle cost.

        (4) Schedule Baseline. The project schedule shall clearly depict critical path activities and milestones from which actual performance for activities and milestones can be compared, and from which performance forecasts can be derived. Activities shall be resource loaded at one level below the cost account or lower to develop time-phased budgets that are integrated with the schedule.

        (5) Intermediate Schedules. The project schedule shall be developed in a manner that allows extraction of intermediate and detail level schedules, for individual Project Baseline Descriptions and individual cost accounts. Milestones shall be identified and maintained as part of the schedules.

(e)     Cost

        (1) Cost Accounts. A cost account structure shall be developed that is integrated with the WBS and facilitates collection of cost by functional organization and cost element. All work scope for the cost account shall be identified and a budget for that work developed. Budget projections shall be time-phased consistent with the schedule and anticipated resources, and shall be reconcilable with the cost estimate.

        (2) Total Value of Accounts. All work shall be represented in cost accounts and the sum of the cost account budgets, plus contingency and management reserve and fee, equals the baseline value. The baseline will separately identify the following individual budget elements:

               a) Direct budget - developed at Work Package level, identified at cost account level
               b) Indirect budget - same as direct budget for indirect accounts
               c) Management Reserve budget - identified at total closure project level
               d) Cost Contingency - developed at cost account level, but summarized at PBD level
               e) Fee - developed based on adjusted target cost, identified at baseline summary level

        (3) Managing Cost Accounts. A practical and effective method for controlling and measuring performance of the cost accounts shall be used, that is verifiable and consistent with schedule performance management. The Contractor shall exercise specific control and decision authority at the cost account level or lower. Indirect budgets, management reserve, and cost contingency will be included in the cost account management system.


H 1.03  Project Performance

(a)     Funds Management


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Rocky Flats Closure Contract No. DE-AC34-00RF01904

        (1) Funding Limits. Project commitment and expenditures shall not exceed funding limits as approved by the Contracting Officer. Funding controls as established in the Contractor's control system shall provide early warning before funding limits are exceeded.

        (2) Funding Changes. The Contractor shall analyze DOE proposed or directed funding changes for their impact on technical, schedule, and cost elements of the baseline. Baseline changes to adjust for significant funding changes may be proposed consistent with Change Control procedures.

        (3) Funding Reconciliation. An ability to reconcile forecasted funding requirements with estimated costs to execute remaining project work shall be maintained on a monthly basis by cost account. Analysis of the variance between currently authorized funds and estimated costs to complete shall be used by the Contractor to make adjustments to budgets or release contingency funds to Cost Account Managers as appropriate.

(b)     Accounting

        (1) Recording Costs. All actual direct costs incurred for resources applied in the performance of work shall be recorded on a timely basis each month. Cost assignments shall be made in accordance with an established and auditable system that conforms to Generally Accepted Government Accounting Standards and Cost Accounting Standards. Actual costs incurred must be recorded in the same accounting period that performance is measured and recorded. Any indirect costs and contingency costs shall also be collected and appropriately allocated to the project.

        (2) Collecting Costs. Costs shall be collected at a Work Package level or lower and able to be summed through the WBS, cost account, PBD, or by major Contractor functional organizations. Mischarges on time cards or other administrative or accounting errors shall be corrected in a timely manner. Cost Account Managers shall be provided appropriate reports and information to analyze monthly charges and are held responsible for the validity of charges to their cost account.

(c)     Work Authorization

        (1) Work Authorization. Approval of this Contract provides authorization for the Contractor to complete the full scope of work in the Contract. Any Contractor requested changes or DOE directed changes shall be addressed through the established Change Control process.

        (2) Contract Funding. The Closure Project Baseline with any approved revisions shall provide the basis for annual authorization of funds to the Contractor for each fiscal year. The Manager of the Rocky Flats Field Office will under normal conditions obligate to the contract the total annual project funding at the start of the fiscal year. Contract funding under this contract shall be subject to the administrative controls as described below:

                      Annual Work Analysis. Prior to the release of funds for each fiscal year, the DOE will analyze the technical, schedule, and cost baseline for that upcoming fiscal year. By May 31st each year the DOE will provide an estimate of any budget restrictions, or specific technical or schedule guidance for the upcoming fiscal years through the remainder of the project. The Contractor shall prepare a project performance forecast for all upcoming fiscal years from the approved total Closure Project Baseline and the DOE guidance. By July 31st each year the Contractor shall submit to the Contracting Officer or designee a comprehensive analysis of total project status, including impacts to technical, schedule, and cost elements of the Closure Project Baseline and the projected budget allocations to


                               Section H - Page 5
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Rocky Flats Closure Contract No. DE-AC34-00RF01904

                      cost accounts with a focus to activities described in the baseline for the upcoming fiscal year. This deliverable is known as the Annual Work Analysis (AWA), as derived from the life-cycle project baseline. Variations from the life-cycle project baseline described in the AWA, which exceed established thresholds, shall be addressed through established Change Control procedures and if necessary, incorporated into the contract by modification.

        (3) Resolving Conflicts. In the event there is a conflict between the requirements of this clause and the referenced DOE Orders and guidance, the Contractor shall obtain guidance from the DOE Contracting Officer.

        (4) Responsibility to Achieve Environmental, Safety and Health Compliance. It is the intention of the Government that all work performed by the Contractor be conducted in a manner that protects the environment, the health and safety of employees, and the public. Notwithstanding the other provisions of this clause, the Contractor has, in the event of an emergency, authority to authorize corrective actions as may be necessary to sustain operations in a manner consistent with applicable environmental, safety and health statutes, regulations, and procedures. The Contracting Officer shall be notified in writing within 24 hours of any Contractor action taken pursuant to this provision.

(d)     Performance Analysis

        (1) Project Performance. Differences between planned and actual performance, shall be analyzed and reviewed monthly against the total project baseline and the Target Cost and Target Schedule for the current fiscal year portion of the total project. Performance analysis techniques shall be commercially accepted and documented, and shall utilize earned-value methods at the cost account or lower levels of the WBS and shall be reported to DOE at the PBD level. Objective measures are preferred for measurement of all technical work scope. For variances between planned and actual that exceed thresholds established by the Contracting Officer, the analysis shall describe the causes for variance, impact on other cost accounts, and corrective action required.

        (2) Project Risk and Contingency Management. The risk from project and program factors that may affect the technical, schedule, or cost aspects shall be included in the development of the project baseline. Changes in the nature of these risks due to evolving social, political, organizational, environmental or other factors shall be analyzed quarterly, and resulting impacts to the project baseline evaluated. Risk plans shall be adjusted and risk management actions taken as appropriate, including performance improvements, reallocation of budgets to cost accounts, release of contingency funds, or baseline change proposals submitted if thresholds are exceeded.

        (3)    Estimate at Completion. Quarterly the Estimate at Completion
               (EAC) for the total project shall be reviewed and evaluated for consistency with observed trends in performance, emerging or resolved issues, and changes in the assessment of project risk.

(e)     Reporting

        (1) Periodic Plans and Reports. The Contractor shall submit periodic plans and reports in such form and substance as required by the Contracting Officer. These periodic plans and reports shall address general management, schedule/labor/cost, performance measurement, financial incentives, and other technical information relating to performance under the Contract. Section J, Attachment F (Reporting Requirements Checklist) provides specific information regarding the required plans and reports, frequency, due dates, reporting levels, distribution, and thresholds which apply. Where


                               Section H - Page 6
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Rocky Flats Closure Contract No. DE-AC34-00RF01904

               specific forms are required for individual plans and reports, the Contracting Officer shall provide such forms to the Contractor.

        (2) Quarterly Critical Analysis (QCA). Once each quarter the Contractor shall prepare and submit a comprehensive report which critically analyzes the overall status of the closure project as well as many key metrics. This report shall include overall narrative summaries, analysis of schedule trends and projects float, critical path performance, analysis of critical manpower skills of other resources, budget and funding figures, and project risk and contingency plan updates. Reporting elements required for the QCA are indicated on the Section J, Attachment F (reporting Requirements Checklist). Each QCA will be signed by the top executive for the Contractor to revalidate the Contractor's commitment and accountability for the project performance.

        (3) Report Consistency. Plans and reports shall be prepared in such a manner as to provide for consistency with the contract Statement of Work, the project baseline, the approved Work Breakdown Structure, and correlation of data among the various plans and reports. The reporting system established and maintained by the Contractor pursuant to this clause shall recognize changes in work effort directed by the Contracting Officer. The Contractor's reporting system shall be able to provide for the following at the PBD level:

               1) Timely incorporation of contractual changes affecting estimated cost and schedule;

               2) Reconciliation of estimated costs for those elements of the WBS or discrete cost accounts with current performance measurement budgets in terms changes to the authorized work and internal replanning;

               3) Changes to records pertaining to work performed that will change previously reported costs for correction of errors and routine accounting adjustments;

               4) Revisions to the Contract's estimated costs for Government-directed changes to the contractual effort.

        (4) Full Access. The Contractor shall provide the Contracting Officer, or designated authorized representatives, access to any and all information and documents comprising the Contractor's project control and reporting system. Generally access will not be requested more than one level below the level chosen by the DOE for control and approval authority (PBD), except during compliance reviews.

        (5) Flow-Down of Reporting. The Contractor shall include graded reporting requirements in all subcontracts adequate to fairly evaluate performance. The full requirements of this clause shall be in all cost-reimbursement type contracts when:

               1) The value of the subcontract is greater than $12.5 million per year, unless specifically waived by the Contracting Officer; or,

               2) The Contracting Officer determines that the contract/subcontract effort is, or involves, a critical task related to the contract.


H.1.04  Baseline Change Management

(a) Baseline Changes. The baseline (which shall be defined for all purposes notwithstanding any other language in this contract as the Rocky Flats Closure Project Baseline) is the source document for all project control and baseline change management. The processes for managing


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Rocky Flats Closure Contract No. DE-AC34-00RF01904

        and administering changes to all elements of the baseline shall be timely, formal, and documented. Baseline changes shall be proposed when:

        (1) Necessitated by significant project delays, events or other impacts; or

        (2) The parties have negotiated an equitable adjustment in accordance with Clause, I.75 entitled "Changes - Cost Reimbursement" or other clauses of this contract.

(b) Baseline Thresholds. Provided that the change does not affect Target Cost and Target Schedule, the baseline change control thresholds for technical, schedule, and cost changes shall be the lesser of the following:

               DOE Headquarters Level    $40,000,000 or 20% of the PBD costs
                                         on an annual basis
               RFFO Level                $20,000,000 or 10% of the PBD costs
                                         on an annual basis
               Contractor Level          Up to the RFFO level

(c) Spending at Variance. In some circumstances the Contractor may exceed authorized budget levels for a specific cost account when a baseline change is not warranted, such as for cost overruns. The change control system shall track, manage, and provide for approval of changes in funding level as a separate but integrated part of the overall change control process. Change control records shall maintain clear distinction between approved changes in funding and baseline changes.

(d) Change Control Processing. Change proposals shall be initiated and processed in a timely fashion consistent with the requirements of this contract. Specific change control time frames for consideration and approval will be established by the Contracting Officer. Each change control threshold level shall accommodate emergency changes. A record of all approved changes, at any level, shall be maintained through the life of the project.

(e) A baseline update to the Rocky Flats Closure Baseline, revision 3a and the Contractor's system of earned value will be submitted on June 30, 2000, and will include the following features:

        o Will incorporate the Statement of Work and the terms and conditions of this contract
        o Will include baseline changes agreed to through June 30, 2000
        o Will align project costs (budgeted cost of work scheduled plus contingency) and the expected conditional incentive fee with the annual funding level anticipated for this contract
        o Will address Ernst and Young findings on the review of Revision 3a
        o Will be developed at the same or lower level of detail as Revision 3a

        The Contractor shall have the right to implement the revised baseline and its system of earned value following submittal of the baseline, subject to adjustments agreed between the parties.

(f) Target Cost and Schedule Adjustments. Any changes to target cost, target fee, target date or target schedule incentive fee shall be executed only by a contract modification pursuant to the contract terms and conditions. Baseline changes will not imply the need for a contract modification.


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Rocky Flats Closure Contract No. DE-AC34-00RF01904

H.2     TECHNICAL DIRECTION

(a) In addition to those functions specifically reserved throughout this contract for the Contracting Officer, the Contracting Officer shall be the sole authority within the RFFO for establishment of Performance Baseline Descriptions (PBDs), establishment of work priorities, and directing work requiring the expenditure of funds which have been obligated for performance of this contract.

(b) Certain actions that require the formal signature of a Contracting Officer may be officially delegated in writing to Contracting Officer's Representatives (CORs). For the purpose of this clause, a COR is an individual designated by the Contracting Officer to act as an authorized representative for such functions as technical monitoring, inspection, and other functions of a technical nature not involving a change in the scope, cost, terms or conditions of the contract. Copies of any such delegations relating to this contract will be provided to the Contractor. The Contractor shall comply with direction provided by the COR. The following positions are identified as having COR authority:

        Paul Golan, the Deputy Manager, authority for environmental restoration; waste management; environmental/ ecological monitoring; nuclear material management; building management; environment, safety, and health; nuclear and criticality safety; emergency management; safeguards and security; architect/engineering and construction management; regulatory interface and commitment activities; operational baselines and planning; performance measure development and validation; necessary and sufficient program; management control system; authorization basis activities; performance assessment; quality assurance; invoice reviews; and operations management;

        Mell Roy, Chief Counsel, authority for litigation management activities, invoice reviews and approvals/disapprovals, and the administration of the DOE Office of General Counsel Legal Services and Litigation Management Policies and Procedures

        Mary Ann Tinney, acting Field Chief Financial Officer, authority for budget formulation and budget execution activities, finance and accounting activities, audit and audit-related activities, financial compliance activities, and invoice reviews;

        Mary O. Hammack, Closure Project Communications, authority for Freedom of Information Act requests;

        Michael Weis, Assistant Manager for Field and Performance Assessment, serving as the Deputy Manager's alternate COR, authority for environmental restoration; waste management; environmental/ecological monitoring; nuclear material management; building management; environment, safety, and health; nuclear and criticality safety; emergency management; safeguards and security; architect/engineering and construction management; regulatory interface and commitment activities; operational baselines and planning; performance measure development and validation; necessary and sufficient program; management control system; authorization basis activities; performance assessment; quality assurance; invoice reviews; and operations management; and

        Joe Legare, Assistant Manager for Environment and Infrastructure, serving as the Deputy Manager's alternate COR, authority for environmental restoration; waste management; environmental/ecological monitoring; nuclear material management; building management; environment, safety, and health; nuclear and criticality safety; emergency management; safeguards and security; architect/engineering and construction management; regulatory interface and commitment activities; operational baselines and planning; performance measure development and validation; necessary and sufficient program; management control system; authorization basis activities; performance assessment; quality assurance; invoice reviews; and operations management.


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Rocky Flats Closure Contract No. DE-AC34-00RF01904

        In addition to the above CORs, the Rocky Flats Field Office Manager has full contracting authority in his/her capacity of Head of the Contracting Activity. This authority is assumed by any individual he/she designates to act as the Manager in his/her absence, when that designee is acting within the limits of the Manager's delegation of authority. Persons with written delegation of authority to act for the above CORs on a temporary basis may sign authorizations within the CORs' authority.

        Also, DOE personnel designated as Facility Representatives provide technical oversight of operations to help line management assure that the facilities are operated in a safe, healthful, and environmentally acceptable manner in accordance with DOE Directives and other requirements. As such, they have Stop Work and Shutdown Authorization Authority.

(c) The performance of work by the Contractor, in compliance with the Project Control System and PBDs, shall be subject to technical direction from the CORs as follows:

        (1) Directions to the Contractor which redirect the contract effort, shift work emphasis within a work area or a PBD, require pursuit of certain lines of inquiry, fill in details, or otherwise serve to accomplish the contractual Statement of Work.

        (2) Provision of written information to the Contractor which assists in the interpretation of drawings, specifications, or technical portions of the work description.

        (3) Review and, where required by the contract, approval of reports, drawings, specifications, and information to be delivered by the Contractor to the Government under the contract.

        (4) Monitoring compliance with applicable Environment, Safety and Health provisions and DOE Rules and Orders.

(d) The Contractor shall only accept technical direction if provided in writing and if within the provisions of the contract and the scope of the closure project baseline. Technical direction shall not (1) authorize the Contractor to exceed the total funds obligated on the contract; (2) entitle the Contractor to any increase in the total amount of fee set forth in the contract; (3) change any of the express terms or conditions of the contract; or, (4) interfere with the Contractor's rights under the terms and conditions of the contract.

(e) The Contractor shall proceed promptly with the performance required by duly issued written technical directions. If, in the opinion of the Contractor, any technical direction violates the prohibitions set forth in paragraph (d) of this clause, the Contractor shall not proceed but shall promptly orally notify the Contracting Officer of the direction and reason(s) the direction violates the provisions of this clause. The Contractor shall confirm this notification in writing within five (5) workdays from receipt of DOE's written direction. The Contracting Officer shall render a decision on whether or not the technical direction is or is not within the Statement of Work of the contract and whether or not a change order will be issued pursuant to the clause entitled, "Changes." This decision shall be issued and/or confirmed in writing, and the Contractor shall promptly comply with the DOE's direction.

(f) A failure of the Contractor and DOE to agree that the technical direction is within the scope of the contract, or a failure to agree upon the contract action to be taken with respect thereto, shall be subject to the provision of the clause entitled, "Disputes (Alternate
        I)" (FAR 52.233-1).


H.3     STOP-WORK AND SHUTDOWN AUTHORIZATION

(a) In the event of an imminent health and safety hazard, identified by facility line management or operators or facility health and safety personnel overviewing facility operations, the individual or group that identified the imminent hazard situation should immediately take actions to eliminate or

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Rocky Flats Closure Contract No. DE-AC34-00RF01904

        mitigate the hazard (i.e., by directing the operator/implementer of the activity or process causing the imminent hazard to stop work, or by initiating emergency response actions or other actions) to protect the health and safety of the workers and the public and to protect DOE facilities and the environment. In the event an imminent health and safety hazard is identified, the individual or group that identified the hazard should coordinate with an appropriate Contractor official, who will direct the shutdown or other actions, as required. Such mitigating actions should subsequently be coordinated with the DOE Field Office Manager and Contractor management. The suspension or stop work order should be promptly confirmed in writing from the Contracting Officer.

(b) In the event of a non-imminent health and safety hazard identified by facility line managers, facility operators, health and safety personnel overviewing facility operations, or by independent oversight organizations, the individual or group identifying the potential health and safety hazard may recommend facility shutdown. However, the recommendation must be coordinated with Contractor management, and the responsible Field Office Manager. Any written direction to suspend operation should be issued by the Contracting Officer.

(c) Imminent Health and Safety Hazard is a given condition or situation which, if not immediately corrected, could result in serious injury or death, including exposure to radiation and toxic/hazardous chemicals. Imminent Danger in relation to the Facility Safety Envelope is a condition, situation or proposed activity which, if not terminated could cause, prevent mitigation of, or seriously increase the risk of (1) Nuclear Criticality, (2) Radiation Exposure, (3) Fire/Explosion, and/or
        (4) Toxic/Hazardous Chemical Exposure.

(d) DOE personnel designated as Facility Representatives provide technical oversight of operations to help line management assure that the facilities are operated in a safe, healthful, and environmentally acceptable manner. As such, they have Stop Work and Shutdown Authority.


H.4     AUTHORIZATION AGREEMENT

(a) The purpose of this clause is to 1) formalize the Contractor's and the DOE's utilization of Authorization Agreements substantially in the format of Authorization Agreement Nos. RFETS-006 (Building 559) and RFETS-013 (750/904 Pads) both of which can be found in Section J, Attachment G of this Contract; and 2) establish the process for development and administration of Authorization Agreements.

(b) The Contractor and the DOE will periodically negotiate separate Authorization Agreements for designated Site facilities and activities. Each Authorization Agreement will identify the Authorization Basis, which includes the DOE approved facility or activity safety basis and contains a control set, that when fully implemented, will support the safe performance of work on Site. An Authorization Basis may be changed to update a facility or activity's safety basis in accordance with Site procedures. The current authorization basis for Site facilities and activities is reflected in the Authorization Basis Document List.

(c) Authorization Agreement(s) will be signed by the Contracting Officer and the Contractor's President. The effective date for each current and future Authorization Agreement will be the date of the signature of the party last to sign the Authorization Agreement, and on this date it will be considered incorporated into this Contract by reference. Some Authorization Agreements will contain the date by which the Authorization Basis in the Authorization Agreement must be completely implemented if not already implemented at the time of the signature of the party last to sign the Authorization Agreement.

(d) Except for changes made to an Authorization Basis, under the procedures referred to in subparagraph (c) above, an Authorization Agreement may only be changed bilaterally in writing


                               Section H - Page 11

Rocky Flats Closure Contract No. DE-AC34-00RF01904

        by the Contracting Officer and the Contractor's President. Changes to an Authorization Agreement shall be considered incorporated into this Contract by reference.


H.5     PERFORMANCE GUARANTEE AGREEMENT

        The Contractor's Guarantor organizations have provided a Performance Guarantee Agreement in a manner and form acceptable to the Contracting Officer assuring the performance, duties, and responsibilities of the Contractor will be satisfactorily fulfilled. The Performance Guarantee Agreement is attached to and made a part of this contract in Section J, Attachment A.


H.6     ROCKY FLATS CLEANUP AGREEMENT

        The Rocky Flats Cleanup Agreement (RFCA), as of October 1, 1999, is the legally binding agreement between the Department of Energy (DOE), the Environmental Protection Agency (EPA), and the Colorado Department of Public Health (CDPHE) to accomplish the required cleanup of radioactive and other hazardous substances contamination at and from the Rocky Flats Environmental Technology Site (RFETS). The Contractor agrees to plan and perform the work under this contract consistent with the implementation of the RFCA requirements and milestones.


H.7     ASSIGNMENT OF SUBCONTRACTS

        The Government reserves the right to direct the Contractor to assign to the Government or another contractor any subcontract awarded under this contract.


H.8     INTERNAL AUDIT

        The Contractor agrees to conduct internal audits and examinations, satisfactory to DOE, of records, operations, expenses, and transactions with respect to costs claimed to be allowable under this contract. The Contractor shall submit, for the approval of the Contracting Officer, an audit plan for internal audits of the Contractor and for audits of prime onsite, cost type subcontractors. The official audit report(s), including the working papers (as required), shall be submitted or made available to the Contracting Officer or his/her designee. This clause does not supersede the Government's right to perform self-initiated reviews, evaluations, or audits directed at improving the efficiency of operations and an overall reduction in cost.


H.9     RESPONSIBILITIES FOR OPERATION/ TERMINATION OF BENEFITS SYSTEMS

(a) During the final six months of this contract, the Contracting Officer shall provide written direction to the Contractor regarding certain post-employment employee benefits systems, such as pension systems, post-retirement medical insurance, post-retirement life insurance.

(b) The Contracting Officer may direct any of a number of potential means of addressing the continuing responsibilities for these systems. The direction will identify the potential means of addressing such responsibilities that may include, but are not limited to: termination of the plans in accordance with relevant laws and regulations, continuation of the plans on a "pay-as-you-go" basis under a separate contract with the Contractor, or transfer of plan responsibilities to another contractor or a third party. The selection among these options is at the sole discretion of the Contracting Officer. The Contractor will implement the option as directed by the Contracting Officer.


                               Section H - Page 12

Rocky Flats Closure Contract No. DE-AC34-00RF01904

(c) To the extent that the Contractor incurs costs under this contract in implementing the Contracting Officer direction, the Contractor's allowable costs will be reimbursed according to the Allowable Cost and Payment provisions of this contract.


H.10    LITIGATION SUPPORT AND LITIGATION MANAGEMENT PLAN

(a) The Contractor shall prepare a Litigation Management Plan, in accordance with the requirements set forth in the Department of Energy Office of General Counsel Legal Services and Litigation Management Policies and Procedures that shall be submitted to the Contracting Officer for approval within 60 days of contract award. The plan shall include procedures to manage both the costs and substantive aspects of litigation, and shall address and apply to subcontractor litigation the costs of which will be reimbursable as a direct cost. The plan should be consistent with the DOE policy favoring Alternative Dispute Resolution
        (ADR) techniques where appropriate and beneficial to the Government. The plan will be revised from time to time to conform to litigation management and ADR policies established by DOE.

(b) The Contractor may, with the prior written authorization of the Contracting Officer or the Contracting Officer's Representative, and shall, upon the request of the Government, initiate litigation against third parties including proceedings before administrative agencies, in connection with this contract. Unless otherwise directed by the Contracting Officer or the Contracting Officer's Representative in writing, the Contractor shall furnish, immediately, to the Contracting Officer's Representative, copies of all filings and papers received by the Contractor with respect to such action. The Contractor shall proceed with such litigation in good faith and as directed from time to time by the Contracting Officer or the Contracting Officer's Representative, and in accordance with the DOE-approved Contractor litigation management plan (including case management and cost guidelines) and as set forth in the DOE Office of General Counsel Legal Services and Litigation Management Policies and Procedures, as such procedures may be revised from time to time, and if not otherwise made unallowable in this contract.

(c) The Contractor shall give the Contracting Officer and the Contracting Officer's Representative immediate notice in writing of any action, including any proceeding before any administrative agency, filed against the Contractor arising out of the performance of this contract. Except as otherwise directed by the Contracting Officer or the Contracting Officer's Representative in writing, the Contractor shall furnish, immediately, to the Contracting Officer's Representative, copies of all filings and papers received by the Contractor with respect to such action. The Contractor shall proceed with such litigation in good faith and as directed from time to time by the Contracting Officer or the Contracting Officer's Representative and in accordance with the DOE-approved Contractor litigation management plan (including case management and cost guidelines) and as set forth in the DOE Office of General Counsel Legal Services and Litigation Management Policies and Procedures, as such procedures may be revised from time to time, and if not otherwise made unallowable in this contract.

(d) If any suit or action is filed or any claim is made against the Contractor, the cost and expense of which may be reimbursable to the Contractor under this contract and the risk of which is then uninsured or is insured for less than the amount claimed, the Contractor shall:

        (1) Immediately notify the Contracting Officer and Contracting Officer's Representative and promptly furnish copies of all filings and papers received;

        (2) Authorize Government representatives to collaborate with (I) in-house or approved outside counsel in settling or defending the claim, or (ii) counsel for the insurance carrier in settling or defending the claim when the amount of the liability claimed exceeds the amount of coverage, unless precluded by the terms of the insurance contract; and,


                               Section H - Page 13

Rocky Flats Closure Contract No. DE-AC34-00RF01904

        (3) Authorize Government representatives to settle the claim or to defend or represent the Contractor in and/or to take charge of any litigation if required by the Department when the liability is not insured or covered by bond. In any action against more than one Department Contractor, the Department may require the Contractor to be represented by common counsel. Counsel for the Contractor may, at the Contractor's expense, be associated with the Department representatives in any such claim or litigation.

(e) The term "filings and papers" as used in paragraph H.10 includes any document (draft or final) related to an anticipated or instant case, pending legal proceeding (judicial or administrative) involving contractor or subcontractor litigation the costs of which will be reimbursable as a direct cost.

(f) The Contractor and its subcontractors shall provide litigation support to the Government when requested by the Contracting Officer or Contracting Officer's Representative in cases of actual or threatened litigation, regulatory matters, or third-party claims and subject to applicable rules and regulations. Litigation support includes, but is not limited to case preparation assistance, document retrieval, review and reproduction, witness preparation and testimony, expert witness testimony, and assisting Government counsel as necessary in response to discovery or other information related activities responsive to any legal proceeding.


H.11    KEY PERSONNEL

(a) The Contractor shall submit for DOE approval a list of key personnel within 30 days of contract award. The personnel specified in the submittal are considered to be essential to the work being performed on this contract. Prior to diverting to other positions or substituting any of the specified individuals, the Contractor shall notify the Contracting Officer in writing at least 30 days in advance and shall submit justification (including proposed substitutions) in sufficient detail to permit Rocky Flats Field Office evaluation of the impact on the Site Closure Project. No diversion or substitution shall be made by the Contractor without the written consent of the Contracting Officer, provided that the Contracting Officer may ratify in writing such diversion or substitution, and such ratification shall constitute the consent of the Contracting Officer required by this clause. Under no circumstances will a key personnel position remain unfilled, acting replacements aside, for more than four months. Failure to adhere to this provision may be classified as a Category 3 event.

(b) Key Personnel are those positions identified by the Contractor and approved by DOE in accordance with subparagraph (a) above. Reimbursement of severance payments made to Key Personnel will be consistent with that for non-Key Personnel.


H.12    CONTRACTOR SELF-PERFORMANCE

        The Contractor is expected to provide project management and planning for the Project while subcontracting the preponderance of the work to specialized subcontractors. It is the goal of the parties that at least 80 percent of the work (as measured by contract cost) be subcontracted. Before deciding to perform any of the remediation, waste management, environmental restoration, decontamination, demolition, or site support services with its own forces, the Contractor shall provide a detailed make-or-buy analysis for review and approval by the Contracting Officer. The make-or-buy analysis, as described in FAR 15.407-2 must be provided no later than 15 days in advance of any self-performance.


H.13     PATENT INDEMNITY SUBCONTRACTS

        Except as otherwise authorized by the Contracting Officer, the Contractor shall obtain indemnification of the Government and its officers, agents, and employees against liability, including costs,


                               Section H - Page 14

Rocky Flats Closure Contract No. DE-AC34-00RF01904

for infringement of U.S. Letters Patent (except Letters Patent issued upon an application which is now or may hereafter be kept secret or otherwise withheld from issue by order of the Government) from the Contractor's subcontractors for any contract work subcontracted on the terms and in accordance with the Federal Acquisition Regulations as may be supplemented by the Department of Energy Acquisition Regulations.


H.14    AUTHORIZATION AND CONSENT IN COPYRIGHT

        In the case of suit or potential suit in copyright infringement, the Contractor may request authorization and consent in copyright from DOE. Programmatic necessity shall be a major consideration in grant of authorization and consent.


H.15     ROYALTY INFORMATION DURING TERM OF CONTRACT

(a) Cost of charges for royalties. If any royalty payments are directly involved in the contract or will be charged to the Government as costs under the contract, the Contractor agrees to report to the Contracting Officer the following information relating to each separate item of royalty or license fee:

        (1)     Name and address of licensor.

        (2)     Date of license agreement.

        (3) Patent numbers, patent application serial numbers, or other basis on which the royalty is payable.

        (4) Brief description, including any part or model numbers of each contract item or component on which the royalty is payable.

        (5)     Percentage or dollar rate of royalty per unit.

        (6)     Unit price of contract item.

        (7)     Number of units.

        (8)     Total dollar amount of royalties.


(b) Copies of current licenses. In addition, if specifically requested by the Contracting Officer, the Contractor shall furnish a copy of the current license agreement and an identification of applicable claims of specific patents of other basis upon which the royalty is payable.

(c)     The Contractor shall follow the procedures of 48 CFR 27.204 and 48 CFR
        927.206 in all subcontracting.



H.16    ALTERNATE DISPUTE RESOLUTION

        The DOE and Contractor both recognize that methods for fair and efficient dispute resolution are essential to the successful completion of the closure of the Rocky Flats site by the Target Date and for the Target Cost identified in Section B of this contract. To facilitate the prevention and early resolution of disputes, the parties agree to the following alternative dispute resolution (ADR) provisions:

(a)     Dispute Avoidance

       (1) The Government and Contractor agree to participate in a partnering workshop, to be conducted by an experienced professional, jointly agreed upon by the parties, within 30 days after execution of the contract.


                               Section H - Page 15

Rocky Flats Closure Contract No. DE-AC34-00RF01904

       (2) The parties also agree to jointly select a "standing neutral" to be available to help resolve disputes as soon as they arise. This can be an individual or a company with specific expertise in this area. If a neutral cannot be agreed upon, the DOE Office of Dispute Resolution will assist the parties in this selection. The specific ADR process(es) and procedures, as well as the selection of the "standing neutral" will be determined at the partnering workshop.

(b)     Early Resolution of Disputes

        (1) The Government and Contractor shall use their best efforts to informally resolve any dispute, claim, question or disagreement, by consulting and negotiating with each other in good faith, recognizing their mutual interests, and attempting to reach a just and equitable solution satisfactory to both parties. If an agreement cannot be reached through informal negotiations, then such disagreement shall be referred to the "standing neutral," pursuant to the procedures jointly developed in the partnering workshop.

        (2) If the neutral offers a non-binding advisory opinion, it shall not be admissible in evidence in any subsequent proceeding. All costs incurred by the Contractor in connection with the "standing neutral" shall, if reasonable, be an allowable cost reimbursable under this contract.

(c) Formal Complaint. If the dispute has not been resolved through the "standing neutral" process, either party may request ADR under the Disputes Clause of the contract.


H.17    CONTRACT TRANSITION

(a) The Contractor and the DOE agree that Contractor work completed prior to the effective date of this contract, and any liabilities associated with that work shall be governed by the terms and conditions of Contract Number DE-AC34-94RF00825 ("previous contract"). Any performance measure fee payable for incremental work completed under the previous contract up to effective date of this contract shall be paid in accordance with the terms of the previous contract. For work completed during the previous contract (number DE-AC34-94RF00825), the Contractor shall be entitled to submit completion reports after the conclusion of that contract. Further, the DOE and the Contractor mutually agree to release and give up all unresolved claims, and claims by the DOE as set forth on the listing of claims included as Attachment I in Section J. Nothing in this subparagraph shall alter the obligations of the parties to close out the previous contract in accordance with its terms.

(b) The contract terms and conditions of this contract including those relating to the payment of fee shall govern the execution of work beginning after the start date set forth in Clause F.2. The terms and conditions governing the performance of work under contract DE-AC-34-95RF00825 shall cease to be operative irrespective of the completion date of that contract.



H.18    EVALUATION OF SUBCONTRACTORS

        The DOE and Contractor are committed to zero accidents at the RFETS. To that end, the Contractor will evaluate all site subcontractors to ensure that they have an acceptable environment, safety and health (ES&H) program, a program which contains the following values:

o   Compliant with applicable local, state and federal regulatory requirements.

o Employees are properly trained and equipped to perform their assigned work. The Company has an established orientation program for new hires.


                               Section H - Page 16

Rocky Flats Closure Contract No. DE-AC34-00RF01904

o Policies and procedures are in place to eliminate accidents, injuries/illnesses, and damage to property and equipment.

o   ES&H records are adequately and properly maintained.

o Accidents/incidents are investigated promptly and required reports are generated. If the investigation discovers inadequacies in either the work process or the policies and procedures, the appropriate processes are put in place to avert the accident/incident in the future and personnel are provided proper training.

o Hazards are identified and appropriate measures are taken to ensure that personnel and equipment are adequately protected as a result of identified hazards.

o Employees have the right to report unsafe conditions and to interrupt or stop work without fear of reprisal.

o The frequency of ES&H meetings with employees to discuss the work to be performed and the hazards associated with the work is based upon the scope of work and commensurate with the work hazards.

o ES&H inspections/audits are conducted to evaluate effectiveness of the program.

o The Company has an average Experience Modification Rate (EMR), Occupational Safety and Health Administration (OSHA) Recordable, and Lost Workday case rate(s) of (1.0, 3.2, and 0.64), respectively, or less, for the previous three (3) years and shows an improving trend in safety performance.

o The Company has an established written Hazard Communication Program and a system within the program to maintain Material Safety Data Sheets (MSDS).

o The Company has had no willful citations from OSHA or other regulatory organizations during the previous three (3) years.

o The Company has received no citations, other than those determined to be minor violations, or fines for Price-Anderson Amendments Act (PAAA) non-compliances during the previous three (3) years.

o The Company has received no fines for Nuclear Regulatory Commission non-compliances during the previous three (3) years.



H.19    EMPLOYEE PERFORMANCE INCENTIVES AND REWARD AND RECOGNITION

        The Contractor and its subcontractors may establish monetary incentive programs to motivate and recognize employees and improve performance. Such awards will be based on a combination of individual and company performance aligned to achievement of closure mission objectives. The annual cost of such programs will be an allowable cost to the Contractor upon Contracting Officer approval of the overall program as required by DOE Orders. However, the cost to DOE will not exceed four percent (4%) of annual gross payroll for any given year.



                               Section H - Page 17

Rocky Flats Closure Contract No. DE-AC34-00RF01904

H.20    Labor disputes and whistleblower actions

(a) Labor settlement costs (awards) can arise from judicial orders, negotiated agreements, arbitration, or an order from a Federal agency or board. The awards generally involve a violation in one of the following areas:

         (1)   Equal Employment Opportunity (EEO) laws,
         (2)   Union agreements,
         (3)   Federal labor laws, and
         (4)   Whistleblower protection laws.

(b) An award or settlement can cover compensatory damages, or underpayment for work performed. Reimbursement for a complainant employee's legal counsel may also be covered by an award or settlement.

(c) The allowability of these costs should be determined on a case-by-case basis after considering the relevant terms of the contract and the surrounding circumstances; i.e., looking behind the settlement and considering the causes. If the dispute resulted from actions that would be taken by a prudent business person (FAR 31.201-3 and 48 CFR (DEAR) 970.3101-3), the costs would be allowable. However, if the dispute was occasioned by contractor actions which are unreasonable or were found by the agency or board ruling on the dispute to be caused by unlawful, negligent or other malicious conduct, the costs would be unallowable.

(d) The allocability of these costs must also be reviewed (FAR 31.201-4 and 48 CFR (DEAR) 970.3101-3). In some circumstances an award may not impact direct costs, but may be determined to be an allowable indirect cost.

(e) Litigation costs incurred as part of labor settlements shall be differentiated and accounted for so as to be separately identifiable. If a contracting officer provisionally disallows such costs, the contractor may not use funds advanced by DOE to finance litigation costs connected with the defense of a labor dispute or whistleblower action.

(f) Settlement and litigation costs associated with actions resolved prior to an adverse determination or finding against a contractor through judicial action or an agency board will, depending on the circumstances and facts of each case, generally be allowable, if consistent with paragraph (c) of this section. Litigation costs associated with an adverse determination against the contractor require a higher level of scrutiny before a determination of allowability can be made.


                               Section H - Page 18

Rocky Flats Closure Contract No. DE-AC34-00RF01904



                      This page intentionally left blank.


                               Section H - Page 19

Rocky Flats Closure Contract No. DE-AC34-00RF01904

--------------------------------------------------------------------------------------------------------------------------------
Clause #    FAR Reference          Title                                                 Fill-In Information (See FAR 52.104(d))
--------------------------------------------------------------------------------------------------------------------------------
 I. 1       FAR 52.202-1           Definitions (OCT 1995)                                                                  None
 I. 2       FAR 52.203-3           Gratuities (APR 1984)                                                                   None
 I. 3       FAR 52.203-5           Covenant Against Contingent Fees (APR 1984)                                             None
 I. 4       FAR 52.203-6           Restrictions on Subcontractor Sales to the
                                   Government (JUL 1995)                                                                   None
 I. 5       FAR 52.203-7           Anti-Kickback Procedures (JUL 1995)                                                     None
 I. 6       FAR 52.203-8           Cancellation, Rescission, and Recovery of
                                   Funds for Illegal or Improper Activity
                                   (JAN 1997)                                                                              None
 I. 7       FAR 52.203-10          Price or Fee Adjustment for Illegal or Improper
                                   Activity (JAN 1997)                                                                     None
 I. 8       FAR 52.203-12          Limitation on Payments to Influence certain
                                   Federal Transactions (JUN 1997)                                                         None
 I. 9       FAR 52.204-1           Approval of Contract (DEC 1989)                            Procurement Executive, Department
                                                                                              of Energy
 I. 10      FAR 52.204-4           Printing/Copying Double-Sided on Recycled
                                   Paper (JUN 1996)                                                                        None
 I. 11      FAR 52.209-6           Protecting the Government's Interest When
                                   Subcontracting with Contractors Debarred,
                                   Suspended or Proposed for Debarment (JUL 1995)                                          None
 I. 12      FAR 52.215-2           Audit and Records -- Negotiation (JUN 1999)                                             None
 I. 13      FAR 52.215-8           Order of Precedence -- Uniform Contract
                                   Format (OCT 1997)                                                                       None
 I. 14      FAR 52.215-9           Changes or Additions to Make or Buy Program
                                   (OCT 1997)                                                                              None
 I. 15      FAR 52.215-10          Price Reduction for Defective Cost or Pricing
                                   Data (OCT 1997)                                                                         None
 I. 16      FAR 52.215-12          Subcontractor Cost or Pricing Data (Oct 1997)                                           None
 I. 17      FAR 52.215-13          Subcontractor Cost or Pricing Data--
                                   Modifications (OCT 1997)                                                                None
 I. 18      FAR 52.215-15          Termination of Defined Benefit Pension Plans
                                   (OCT 1997)                                                                              None
 I. 19      FAR 52.215-17          Waiver of Facilities Capital Cost of Money
                                   (OCT 1997)                                                                              None
 I. 20      FAR 52.215-18          Reversion or Adjustment of Plans for
                                   Postretirement Benefits (PRB) Other than
                                   Pensions (OCT 1997)                                                                     None
 I. 21      FAR 52.215-19          Notification of Ownership Changes (OCT 1997)                                            None
 I. 22      FAR 52.216-7           Allowable Cost and Payment (APR 1998)                                                   None

Rocky Flats Closure Contract No. DE-AC34-00RF01904

 I. 23      FAR 52.216-10          Incentive Fee (MAR 1997)                               e) Fee payable. (1) The fee payable
                                                                                          under this contract shall be the
                                                                                          target fee increased by thirty (30)
                                                                                          cents for every dollar that the
                                                                                          total allowable cost is less than
                                                                                          $3,963,000,000 or decreased by
                                                                                          thirty (30) cents for every dollar
                                                                                          that the total allowable cost
                                                                                          exceeds $4,163,000,000. If the
                                                                                          total allowable cost is between
                                                                                          $3,963,000,000 and $4,163,000,000,
                                                                                          the fee payable shall be the
                                                                                          Target Fee.  In no event shall the
                                                                                          total fee payable be greater than
                                                                                          11.6 percent ($460 million) of Target
                                                                                          Cost or less than 3.77 percent
                                                                                          ($150 million) of Target Cost.  The
                                                                                          provisions set forth above are
                                                                                          depicted by the curve included in
                                                                                          Section J, Attachment H.
 I. 24      FAR 52.219-4           Notice of Price Evaluation Preference for
                                   HUBZone Small Business Concerns (JAN 1999)                                              None
 I. 25      FAR 52.219-8           Utilization of Small Business Concerns
                                   (JAN 1999)                                                                              None
 I. 26      FAR 52.219-9           Small Business Subcontracting Plan (JAN 1999) -
                                   Alternate II (JAN 1999)                                                                 None
 I. 27      FAR 52.219-16          Liquidated Damages -- Subcontracting Plan
                                   (JAN 1999)                                                                              None
 I. 28      FAR 52.219-23          Notice of Price Evaluation Adjustment for Small
                                   Disadvantaged Business Concerns (OCT 1998)                      "N/A - Noncompetitive award"
 I. 29      FAR 52.219-25          Small Disadvantaged Business Participation
                                   Program --  Disadvantaged Status and Reporting
                                   (JAN 1999)                                                                              None
 I. 30      FAR 52.222-1           Notice to the Government of Labor Disputes
                                   (FEB 1997)                                                                              None
 I. 31      FAR 52.222-3           Convict Labor (AUG 1996)
 I. 32      FAR 52.222-4           Contract Work Hours and Safety Standards Act --
                                   Overtime Compensation (JUL 1995)                                                        None
 I. 33      FAR 52.222-17          Labor Standards for Construction Work --
                                   Facilities Contracts (FEB 1988)                                                         None
 I. 34      FAR 52.222-21          Prohibition of Segregated Facilities (FEB 1999)                                         None
 I. 35      FAR 52.222-26          Equal Opportunity (FEB 1999)                                                            None
 I. 36      FAR 52.222-35          Affirmative Action for Disabled Veterans and
                                   Veterans of the Vietnam Era (APR 1998)                                                  None
 I. 37      FAR 52.222-36          Affirmative Action for Workers with Disabilities
                                   (JUN 1998)                                                                              None
 I. 38      FAR 52.222-37          Employment Reports on Disabled Veterans and
                                   Veterans of the Vietnam Era (JAN 1999)                                                  None
 I. 39      FAR 52.222-41          Service Contract Act of 1965, as amended
                                   (MAY 1989)                                                                              None
 I. 40      FAR 52.223-2           Clean Air and Water (APR 1984)                                                          None
 I. 41      FAR 52.223-3           Hazardous Material Identification and Material                 (b)Hazardous material will be
                                   Safety Data (JAN 1997) - Alternate I (JUL 1995)                identified as the contract
                                                                                                  progresses, and is much too
                                                                                                  extensive to be listed
                                                                                                  inclusively in this contract
                                                                                                  clause.
 I. 42      FAR 52.223-5           Pollution Prevention and Right-to-Know
                                   Information (APR 1998)                                                                  None
 I. 43      FAR 52.223-7           Notice of Radioactive Materials (JAN 1997)                   (a) Notice shall be provided in
                                                                                                accordance with relevant laws,
                                                                                                orders, directives, and
                                                                                                regulations.

Rocky Flats Closure Contract No. DE-AC34-00RF01904

 I. 44      FAR 52.223-10          Waste Reduction Program (OCT 1997)                                                      None
 I. 45      FAR 52.223-11          Ozone-Depleting Substances (JUN 1996)                                                   None
 I. 46      FAR 52.223-12          Refrigeration Equipment and Air Conditioners
                                   (JUN 1996)                                                                              None
 I. 47      FAR 52.223-14          Toxic Chemical Release Reporting (OCT 1996)                                             None
 I. 48      FAR 52.224-1           Privacy Act Notification (APR 1984)                                                     None
 I. 49      FAR 52.224-2           Privacy Act (APR 1984)                                                                  None
 I. 50      FAR 52.225-3           Buy American Act -- Supplies (JAN 1994)                                                 None
 I. 51      FAR 52.225-11          Restrictions on Certain Foreign Purchases
                                   (AUG 1998)                                                                              None
 I. 52      FAR 52.226-1           Utilization of Indian Organizations and
                                   Indian-Owned Economic Enterprises (JAN 1999)                                            None
 I. 53      FAR 52.227-1           Authorization and Consent (JUL 1995)                                                    None
 I. 54      FAR 52.227-2           Notice and Assistance Concerning Patent and
                                   Copyright Infringement (AUG 1996)                                                       None
 I. 55      FAR 52.227-6           Royalty Information (APR 1984)                                                          None
 I. 56      FAR 52.227-23          Rights to Proposal Data (Technical) (JUN 1987)             Except for data contained on
                                                                                              pages none, it is agreed that
                                                                                              as a condition of award of
                                                                                              this contract, and
                                                                                              notwithstanding the conditions
                                                                                              of any notice appearing
                                                                                              thereon, the Government shall
                                                                                              have unlimited rights (as
                                                                                              defined in the "Rights in
                                                                                              Data--General" clause
                                                                                              contained in this contract) in
                                                                                              and to the technical data
                                                                                              contained in the proposal
                                                                                              dated November 1, 1999 as
                                                                                              modified by letter submitted
                                                                                              November 4, 1999
                                                                                              (RGC-116-99/99-RF-04306),
                                                                                              upon which this contract is based.
 I. 57      FAR 52.229-3           Federal, State, and Local Taxes (JAN 1991)                                              None
 I. 58      FAR 52.230-2           Cost Accounting Standards (APR 1998)                                                    None
 I. 59      FAR 52.230-6           Administration of Cost Accounting Standards
                                   (APR 1996)
 I. 60      FAR 52.232-17          Interest (JUN 1996)                                                                     None
 I. 61      FAR 52.232-18          Availability of Funds (APR 1984)                                                        None
 I. 62      FAR 52.232-22          Limitation of Funds (APR 1984)                                                          None
 I. 63      FAR 52.232-23          Assignment of Claims , Alternate I (APR 1984)                                           None
 I. 64      FAR 52.232-25          Prompt Payment (JUN 1997)                                                               None
 I. 65      FAR 52.232-34          Electronic Funds Transfer (MAY 1999)                                                    None
 I. 66      FAR 52.233-1           Disputes (DEC 1998) -- Alternate I (DEC 1991)                                           None
 I. 67      FAR 52.233-3           Protest After Award (AUG 1996) -- Alternate I
                                   (JUN 1985)                                                                              None
 I. 68      FAR 52.237-2           Protection of Government Buildings, Equipment,
                                   and Vegetation (APR 1984)                                                               None
 I. 69      FAR 52.237-3           Continuity of Services (JAN 1991)                                                       None
 I. 70      FAR 52.239-1           Privacy or Security Safeguards (AUG 1996)                                               None
 I. 71      FAR 52.242-1           Notice of Intent to Disallow Costs (APR 1984)                                           None
 I. 72      FAR 52.242-3           Penalties for Unallowable Costs (OCT 1995)                                              None
 I. 73      FAR 52.242-13          Bankruptcy (JUL 1995)                                                                   None
 I. 74      FAR 52.242-15          Stop-Work Order (AUG 1989) -- Alternate I
                                   (APR 1984)                                                                              None
 I. 75      FAR 52.243-2           Changes -- Cost Reimbursement (AUG 1987) --
                                   Alternate I (APR 1984)                                                                  None
 I. 76      FAR 52.243-6           Change Order Accounting (APR 1984)                                                      None


Rocky Flats Closure Contract No. DE-AC34-00RF01904

 I. 77      FAR 52.244-2           Subcontracts (AUG 1998)                                        (e) As directed separately in
                                                                                                  writing by the Contracting
                                                                                                  Officer (k) Any subcontract
                                                                                                  for which the Contractor
                                                                                                  received written Contracting
                                                                                                  Officer consent previously
                                                                                                  under Contract
                                                                                                  DE-AC34-95RF00825.
 I. 78      FAR 52.244-5           Competition in Subcontracting (DEC 1996)                                                None
 I. 79      FAR 52.244-6           Subcontracts for Commercial Items and
                                   Commercial Components (OCT 1998)                                                        None
 I. 80      FAR 52.245-5           Government Property (Cost Reimbursement,
                                   Time-and-Material, or Labor-Hour Contracts)
                                   (JAN 1986)                                                                              None
 I. 81      FAR 52.246-5           Inspection of Services (Cost-Reimbursement)
                                   (APR 1984)                                                                              None
 I. 82      FAR 52.246-25          Limitation of Liability -- Services (FEB 1997)                                          None
 I. 83      FAR 52.247-1           Commercial Bill of Lading Notations (APR 1984)                (a) U. S. Department of Energy
                                                                                                 (b) U. S. Department of Energy
                                                                                                 Contract No. DE-AC34-00RFO1904
                                                                                                 U. S. Department of Energy,
                                                                                                 Rocky Flats Field Office,
                                                                                                 Contracts Management Division,
                                                                                                 10808 Highway 93, Unit A,
                                                                                                 Golden, CO  80403-8200
 I. 84      FAR 52.247-63          Preference for U.S.-Flag Air Carriers (JAN 1997)                                        None
 I. 85      FAR 52.249-6           Termination (Cost Reimbursement) (SEP 1996)                                             None
 I. 86      FAR 52.249-14          Excusable Delays (APR 1984)                                                             None
 I. 87      FAR 52.251-1           Government Supply Sources (APR 1984)                                                    None
 I. 88      FAR 52.251-2           Interagency Fleet Management System Vehicles
                                   and Related Services (Jan 1991)                                                         None
 I. 89      FAR 52.252-2           Clauses Incorporated by Reference (FEB 1998)                 http://www.arnet.gov/far;
                                                                                                http://www.pr.doe.gov/dear.html
 I. 90      FAR 52.252-6           Authorized Deviations in Clauses (APR 1984)                      (b) The use in this
                                                                                                    solicitation or contract of
                                                                                                    any Department of Energy
                                                                                                    Acquisition Regulation (48
                                                                                                    CFR Part 9) clause with an
                                                                                                    authorized deviation is
                                                                                                    indicated by the addition
                                                                                                    of "(DEVIATION)" after the
                                                                                                    name of the regulation
 I. 91      FAR 52.253-1           Computer Generated Forms (JAN 1991)
 I. 92      DEAR 952.202-1         Definitions (JAN 1997)                                                                  None
 I. 93      DEAR 952.204-2         Security (SEP 1997)                                                                     None
 I. 94      DEAR 952.204-70        Classification/Declassification (SEP 1997)                                              None
 I. 95      DEAR 952.204-71        Sensitive Foreign Nations Controls (APR 1994)                                           None
 I. 96      DEAR 952.204-74        Foreign Ownership, Control, or Influence over
                                   Contractor (APR 1984)                                                                   None
 I. 97      DEAR 952.208-7         Tagging of Leased Vehicles (APR 1984)                                                   None
 I. 98      DEAR 952.209-72        Organizational Conflicts of Interest
                                   (JUN 1997) Alternate I                                                                  None


Rocky Flats Closure Contract No. DE-AC34-00RF01904

 I. 99      DEAR 952.222-70        Whistleblower Protection for Contractor
                                   Employees (APR 1999)                                                                    None
 I. 100     DEAR 952.217-70        Acquisition of Real Property (APR 1984)                                                 None
 I. 101     DEAR 952.223-75        Preservation of Individual Occupational
                                   Radiation Exposure Records (APR 1984)                                                   None
 I. 102     DEAR 952.224-70        Paperwork Reduction Act (APR 1994)                                                      None
 I. 103     DEAR 952.226-74        Displaced Employee Hiring Preference (JUN 1997)                                         None
 I. 104     DEAR 952.237-70        Collective Bargaining Agreements -- Protective
                                   Services (AUG 1993)                                                                     None
 I. 105     DEAR 952.245-5         Government Property (Cost Reimbursement, time
                                   and materials or labor cost)                                                            None
 I. 106     DEAR 952.247-70        Foreign Travel (FEB 1997)                                                               None
 I. 107     DEAR 952.250-70        Nuclear Hazards Indemnity Agreement (JUN 1996)                                          None
 I. 108     DEAR 952.251-70        Contractor Employee Travel Discounts (JUN 1995)                                         None
 I. 109     DEAR 970.5204-2        Integration of Environment, Safety, and Health
                                   into Work Planning and Execution (JUN 1997)                                             None
 I. 110     DEAR 970.5204-31       Insurance -- Litigation and Claims (JUN 1997)                                           None
 I. 111     DEAR 970.5204-58       Workplace Substance Abuse Programs at DOE Sites
                                   (AUG 1992)                                                                              None
 I. 112     DEAR 970.5204-72       Patent Rights -- Profit Making Management and
                                   Operating Contractors (MAR 1995)                                                        None
 I. 113     DEAR 970.5204-75       Pre-Existing Conditions (JUNE 1997)                                                     None
 I. 114     DEAR 970.5204-77       Workforce Restructuring Under Section 3161 of
                                   the National Defense Authorization Act for
                                   Fiscal Year 1993 (JUN 1997)                                                             None
 I. 115     DEAR 970.5204-78       Laws, Regulations, and DOE Directives
                                   (JUN 1997)                                                                              None
 I. 116     DEAR 970.5204-79       Access To and Ownership of Records (JUN 1997)                                           None
 I. 117     DEAR 970.5204-82       Rights in Data -- Facilities (FEB 1998)                                                 None
 I. 118     DEAR 970.5204-86       Conditional Payment of Fee (APR 1999)                                                   None


Rocky Flats Closure Contract No. DE-AC34-00RF01904


         PART III - LIST OF DOCUMENTS, EXHIBITS, AND OTHER ATTACHMENTS
                                   SECTION J
                              LIST OF ATTACHMENTS


Attachment A               Performance Guarantees

Attachment B               List of DOE Orders

Attachment C               Small and Small Disadvantaged Business Subcontracting
                           Plan

Attachment D               Representations and Certifications

Attachment E               Key Personnel

Attachment F               Reporting Requirements Checklist

Attachment G               Authorization Agreements

Attachment H               Schedule and Cost Incentive Graphs

Attachment I               Listing of Claims

Rocky Flats Closure Contract No. DE-AC34-00RF01904


                                   SECTION J

                                  ATTACHMENT B


           LAWS, REGULATIONS, AND DOE DIRECTIVES APPLICABLE TO RFETS

Rocky Flats Closure Contract No. DE-AC34-00RF01904

                                   SECTION J

                                  ATTACHMENT B

           LAWS, REGULATIONS, AND DOE DIRECTIVES APPLICABLE TO RFETS
           ---------------------------------------------------------

The DOE Directives and Laws found in the following listing are the "List of Applicable Laws and Regulations," "List of Applicable Directives" and "Lists A and B" as those terms are used in paragraph (b) of Clause I.115, LAWS, REGULATIONS, AND DOE DIRECTIVES. Exemptions, waivers and variances that exist in contract DE-AC34-95RF00825 will carry forward to this contract. This is not necessarily an all-inclusive list. The Contractor should follow the established exemption process to obtain relief from requirements of these regulations where applicable.

Section C refers to Statements of Commitment which detail a tailored and focused application of Directives for a closure project. The Field Office will enable this tailoring through a "best efforts" approach.

It is anticipated that during the performance of this contract, the conditions for applicability of certain DOE Directives may no longer exist. For example, when special nuclear materials (SNM) are removed from the site, the conditions for applicability of those DOE Directives addressing safeguard and security of such material may no longer exist. In any such situation where the Contractor seeks relief from the requirements of such DOE Directives, the Contractor may notify the Contracting Officer in writing, explaining the reasons for its belief that the DOE Directives no longer apply to contract performance. The Contractor may, at its own risk and assumption of all responsibility, cease to fulfill the requirements of such DOE Directives once written notification has been delivered to the Contracting Officer. The Contracting Officer may determine that the conditions for applicability of a DOE Directive still exist, and may direct the Contractor to continue compliance with the DOE Directive. Additionally, even without such direction by the Contracting Officer, if the conditions for applicability of a DOE Directive once again arise (e.g., SNM is discovered unexpectedly during demolition efforts), the DOE Directive will immediately become applicable once again. Sections or paragraphs of DOE Directives which are not applicable to RFETS (e.g., DOE C 460.2 Section 2 relative to shipping information on SNF and HLW) are self deleting.

LIST A:              Applicable Laws and Regulations
10 CFR 835           RADIOLOGICAL PROTECTION

10 CFR 830.120       QUALITY ASSURANCE

10 CFR 850           BERYLLIUM


LIST B.              Applicable DOE Directives

DOE C 140.1-1A       DEPARTMENT OF ENERGY INTERFACE WITH THE DEFENSE
                     NUCLEAR FACILITIES SAFETY BOARD                   01-26-99

DOE C 151.1          COMPREHENSIVE EMERGENCY MANAGEMENT SYSTEM         08-21-96

DOE C 200.1          INFORMATION MANAGEMENT PROGRAM                    09-30-96

DOE M 200.1-1        TELECOMMUNICATIONS SECURITY MANUAL                03-15-97

DOE N 205.1          UNCLASSIFIED CYBER SECURITY PROGRAM               07-26-99

DOE C 210.1          PERFORMANCE INDICATORS AND ANALYSIS OF OPERATIONS
                     INFORMATION                                       09-27-95

DOE C 224.1          CONTRACTOR PERFORMANCE-BASED BUSINESS MANAGEMENT


                           Section J, Attach B - Pg 1

Rocky Flats Closure Contract No. DE-AC34-00RF01904

                     PROCESS                                           12-08-97

DOE C 225.1A         ACCIDENT INVESTIGATIONS                           11-26-97

DOE M 231.1-1        ENVIRONMENT, SAFETY AND HEALTH REPORTING MANUAL   09-30-95
                     CHANGE 001                                        11-07-96

DOE C 232.1A         OCCURRENCE REPORTING AND PROCESSING OF OPERATIONS
                     INFORMATION                                       07-21-97

DOE C 241.1          SCIENTIFIC AND TECHNICAL INFORMATION MANAGEMENT   08-17-98

DOE M 232.1-1A       OCCURRENCE REPORTING AND PROCESSING OF OPERATIONS
                     INFORMATION                                       07-21-97

DOE C 311.1A         EQUAL EMPLOYMENT OPPORTUNITY AND DIVERSITY
                     PROGRAM                                           12-30-96

DOE C 350.1          CONTRACTOR HUMAN RESOURCE MANAGEMENT PROGRAMS,
                     Change 1                                          05-08-98


DOE C 413.1          MANAGEMENT CONTROL PROGRAM                        12-06-95

DOE C 414.1A         QUALITY ASSURANCE                                 11-24-98

DOE C 420.1          FACILITY SAFETY                                   10-13-95

DOE O 425.1A         STARTUP AND RESTART OF NUCLEAR FACILITIES         12-28-98

DOE O 430.1A         LIFE CYCLE ASSET MANAGEMENT                       10-14-98

DOE O 435.1          RADIOACTIVE WASTE MANAGEMENT                      07-09-99

DOE C of N 440.1     PERFORMANCE ELEMENTS FOR DEVELOPMENT OF A CHRONIC
                     BERYLLIUM DISEASE PREVENTION PROGRAM               7-15-97

DOE C of O 440.1A    WORKER PROTECTION MANAGEMENT FOR DOE FEDERAL      03-27-98
                     AND CONTRACTOR EMPLOYEES

DOE N 441.1          RADIOLOGICAL PROTECTION FOR DOE ACTIVITIES        09-29-95

DOE O 442.1          DEPARTMENT OF ENERGY EMPLOYEE CONCERNS PROGRAM    02-01-99

DOE C 460.1A         PACKAGING AND TRANSPORTATION SAFETY               10-02-96

DOE C 460.2          DEPARTMENTAL MATERIALS TRANSPORTATION AND
                     PACKAGING MANAGEMENT                              09-27-95

DOE C 470.1          CONTRACTOR SAFEGUARDS AND SECURITY PROGRAM
                     REQUIREMENTS                                      09-28-95

DOE C 470.2          SAFEGUARDS AND SECURITY INDEPENDENT OVERSIGHT
                     PROGRAM

DOE C 471.1          IDENTIFICATION AND PROTECTION OF UNCLASSIFIED
                     CONTROLLED NUCLEAR INFORMATION                    08-11-99

DOE C 471.2A         INFORMATION SECURITY PROGRAM                      03-27-97


                           Section J, Attach B - Pg 2

Rocky Flats Closure Contract No. DE-AC34-00RF01904


DOE M 471.2-1B       CLASSIFIED MATTER PROTECTION AND CONTROL MANUAL   01-06-99

DOE M 471.2-2        CLASSIFIED INFORMATION SYSTEMS SECURITY MANUAL    08-03-99

DOE C 472.1B         PERSONNEL SECURITY ACTIVITIES                     03-24-97

DOE M 473.2-1        FIREARMS QUALIFICATION COURSES MANUAL             07-08-97
                     CHANGE 001                                        08-21-97

DOE O 474.1          CONTROL AND ACCOUNTABILITY OF NUCLEAR MATERIALS   08-11-99

DOE M 474.1-1        MANUAL FOR CONTROL AND ACCOUNTABILITY OF NUCLEAR
                     MATERIALS                                         08-11-99

DOE M 474.1-2        NUCLEAR MATERIALS MANAGEMENT AND SAFEGUARDS
                     SYSTEM REPORTING AND DATA SUBMISSION              02-10-98
                     CHANGE 001                                        04-27-98
                     CHANGE 002                                        11-16-98

DOE C 475.1-1        IDENTIFYING CLASSIFIED INFORMATION                05-08-98
                     [Includes only Attachment 2, the CRD document within Manual 475.1-1, along with the Definitions in Attachment 1 and the "Index-CRD".]

N/A                  ACCOUNTING HANDBOOK                                Undated
                     (This document issued 10/17/95 by letter, E.E. Smedley to distribution)

DOE O 1240.2B        UNCLASSIFIED VISITS AND ASSIGNMENTS BY FOREIGN
                     NATIONALS                                         08-21-92
                     CHANGE 001                                        09-03-92

DOE O 1270.2B        SAFEGUARDS AGREEMENT WITH THE INTERNATIONAL
                     ATOMIC ENERGY AGENCY                              06-23-92

DOE O 1300.2A        DEPARTMENT OF ENERGY TECHNICAL STANDARDS PROGRAM  05-19-92

DOE O 1300.3         POLICY ON THE PROTECTION OF HUMAN SUBJECTS        08-23-90

DOE O 1450.4         CONSENSUAL LISTENING-IN TO OR RECORDING
                     TELEPHONE/RADIO
                     CONVERSATIONS                                     11-12-92

DOE O 1500.3         FOREIGN TRAVEL AUTHORIZATION                      11-10-86
                     CHANGE 007                                        07-06-94

DOE O 2030.4B        REPORTING FRAUD, WASTE, AND ABUSE TO THE OFFICE
                     OF INSPECTOR GENERAL                              05-18-92

DOE O 2300.1B        AUDIT RESOLUTION AND FOLLOWUP                     06-08-92

DOE O 2320.1C        COOPERATION WITH THE OFFICE OF INSPECTOR GENERAL  05-18-92

DOE O 2321.1B        AUDITING OF PROGRAMS AND OPERATIONS               05-14-92

DOE O 4330.4B        MAINTENANCE MANAGEMENT PROGRAM                    02-10-94

DOE O 5400.5         RADIATION PROTECTION OF THE PUBLIC AND THE
                     ENVIRONMENT                                       02-08-90
                     CHANGE 002                                        01-07-93


                           Section J, Attach B - Pg 3

Rocky Flats Closure Contract No. DE-AC34-00RF01904


                     [Excluding Paragraph 1a(3)(a) of Chapter II]

DOE O 5480.19        CONDUCT OF OPERATIONS REQUIREMENTS FOR DOE
                     FACILITIES                                        07-09-90
                     CHANGE 001                                        05-18-92

DOE O 5480.20A       PERSONNEL SELECTION, QUALIFICATION AND TRAINING
                     REQUIREMENTS FOR DOE NUCLEAR FACILITIES           11-15-94

DOE O 5480.21        UNREVIEWED SAFETY QUESTIONS                       12-24-91

DOE O 5480.22        TECHNICAL SAFETY REQUIREMENTS, CHG 2              01-23-96

DOE O 5480.23        SAFETY ANALYSIS REPORTS, CHG 1                    03-10-94

DOE O 5530.1A        ACCIDENT RESPONSE GROUP                           09-20-91

DOE O 5530.2         NUCLEAR EMERGENCY SEARCH TEAM                     09-20-91

DOE O 5530.3         RADIOLOGICAL ASSISTANCE PROGRAM                   01-14-92
                     CHANGE 001                                        04-10-92

DOE O 5530.4         AERIAL MEASURING SYSTEM                           09-20-91

DOE O 5530.5         FEDERAL RADIOLOGICAL MONITORING AND ASSESSMENT
                     CENTER                                            07-10-92
                     CHANGE 001                                        12-02-92

DOE O 5610.2         CONTROL OF WEAPON DATA                            08-01-80
                     CHANGE 001                                        09-02-86

DOE O 5610.12        PACKAGING AND OFFSITE TRANSPORTATION OF NUCLEAR
                     COMPONENTS, AND SPECIAL ASSEMBLIES ASSOCIATED
                     WITH THE NUCLEAR EXPLOSIVES AND WEAPON SAFETY
                     PROGRAM                                           07-26-94

DOE O 5610.14        TRANSPORTATION SAFEGUARDS SYSTEM PROGRAM
                     OPERATIONS                                        05-12-93

DOE O 5632.1C        PROTECTION AND CONTROL OF SAFEGUARDS AND
                     SECURITY INTERESTS                                07-15-94

DOE M 5632.1C-1      MANUAL FOR PROTECTION AND CONTROL OF SAFEGUARDS
                     AND SECURITY INTERESTS                            07-15-94
                     CHANGE 001                                        04-10-96
                     (Excluding Chapter III, paragraphs 1, 2, and
                     4 - 9; and Excluding Chapter XI)

DOE O 5632.7A        PROTECTIVE FORCES                                 04-13-94
                     CHANGE 001                                        02-13-95

DOE O 5639.8A        SECURITY OF FOREIGN INTELLIGENCE INFORMATION AND
                     SENSITIVE COMPARTMENTED INFORMATION FACILITIES    07-23-93

DOE O 5660.1B        MANAGEMENT OF NUCLEAR MATERIALS                   05-26-94

DOE O 5670.1A        MANAGEMENT AND CONTROL OF FOREIGN INTELLIGENCE    01-15-92

DOE O 5670.3         COUNTERINTELLIGENCE PROGRAM                       09-04-92



                           Section J, Attach B - Pg 4

Rocky Flats Closure Contract No. DE-AC34-00RF01904




                                   SECTION J

                                  ATTACHMENT C


           SMALL AND SMALL DISADVANTAGED BUSINESS SUBCONTRACTING PLAN

ROCKY FLATS CLOSURE CONTRACT NO.                  KAISER-HILL COMPANY, L.L.C.
DE-AC34-00RF01904


           Small and Small Disadvantaged Business Subcontracting Plan
                                      for
                          Kaiser-Hill Company, L.L.C.
               Rocky Flats Closure Contract No. DE-AC34-OORF01904

                       Submitted to Department of Energy

ITEM/SERVICE: Rocky Flats 2006 Closure Project (Closure Project)

I. Introduction

   In accordance with Federal Acquisition Regulation 52.219-9, titled Small and Small Disadvantaged Business Subcontracting Plan, Kaiser-Hill will implement a graded approach to procurement (i.e. the application of only the appropriate terms, conditions, and other requirements to a given acquisition) which maximizes competitive opportunities among small, HubZone small, small disadvantaged, 8(a) and woman-owned small business concerns while optimizing opportunities for success in performance of the subcontracted work. Kaiser-Hill is committed to exceeding the goals set forth in this plan by implementing effective procurement planning that focuses on meeting project requirements.

        A. Policy Statement

           It is the Policy of the United States Government and Kaiser-Hill Company, L.L.C. that small business concerns, HUBZone small business concerns, small business concerns owned and controlled by socially and economically disadvantaged individuals and small business concerns owned and controlled by women shall have the maximum practicable opportunity to participate in the performance of government subcontracts awarded by Kaiser-Hill. It is Kaiser-Hill's intention to aggressively pursue, wherever possible, subcontracting opportunities with small business HUBZone small business small disadvantaged business and woman-owned small business concerns, in accordance with Public Law 99-661 and 100-180.

        B. Definitions

           1. Small Business (SB) concern means a small business as defined pursuant to Section 3 of the Small Business Act and in relevant regulations promulgated pursuant thereto, defined as a concern, including its affiliates that is independently owned and operated, not dominant in the field of operation in which it is bidding on Government contracts, and qualified as a small business under applicable size standards.

Use or disclosure of data contained                            Base Proposal
on this sheet is subject to the           SB/SDB Subcontracting Plan -Page 1
restriction on title page of
this proposal.

ROCKY FLATS CLOSURE CONTRACT NO.                  KAISER-HILL COMPANY, L.L.C.
DE-AC34-00RF01904

   2. Small Disadvantaged Business (SDB) concern means a small business concern that:

      a. Is at least 51 percent owned by one or more individuals who are both socially and economically disadvantaged or a publicly-owned business having at least 51 percent of its stock owned by one or more socially and economically disadvantaged individuals; and

      b. Has its management and daily business controlled by one or more such individuals.

   3. Woman-Owned Small Business (WOSB) concern means a small business that is at least 51 percent owned by a woman or women who control and operate the business. Control in this context means exercising the power to make policy decisions. Operate in this context means being actively involved in the day-to-day management of the business. Woman means all woman small business owners.

   4. HUBZone Small Business means a small business as defined in paragraph B.1 above that appears on the list of Qualified HUBZone Small Business Concerns maintained by the SBA.

   5. Subcontract includes purchase orders.

   6. Kaiser-Hill shall have the same meaning as Contractor.

II. FY00 Goals

   A. Transition From Existing Prime Contract No. DE-AC34-95RF00825 to New Closure Contract No. DE-AC3400RF01904:

      The closure contract subcontracting plan contained herein includes similar methods and procedures as the previous Kaiser-Hill subcontracting plan approved by DOE/RFFO under prime contract number DE-AC34-RFOO825. It is important to note, however, that this new subcontracting plan for the new closure prime contract. (DE-AC34-OORF01904) incorporates Kaiser-Hill's new subcontracting strategy to organizationally and functionally arrange the site closure work under Kaiser-Hill's new project-focus management approach. Consequently, Kaiser-Hill Team Subcontractors previously identified as SSOC, RMRS, RFCSS and WSLLC will transition into traditional project focused subcontracts (non-Team subcontractors) subject to individual and separate subcontracting plans as set forth by the Kaiser-Hill approved subcontracting plan.

   B. Transition and Post-Transition FY00 Goals:

      It is anticipated that the new project-focused subcontracts will be awarded by April 1, 2000. Therefore, the calculation methods and assumptions used from October 1, 1999 to April 1, 2000 for (SSOC, RMRS, RFCSS and WSLLC) will be those previously applied under prime contract number DE-AC34-95RFOO825 and yield the following goals:


Use or disclosure of data contained                            Base Proposal
on this sheet is subject to the           SB/SDB Subcontracting Plan -Page 2
restriction on title page of
this proposal.

ROCKY FLATS CLOSURE CONTRACT NO.                  KAISER-HILL COMPANY, L.L.C.
DE-AC34-00RF01904

 I. Fiscal Year 2000 Goals (October 1, 1999 thru March 30, 2000)

                    SB            SDB           WOSB

    KH          $20,500,000   $6,500,000     $ 2,750,000
    RFCSS       $ 7,000,000   $1,500,000     $ 1,250,000
    RMRS        $12,400,000   $7,750,000     $ 2,000,000
    SSOC        $20,000,000   $3,500,000     $ 2,000,000
    WSLLC       $ 2,600,000     $750,000     $ 2,000,000

    TOTAL       $62,500,000  $20,000,000     $10,000,000

 2. Fiscal Year 2000 Goals (April 1, 2000 through September 30, 2000)

    The following FY00 goal calculation assumptions will be used effective April 1, 2000 or actual date of completion of team subcontractors transition to project-focused (non-team) -subcontracts and yield the following goals:

              SB          SDB        WOSB       HUBZONE

    KH    $62,500,000 $20,000,000 $10,000,000  $1,396,500
                                               (.5% of FY Contract
                                               Value divided by 2)
3.  Total FY2000:

              SB          SDB        WOSB      HUBZONE
         $125,000,000 $40,000,000 $20,100,000 $1,396,500

 4. Calculation Rules:

    Kaiser-Hill's proposed small business goals will be submitted in writing October 1 of each year during the term of this contract or by such later dates as the Contracting Officer may authorize in writing.

    Dollars awarded to small business means all dollars to a SB subcontractor by Kaiser-Hill and its large business subcontractors (at any tier).

    Dollars awarded to HubZone small businesses means all dollars awarded by Kaiser-Hill, its large business subcontractors, or non-hubzone small business subcontractors (at any tier).


Use or disclosure of data contained                            Base Proposal
on this sheet is subject to the           SB/SDB Subcontracting Plan -Page 3
restriction on title page of
this proposal.

ROCKY FLATS CLOSURE CONTRACT NO.                  KAISER-HILL COMPANY, L.L.C.
DE-AC34-00RF01904

          Dollars awarded to small disadvantaged business (includes 8(a) subcontractors) means all dollars awarded by Kaiser-Hill, its large business subcontractors, or small, non-disadvantaged business subcontractors (at any tier).

  III. Objectives

  The objectives of Kaiser-Hill's SB/SDB/WOSB subcontracting plan are:

     A. To seek qualified, diverse SB/SDB/WOSB concerns and provide the entities an equitable opportunity to compete for subcontracts under this contract.

     B. To establish goals and objectives that encourage increased participation by SB/ SDB/WOSB concerns in the competitive process. Goals and objectives will be established prior to each fiscal year.

     C. To utilize, to the maximum extent practicable, SB/SDB/WOSB concerns.

     D. To focus on SB/SDB/WOSB subcontractor success by rewarding excellent performance with incentive fees and opportunities for further or increased participation.

     E. Organize and present periodic training seminars on how to qualify for an SB/SDB/WOSB Subcontract.

     F. Implement a Business Opportunity System that uses the Internet to expand access by SB/SDB1WOSBs to the procurement process by using electronic bulletin boards, standardized documents such as representations and certifications, terms and conditions, and electronic source lists.

  IV. Procedures

  Kaiser-Hill will follow the procedures listed below to achieve the goals and objectives of this plan.

     A. Upon the completion of major team subcontractor transition to project focused subcontracts, commit that the Small Business Liaison Officer will assume the responsibilities of managing Kaiser-Hill's SB/SDB/WOSB subcontracting program under this contract. The designated individual will:

        1. Report directly to the Vice President Subcontract, Technical and Site Services

        2.  Interface with SBA to develop opportunities for SB/SDB/WOSB;

        3.  Maintain liaison with the Government concerning SB/SDB/WOSBs;

        4. Search for SB/SDB/WOSB sources and maintain qualified SB/SDB/WOSB source lists for use by Kaiser-Hill in procurements, including those expected to exceed $ 100,000. Kaiser-Hill may reserve purchases of $100,000 or less exclusively for SB's and purchases of $50,000 or less for SDB's and WOSB's where there is a reasonable expectation that bids, competitive as to price, quality, and delivery, will be obtained from two or more responsible firms of the appropriate type;

        5. Review and evaluate SB/SDB/WOSB subcontracting plans submitted to Kaiser-Hill in connection with supply and /or service awards of $500,000 or greater (or $1,000,000 or


Use or disclosure of data contained                            Base Proposal
on this sheet is subject to the           SB/SDB Subcontracting Plan -Page 4
restriction on title page of
this proposal.

ROCKY FLATS CLOSURE CONTRACT NO.                  KAISER-HILL COMPANY, L.L.C.
DE-AC34-00RF01904

            greater for construction) and assure that such plans are similar to the subcontracting plan agreed to by Kaiser-Hill under this contract; and

        6. Submit and ensure subcontractors submit SF 294 and/or SF 295 in accordance with the instructions on the forms.

     B. Assure that SB/SDB/WOSB concerns are provided an opportunity to equitably compete for subcontracts, particularly by arranging solicitations to facilitate the participation of these business concerns in consideration of site priorities. Where Kaiser-Hill's lists of potential subcontractors are excessively long, reasonable efforts shall be made to give all such types of concerns an opportunity to compete over a period of time.

     C. Maintain records showing (i) whether each prospective subcontractor is a SB/SDB/WOSB concern, (ii) procedures that have been adopted to comply with the requirements set forth in this Subcontracting Plan, and (iii) with respect to the award of any subcontract exceeding $100,000, as follows:

        1. Whether the subcontract award was to an SB/SDB/WOSB or large business;

        2.  Whether more than two SB/SDB/WOSB concerns were solicited;

        3. The rationale for not soliciting SB/SDB/WOSB concerns if such firms were not solicited, and

        4. The reasons for award to firms other than SB/SDB/WOSB concerns if such firms were solicited.

        Note: The records maintained above will be in a form determined by Kaiser-Hill. Such reports will be considered to be management records only and need not be submitted routinely to the Government; however, records maintained pursuant to this subcontracting plan will be kept available for review.

     D. Cooperate with the Contracting Officer and the SBA in any requested studies and surveys of Kaiser-Hill's subcontracting procedures and practices under this contract.

     E. Submit information with respect to subcontracting with SB/SDB/WOSBs as requested by the Contracting Officer.

     F. Maintain and use information from the SB/SDB/WOSB Kaiser-Hill Directory and from DOE sources, including the Pro-Net to identify each category and type of subcontractor for new subcontracting opportunities

     G. Receive all appropriate visiting SB/SDB/WOSBs who desire to explain the entity's capabilities, products and services. Explain the routine of doing business with Kaiser-Hill.

     H. Consider categories of procurements for exclusive SB participation, provided that there are sufficient qualified firms to offer the needed product or service and to assure reasonable prices, quality and acceptable delivery.

     I. Consider subcontracts with firms certified with the SBA under the
        Section 8(a) program.

     J. Include the clause entitled Utilization of Small, Small Disadvantaged and Woman-Owned Small Business Concerns in all subcontracts that offer further subcontracting opportunities.


Use or disclosure of data contained                            Base Proposal
on this sheet is subject to the           SB/SDB Subcontracting Plan -Page 5
restriction on title page of
this proposal.

ROCKY FLATS CLOSURE CONTRACT NO.                  KAISER-HILL COMPANY, L.L.C.
DE-AC34-00RF01904

        Require all subcontractors (except SB/SDB/WOSB Concerns) that receive subcontracts in excess of $500,000 ($ 1,000,000 for construction) to adopt a plan similar to the plan required by the clause entitled Small Business and Small Disadvantaged Business Subcontracting Plan.

     K. Consider privatization initiatives that are set aside for SB/SDB/WOSB concerns.

V. Responsibilities

     A. Kaiser-Hill's technical groups shall cooperate with the Kaiser-Hill procurement department in considering SB/SDB/WOSBs equitably and fairly as sources of supply.

     B. Major purchases (in excess of $100,000) shall be examined to determine the feasibility of breaking them down into smaller units so that SB/SDB/WOSBs may qualify as manufacturers and/or suppliers for such requirements.

     C. Kaiser-Hill shall, in accordance with Section VI of this document establish realistic and attainable goals and measure progress toward reaching those goals.

VI. Reports

     A. Reports shall be submitted to the DOE as requested in writing, in the frequency required and in the format agreed upon. Special reports shall be kept to a minimum.

     B. Quarterly reports on SB/SDB/WOSB activities shall also be furnished to Kaiser-Hill's management staff.

     C.  SBA reports will be provided semi-annually.

     D. Exceptional performance by any Kaiser-Hill employee in advancing the SB/SDB/WOSB program will be reported to Kaiser-Hill senior management and DOE. If weaknesses occur that interfere with the achievement of goals and objectives, the weakness shall be brought to the attention of Kaiser-Hill's management staff for appropriate remedial action.

VII. Goals

     A. Kaiser-Hill's proposed SB/SDB/WOSB goals will be submitted in writing by October 1st of each year during the term of this contract or by such later date as the Contracting Officer may authorize in writing. The proposed fiscal year goals will be based on the latest available procurement projections, advance financial plan projections and historical data.

     B. Dollars awarded to SB means all dollars awarded to an SB subcontractor by Kaiser-Hill and its large business subcontractors (at any tier). Dollars awarded to HUBZone SBs means all dollars awarded by Kaiser-Hill, its large business subcontractors, and non-HUBZone SB awards at any tier awarded to a firm that is a HUBZone SB. Dollars awarded to SDB means all dollars awarded to a SDB subcontractor by Kaiser-Hill, its large business subcontractors, or a small, non-disadvantaged business subcontractor, at any tier.

         1. Service Categories

            SB/SDB/WOSB are offered opportunities to submit proposals related to, but not necessarily limited to the following:


Use or disclosure of data contained                            Base Proposal
on this sheet is subject to the           SB/SDB Subcontracting Plan -Page 6
restriction on title page of
this proposal.

ROCKY FLATS CLOSURE CONTRACT NO.                  KAISER-HILL COMPANY, L.L.C.
DE-AC34-00RF01904

               a. Architect-engineering services

               b. Professional services

               c. augmentation

               d. Travel agency services

               e. Construction subcontracts in:

                    o Mechanical

                    o Electrical

                    o Fencing

                    o General construction

                    o Testing and inspection

                    o Painting

                    o Excavation

                    o Landscaping

               f. Construction management

               g. Other Specialty subcontracts

               h. Vending service

               i. Food service

               j. Computer equipment

               k. Computer training/software

               l. Clerical support

         2. Method of Developing Goals

            The method used by Kaiser-Hill to develop its SB/SDB/WOSB subcontracting goals are based on the factors stated in Section II above. These factors include:

               a. DOE-approved goals for FY2000

               b. Past projects

               c. Analysis of major (over $100,000) procurement projections

               d. Established vendor database

               e. Survey of procurement managers

               f. Consideration of DOE Contracting Officer's recommendations

               g. Analysis of historical socioeconomic performance by
                  Kaiser-Hill


Use or disclosure of data contained                            Base Proposal
on this sheet is subject to the           SB/SDB Subcontracting Plan -Page 7
restriction on title page of
this proposal.

ROCKY FLATS CLOSURE CONTRACT NO.                  KAISER-HILL COMPANY, L.L.C.
DE-AC34-00RF01904

               h. HUBZone data provided by the SBA

         3. Outreach Program

            Kaiser-Hill will actively participate in local and national organizations including but not limited to Minority Enterprises, Inc., local chambers of commerce, the Small and Disadvantaged Business Committee, Economic and Empowerment Breakfasts.

            Kaiser-Hill will actively seek new SB/SDB/W0SB sources by establishing a Small/Small Disadvantaged Business/Diversity Advocate program and by active participation in outreach activities and other related functions where participation is expected to expose new or additional qualified concerns to the opportunities at the Rocky Flats Environmental Technology Site.

            Kaiser-Hill will continue its efforts to augment its source data of SB/SDB/WOSB concerns. To the extent practicable, Kaiser-Hill will use the following source data:

               a. Government agency information

               b. Small and small disadvantaged business trade information

               c. Small and small disadvantaged business directories both regional and multi-regional

               d. Woman-owned business directories

               e. Kaiser FLU internal source lists

               f. Existing Rocky Flats vendor information

               g. ProNet searches

               h. Data provided by the SBA regarding HUBZone areas and HUBZone subcontractors

         4. Method of Identifying Potential Sources

            Procurement personnel (and other site personnel as appropriate) will have access to computerized data files on potential SB/SDB/W0SB concerns that will be maintained by Kaiser-Hill.

               a. Section 8(a) Subcontractors: When authorized by DOE,
                  Kaiser-Hill will subcontract directly with firms qualified under Section 8(a) of the Small Business Act. Kaiser-Hill will identify projects and procurements that appear appropriate for subcontracting to 8(a) firms.

                  Lower tier subcontract awards to SB/SDB/WOSB concerns:
                  Kaiser-Hill will encourage its large business subcontractors (whether or not their subcontracts require a subcontracting plan) to provide lower-tier subcontracting opportunities to SB/SDB/WOSB concerns. Kaiser-Hill will use the same data sources as described in paragraph III of this plan to assist large business subcontractors in identifying business sources.

                  In addition, procurement personnel will be encouraged to attend procurement conferences, seminars, trade fairs and other related functions where participation is expected to expose new or additional qualified SB/SDB/WOSB concerns.



Use or disclosure of data contained                            Base Proposal
on this sheet is subject to the           SB/SDB Subcontracting Plan -Page 8
restriction on title page of
this proposal.

ROCKY FLATS CLOSURE CONTRACT NO.                  KAISER-HILL COMPANY, L.L.C.
DE-AC34-00RF01904

               b. Access to solicitation sets and data. To the extent
                  practicable, Kaiser-Hill will assure that SB/SDB/WOSB concerns have access to solicitations and are provided maximum opportunity to participate in Kaiser-Hill subcontracts.

                  Kaiser-Hill will actively solicit and counsel SB/SDB/WOSB concerns for the purpose of enhancing the potential for participation in the Kaiser-Hill subcontracting program. Kaiser-Hill will work toward the utilization of an Internet home page or electronic bid board for identifying procurement opportunities

         5. Indirect Cost

            Kaiser-Hill does not include indirect and Overhead posts in establishing goals for its Subcontracting Plan for any subcontract regardless if it is a large business, SB, SDB, or WOSB.



Signed: /s/ Norman B. Sandlin
       -------------------------
       Norman B. Sandlin

Title: Director, Contracts

Date:  November 15,1999



Use or disclosure of data contained                            Base Proposal
on this sheet is subject to the           SB/SDB Subcontracting Plan -Page 9
restriction on title page of
this proposal.

                                   SECTION J
                                  ATTACHMENT D

                        REPRESENTATIONS AND CERTIFICATIONS

ROCKY FLATS CLOSURE CONTRACT NO.                  KAISER-HILL COMPANY, L.L.C.
DE-AC34-00RF01904

                                   SECTION J

                                 ATTACHMENT D

        REPRESENTATIONS, CERTIFICATIONS AND OTHER STATEMENTS OF OFFERORS

                               TABLE OF CONTENTS

Section                    Provision

K.1   NOTICE LISTING SOLICITATION PROVISIONS INCORPORATED BY
      REFERENCE
K.2   FAR 52.204-3 TAXPAYER IDENTIFICATION (OCT 1998)
K.3   FAR 52.204-5 WOMEN-OWNED BUSINESS (OCT 1995)
K.4 FAR 52.209-5 CERTIFICATION REGARDING DEBARMENT, SUSPENSION, PROPOSED DEBARMENT, AND OTHER RESPONSIBILITY MATTERS (MAR.
      1996)
K.5 FAR 52.219-1 SMALL BUSINESS PROGRAM REPRESENTATIONS (OCT 1998) ALTERNATE II (JAN 1999)
K.6   FAR 52.219-22 SMALL DISADVANTAGED BUSINESS STATUS (OCT 1998)
K.7   FAR 52.222-22 PREVIOUS CONTRACTS AND COMPLIANCE REPORTS (FEB
      1999)
K.8   FAR 52.222-25 AFFIRMATIVE ACTION COMPLIANCE (APR 1984)
K.9   FAR 52.223-1 CLEAN AIR AND WATER CERTIFICATION (APR 1984)
K.10  FAR 52.223-13 CERTIFICATION OF TOXIC CHEMICAL RELEASE REPORTING
      (OCT 1996)
K.11  FAR 52.227-6 ROYALTY INFORMATION (APR 1994)
K.12 FAR 52.227-15 REPRESENTATION OF LIMITED RIGHTS DATA AND RESTRICTED COMPUTER SOFTWARE (JUN 1987)
K.13  FAR 52.230-1 COST ACCOUNTING STANDARDS NOTICES AND
      CERTIFICATION (APR 1998)
K.14  FAR 52.252-1 SOLICITATION PROVISIONS INCORPORATED BY REFERENCE
      (FEB 1998)
K.15 DEAR 952.204-73 FOREIGN OWNERSHIP, CONTROL, OR INFLUENCE OVER CONTRACTOR (JUL 1997)
K.16  DEAR 952.209-8 ORGANIZATIONAL CONFLICTS OF INTEREST DISCLOSURE
      (JUNE 1997)
K.17  DEAR 970.5204-57 AGREEMENT REGARDING WORKPLACE SUBSTANCE
      ABUSE PROGRAMS AT DOE SITES (SEP 1997)
K.18  SIGNATURE/CERTIFICATION

Attachment - Standard Form 328 Certificate Pertaining to Foreign Interests

Use or disclosure of data contained                            Base Proposal
on this sheet is subject to the                          Representations and
restriction on title page of                        Certificates - Page 1
this proposal.

ROCKY FLATS CLOSURE CONTRACT NO.                  KAISER-HILL COMPANY, L.L.C.
DE-AC34-00RF01904

K.1   NOTICE LISTING SOLICITATION PROVISIONS INCORPORATED BY
REFERENCE

      The following solicitation provisions pertinent to this section are hereby incorporated by reference (by Citation Number, Title, and Date) in accordance with the FAR provision at FAR "52.252-1 SOLICITATION PROVISIONS INCORPORATED BY REFERENCE (FEB 1998)."

      NUMBER      TITLE                                     DATE
      52.203-11  CERTIFICATION AND DISCLOSURE               APR 1991
                 REGARDING PAYMENTS TO INFLUENCE
                 CERTAIN FEDERAL TRANSACTIONS

      52.223-4        RECOVERED MATERIALS CERTIFICATION
      OCT 1997

K2    FAR 52.204-3 TAXPAYER IDENTIFICATION (OCT 1998)

      (a)   Definitions.

            "Common parent," as used in this provision, means that corporate entity that owns or controls an affiliated group of corporations that files its Federal income tax returns on a consolidated basis, and of which the offeror is a member.

            "Taxpayer Identification Number (TIN)," as used in this provision, means the number required by the Internal Revenue Service (IRS) to be used by the offeror in reporting income tax and other returns, The TIN may be either a Social Security Number or in Employer Identification Number.

      (b) All offerors must submit the information required in paragraphs (d) through (f) of this provision to comply with debt collection requirements of 31 U.S.C. 770 1(c) and 3325(d), reporting requirements of 26 U.S.C. 6041, 6041A, and 6050M, and implementing regulations issued by the IRS. If the resulting contract is subject to the payment reporting requirements described in Federal Acquisition Regulation (FAR) 4.904, the failure or refusal by the offeror to furnish the information may result in a 31 percent reduction of payments otherwise due under the contract.

      (c) The TIN may be used by the Government to collect and report on any delinquent amounts arising out of the offeror's relationship with the Government (31 U.S.C. 7701 (c)(3)). If the resulting contract is subject to the payment reporting requirements described in FAR 4.904, the TIN provided hereunder may be matched with IRS records to verify the accuracy of the offeror's TIN.

      (d)   Taxpayer Identification Number (TIN).

            [X] TIN 84-1296851


Use or disclosure of data contained                            Base Proposal
on this sheet is subject to the                          Representations and
restriction on title page of                           Certificates - Page 2
this proposal.

ROCKY FLATS CLOSURE CONTRACT NO.                  KAISER-HILL COMPANY, L.L.C.
DE-AC34-00RF01904


            [ ] TIN has been applied for.

            [ ] TIN is not required because:

            [ ] Offeror is a nonresident alien, foreign corporation, or foreign partnership that does not have income effectively connected with the conduct of a trade or business in the United States and does not have an office or place of business or a fiscal paying agent in the United States;

            [ ] Offeror is an agency or instrumentality of a foreign government;

            [ ] Offeror is an agency or instrumentality of the Federal
                Government

      (e)   Type of organization.

            [ ] Sole proprietorship;

            [ ] Partnership;

            [ ] Corporate entity (not tax-exempt);

            [ ] Corporate entity (tax-exempt);

            [ ] Government entity (Federal, State, or local);

            [ ] Foreign government;

            [ ] International organization per 26 CFR 1.6049-4;

            [X] Other A Limited Liability Company

      (f)   Common parent.

            [X] Offeror is not owned or controlled by a common parent as defined in paragraph (a) of this provision.

            [ ] Name and TIN of common parent:

                  Name
                      ------------------------------
                  TIN
                      ------------------------------

K.3  FAR 52.204-5 WOMEN-OWNED BUSINESS (OCT 1995)

      (a) Representation. The offeror represents that it [ ] is, [X] is not a women-owned business concern.



Use or disclosure of data contained                            Base Proposal
on this sheet is subject to the                          Representations and
restriction on title page of                           Certificates - Page 3
this proposal.

ROCKY FLATS CLOSURE CONTRACT NO.                  KAISER-HILL COMPANY, L.L.C.
DE-AC34-00RF01904

      (b) Definition. "Women-owned business concern," as used in this provision, means a concern which is at least 51 percent owned by one or more women; or in the case of any publicly owned business, at least 51 percent of the stock of which is owned by one or more women; and whose management and daily business operations are controlled by one or more women.

K.4 FAR 52.209-5 CERTIFICATION REGARDING DEBARMENT, SUSPENSION, PROPOSED DEBARMENT, AND OTHER RESPONSIBILITY MATTERS (MAR 1996)

      (a)  (1)   The Offeror certifies, to the best of its knowledge and belief, that -

                     The Offeror and/or any of its Principals -

                      (A) Are [ ] are not [X] presently debarred, suspended, proposed for debarment, or declared ineligible for the award of contracts by any Federal agency;

                      (B) Have [ ] have not [X], within a 3-year period preceding this offer, been convicted of or had a civil judgment rendered against them for- commission of fraud or a criminal offense in connection with obtaining, attempting to obtain, or performing a public (Federal, state, or local) contract or subcontract; violation of Federal or state antitrust statutes relating to the submission of offers; or commission of embezzlement, theft, forgery, bribery, falsification or destruction of records, making false statements, tax evasion or receiving stolen property; and

                      (C) Are [ ] are not [X] presently indicted for, or otherwise criminally or civilly charged by a governmental entity with, commission of any of the offenses enumerated in subdivision (a)(1)(i)(B) of this provision.

                 (ii) The Offeror has [ ] has not [X], within a 3-year period preceding y this offer, had one or more contracts terminated for default by an Federal agency.

            (2) "Principals," for the purposes of this certification, means officers; directors; owners; partners; and, persons having primary management or supervisory responsibilities within a business entity (e.g., general manager; plant manager; head of a subsidiary, division, or business segment, and similar positions).

                 THIS CERTIFICATION CONCERNS A MATTER WITHIN THE JURISDICTION OF AN AGENCY OF THE UNITED STATES AND THE MAKING OF A FALSE, FICTITIOUS, OR FRAUDULENT CERTIFICATION MAY RENDER THE MAKER SUBJECT TO



Use or disclosure of data contained                            Base Proposal
on this sheet is subject to the                          Representations and
restriction on title page of                           Certificates - Page 4
this proposal.

ROCKY FLATS CLOSURE CONTRACT NO.                  KAISER-HILL COMPANY, L.L.C.
DE-AC34-00RF01904

                 PROSECUTION UNDER SECTION 1001, TITLE 18, UNITED STATES CODE.

      (b) The Offeror shall provide immediate written notice to the Contracting Officer if, at any time prior to contract award, the Offeror learns that its certification was erroneous when submitted or has become erroneous by reason of changed circumstances.

      (c) A certification that any of the items in paragraph (a) of this provision exists will not necessarily result in withholding of an award under this solicitation. However, the certification will be considered in connection with a determination of the Offeror's responsibility. Failure of the Offeror to furnish a certification or provide such additional information as requested by the Contracting Officer may render the Offeror nonresponsible.

      (d) Nothing contained in the foregoing shall be construed to require establishment of a system of records in order to render, in good faith, the certification required by paragraph (a) of this provision. The knowledge and information of an Offeror is not required to exceed that which is normally possessed by a prudent person in the ordinary course of business dealings.

      (e) The certification in paragraph (a) of this provision is a material representation of fact upon which reliance was placed when making award. If it is later determined that the Offeror knowingly rendered an erroneous certification, in addition to other remedies available to the Government the Contracting Officer may terminate the contract resulting from this solicitation for default.

K.5 FAR 52.219-1 SMALL BUSINESS PROGRAM REPRESENTATIONS (OCT 1998) - ALTERNATE II (JAN 1999)

      (a) (1) The standard industrial classification (SIC) code for this acquisition is 8744.

          (2)  The small business size standard is 500 employees.

          (3) The small business size standard for a concern which submits an offer in its own name, other than on a construction or service contract, but which proposes to furnish a product which it did not itself manufacture, is 500 employees.

      (b) Representations.

          (1) The offeror represents as part of its offer that it is[ ], [X] is not a small business concern.

          (2) (Complete only if offeror represented itself as a small business concern in paragraph (b)(1) of this provision) The offeror represents, for general


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ROCKY FLATS CLOSURE CONTRACT NO.                  KAISER-HILL COMPANY, L.L.C.
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               statistical purposes, it is [ ], is not [ ], a small
               disadvantaged business concern as defined in 13 CFR 124.1002.

          (3) (Complete only if offeror represented itself as a small business concern in paragraph (b)(1) of this provision.) The offeror represents as part of its offer that it is, is not a women-owned small business concern.

          (4)  (Reserved)

          (5) [Complete only if offeror represented itself as a small business concern in paragraph (b)(1) of this provision.] The offeror represents, as part of its offer, that

                    (i) it [ ] is, [ ] is not a HUBZone small business concern listed, on the date of this representation, on the List of Qualified HUBZone Small Business Concerns maintained by the Small Business Administration, and no material change in ownership and control, principal place of ownership, or HUBZone employee percentage has occurred since it was certified by the Small Business Administration in accordance with 13 CFR part 126; and

                    (ii) It [ ] is, [ ] is not a joint venture that complies
                         with the requirements of 13 CFR part 126, and the representation in paragraph (b)(5)(i) of this provision is accurate for the HUBZone small business concern or concerns that are participating in the joint venture. [The offeror shaft enter the name or names of the HUBZone small business concern or concerns that are participating in the joint venture: _______________.] Each HUBZone small business concern participating in the joint venture shall submit a separate signed copy of the HUBZone representation.

     (c)  Definitions.

          "Small business concern", as used in this provision, means a concern, including its affiliates, that is independently owned and operated, not dominant in the field of operation in which it is bidding on Government contracts, and qualified as a small business under the criteria in 13 CFR Part 121 and the size standard in paragraph (a) of this provision.

          "Women-owned small business concern", as used in this provision, means a small business concern

          (1) Which is at least 51 percent owned by one or more women or, in the case of any publicly owned business, at least 51 percent of the stock of which is owned by one or more women; and



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ROCKY FLATS CLOSURE CONTRACT NO.                  KAISER-HILL COMPANY, L.L.C.
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          (2)   Whose management and daily business operations are controlled by one or more women.

     (d)  Notice.

          (1) If this solicitation is for supplies and has been set aside, in whole or in part, for small business concerns, then the clause in this solicitation providing notice of the set-aside contains restrictions on the source of the end items to be furnished.

          (2) Under 15 U.S.C. 645(d), any person who misrepresents a firm's status as a small or small disadvantaged business concern in order to obtain a contract to be awarded under the preference programs established pursuant to sections 8(a), 8(d), 9, or 15 of the Small Business Act or any other provision of Federal law that specifically references section 8(d) for a definition of program eligibility, shall

                (i)  Be punished by imposition of fine, imprisonment, or both;

                (ii) Be subject to administrative remedies, including suspension and debarment; and

                (iii) Be ineligible for participation in programs conducted under the authority of the Act.

K.6 52.219-22 SMALL DISADVANTAGED BUSINESS STATUS (OCT 1998)

      (a) General. This provision is used to assess an offeror's small disadvantaged business status for the purpose of obtaining a benefit on this solicitation. Status as a small business and status as a small disadvantaged business for general statistical purposes is covered by the provision at FAR 52.219-1, Small Business Program Representation.

      (b)  Representations.

           (1) General. The offeror represents, as part of its offer, that it is a small business under the size standard applicable to this acquisition; and either

                [ ](i)It has received certification by the Small Business
                      Administration as a small disadvantaged business concern consistent with 13 CFR 124, Subpart B; and

                      (A) No material change in disadvantaged ownership and control has occurred since its certification;

                      (B) Where the concern is owned by one or more disadvantaged individuals, the net worth of each individual upon whom



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ROCKY FLATS CLOSURE CONTRACT NO.                  KAISER-HILL COMPANY, L.L.C.
DE-AC34-00RF01904

                           the certification is based does not exceed $750,000 after taking into account the applicable exclusions set forth at 13 CFR 124.104(c)(2); and

                      (C) It is listed, on the date of this representation, on the register of small disadvantaged business concerns maintained by the Small Business Administration; or

                    (ii) It has submitted a completed application to the Small
                         Business Administration or a Private Certifier to be certified as a small disadvantaged business concern in accordance with 13 CFR 124, Subpart B, and a decision on that application is pending, and that no material change in disadvantaged ownership and control has occurred since its application was submitted.

           (2) [ ] For Joint Ventures. The offeror represents, as part of its offer, that it is a joint venture that complies with the requirements at 13 CFR 124.1002(f) and that the representation in paragraph (b)(1) of this provision is accurate for the small disadvantaged business concern that is participating in the joint venture. [The offeror shall enter the name of the small disadvantaged business concern that is participating in the joint venture: _____________.]

      (c) Penalties and Remedies. Anyone who misrepresents any aspects of the disadvantaged status of a concern for the purposes of securing a contract or subcontract shall

           (1)  Be punished by imposition of a fine, imprisonment, or both;
           (2) Be subject to administrative remedies, including suspension and debarment; and
           (3) Be ineligible for participation in programs conducted under the authority, of the Small Business Act.

K.7   FAR 52.222-22 PREVIOUS CONTRACTS AND COMPLIANCE REPORTS (FEB
1999)
      The offeror represents that-

      (a) It [X] has, [ ] has not participated in a previous contract or subcontract subject to the Equal Opportunity clause of this solicitation.

      (b)   It [X] has, [ ] has not filed all required compliance reports; and

      (c) Representations indicating submission of required compliance reports, signed by proposed subcontractors, will be obtained before subcontract awards.



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ROCKY FLATS CLOSURE CONTRACT NO.                  KAISER-HILL COMPANY, L.L.C.
DE-AC34-00RF01904

K.8   FAR 52.222-25 AFFIRMATIVE ACTION COMPLIANCE (APR 1984)

      The offeror represents that --

      (a) It [X] has developed and has on file, [ ] has not developed and does not have on file, at each establishment affirmative action programs required by the rules and regulations of the Secretary of Labor (41 CFR 60-1 and 60-2), or,

      (b) It [ ] has not previously had contracts subject to the written affirmative action programs requirement of the rules and regulations of the Secretary of Labor.

K.9   FAR 52.223-1 CLEAN AIR AND WATER CERTIFICATION (APR 1984)

      The Offeror certifies that--

      (a) Any facility to be used in the performance of this proposed contract is [ ], is not [X] listed on the Environmental Protection Agency
           (EPA) List of Violating Facilities;

      (b) The Offeror will immediately notify the Contracting Officer, before award, of the receipt of any communication from the Administrator, or a designee, of the EPA, indicating that any facility that the Offeror proposes to use for the performance of the contract is under consideration to be listed on the (EPA) List of Violating Facilities; and

      (c) The Offeror will include a certification substantially the same as this certification, including this paragraph (c), in every nonexempt subcontract.

K.10 FAR 52.223-13 CERTIFICATION OF TOXIC CHEMICAL RELEASE
REPORTING (OCT 1996)

      (a) Submission of this certification is a prerequisite for making or entering into this contract imposed by Executive Order 12969, August 8, 1995.

      (b)  By signing this offer, the offeror certifies that

           (1) As the owner or operator of facilities that will be used in the performance of this contract that are subject to the filing and reporting requirements described in section 313 of the Emergency Planning and Community Right-to-Know Act of 1986 (EPCRA) (42 U.S.C. 11023) and section 6607 of the Pollution Prevention Act of 1990 (PPA) (42 U.S.C. 13106), the offeror will file and continue to file for such facilities for the life of the contract the Toxic Chemical Release Inventory Form (Form
                 R) as described in sections 313(a) and (g) of EPCRA and section 6607 of PPA; or


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ROCKY FLATS CLOSURE CONTRACT NO.                  KAISER-HILL COMPANY, L.L.C.
DE-AC34-00RF01904

           (2) None of its owned or operated facilities to be used in the performance of this contract is subject to the Form R filing and reporting requirements because each such facility is exempt for at least one of the following reasons: (Check each block that is applicable)

                 [ ] (i) The facility does not manufacture, process, or otherwise use any toxic chemicals listed under section 313(c) of EPCRA, 42 U.S.C. 11023(c);

                 [ ] (ii) The facility does not have 10 or more full-time employees as specified in section 313(b)(1)(A) of EPCRA, 42 U.S.C. 11023(b)(1)(A);

                 [ ] (iii)  The facility does not meet the reporting thresholds of toxic chemicals established under section 313(f) of EPCRA, 42 U.S.C. 11023(f) (including the alternate thresholds at 40 CFR 372.27, provided an appropriate certification form has been filed with
                            EPA);

                 [ ] (iv) The facility does not fall within Standard Industrial Classification Code (SIC) designations 20 through 39 as set forth in Section 19.102 of the Federal Acquisition Regulation;

                 [ ] (v) The facility is not located within any State of the United States, the District of Columbia, the Commonwealth of Puerto Rico, Guam, American Samoa, the United States Virgin Islands, the Northern Mariana Islands, or any other territory or possession over. which the United States has jurisdiction.

K.11  FAR 52.227-6 ROYALTY INFORMATION (APR 1984)

      (a) Cost or charges for royalties. When the response to this solicitation contains costs or charges for royalties totaling more than $250, the following information shall be included in the response relating to each separate item of royalty or license fee:

           (1)   Name and address of licensor.
           (2)   Date of license agreement.
           (3) Patent numbers, patent application serial numbers, or other basis on which the royalty is payable.
           (4) Brief description, including any part or model numbers of each contract item or component on which the royalty is payable.


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ROCKY FLATS CLOSURE CONTRACT NO.                  KAISER-HILL COMPANY, L.L.C.
DE-AC34-00RF01904

           (5)   Percentage or dollar rate of royalty per unit.

           (6)   Unit price of contract item.

           (7)   Number of units.

           (8)   Total dollar amount of royalties.

      (b) Copies of current licenses. In addition, if specifically requested by the Contracting Officer before execution of the contract, the offeror shall furnish a copy of the current license agreement and an identification of applicable claims of specific patents.

K-12  FAR 52.227-15 REPRESENTATION OF LIMITED RIGHTS DATA AND
      RESTRICTED COMPUTER SOFTWARE (JUN 1987)

      (a) This solicitation sets forth the work to be performed if a contract award results, and the Governments known delivery requirements for data (as defined in FAR 27.401). Any resulting contract may also provide the Government the option to order additional data under the Additional Data Requirements clause at 52.227-16 of the FAR, if included in the contract Any data delivered under the resulting contract will be subject to the Rights in Data-General clause at 52.227-14 that is to be included in this contract. Under the latter clause, a Contractor may withhold from delivery data that qualify as limited rights data or restricted computer software, and deliver form, fit, and function data in lieu thereof. the latter clause also may be used with its Alternates II and/or III to obtain delivery of limited rights data or restricted computer software, marked with limited rights or restricted rights notices, as appropriate. In addition, use of Alternate V with this latter clause provides the Government the right to inspect such data at the Contractor's facility.

      (b) As an aid in determining the Government's need to include any of the aforementioned Alternates in the clause at 52.227-14, Rights in Data-General, the offeror's response to this solicitation shall, to the extent feasible, complete the representation in paragraph (b) of this provision to either state that none of the data qualify as limited rights data or restricted computer software, or identify which of the data qualifies as limited rights data or restricted computer software. Any identification of limited rights data or restricted computer software in the offeror's response is not determinative of the status of such data should a contract be awarded to the offeror.

            REPRESENTATION CONCERNING DATA RIGHTS

            Offeror has reviewed the requirements for the delivery of data or software and states (offeror check appropriate block)

            [X] None of the data proposed for fulfilling such requirements qualifies as limited rights data or restricted computer software.



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ROCKY FLATS CLOSURE CONTRACT NO.                  KAISER-HILL COMPANY, L.L.C.
DE-AC34-00RF01904

            [ ] Data proposed for fulfilling such requirements qualify as limited rights data or restricted computer software and are identified as follows:_____________________________________

            NOTE: "Limited rights data" and "Restricted computer software" are defined in the contract clause entitled "Rights In Data-General."

K.13  FAR 52.230-1 COST ACCOUNTING STANDARDS NOTICES AND CERTIFICATION (APR
      1998)

      Note: This notice does not apply to small businesses or foreign governments. This notice is in three parts, identified by Roman numerals I through III.

      Offerors shall examine each part and provide the requested information in order to determine Cost Accounting Standards (CAS) requirements applicable to any resultant contract.

      If the offeror is an educational institution, Part II does not apply unless the contemplated contract will be subject to full or modified CAS coverage pursuant to 48 CFR 9903.201-2(c)(5) or 9903.201-2(c)(6), respectively.

I.    DISCLOSURE STATEMENT-COST ACCOUNTING PRACTICES AND CERTIFICATION

      (a) Any contract in excess of $500,000 resulting from this solicitation will be subject to the requirements of the Cost Accounting Standards Board (48 CFR Chapter 99), except for those contracts which are exempt as specified in 48 CFR 9903.201-1.

      (b) Any offeror submitting a proposal which, if accepted, will result in a contract subject to the requirements of 48 CFR Chapter 99 must, as a condition of contracting, submit a Disclosure Statement as required by 48 CFR 9903.202. When required, the Disclosure Statement must be submitted as a part of the offeror's proposal under this solicitation unless the offeror has already submitted a Disclosure Statement disclosing the practices used in connection with the pricing of this proposal. If an applicable Disclosure Statement has already been submitted, the offeror may satisfy the requirement for submission by providing the information requested in paragraph (c) of Part I of this provision. CAUTION: In the absence of specific regulations or agreement, a practice disclosed in a Disclosure Statement shall not, by virtue of such disclosure, be



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ROCKY FLATS CLOSURE CONTRACT NO.                  KAISER-HILL COMPANY, L.L.C.
DE-AC34-00RF01904

           deemed to be a proper, approved, or agreed-to practice for pricing proposals or accumulating and reporting contract performance cost data.

      (c)  Check the appropriate box below:

      [X]  (1)   Certificate of Concurrent Submission of Disclosure Statement.

                 The offeror hereby certifies that, as a part of the offer, copies of the Disclosure Statement have been submitted as follows:

                 (i) original and one copy to the cognizant Administrative Contracting Officer (ACO) or cognizant Federal agency official authorized to act in that capacity (Federal official), as applicable, and

                 (ii) one copy to the cognizant Federal auditor.

                 (Disclosure must be on Form No. CASB DS-1 or CASB DS-2, as applicable. Forms may be obtained from the cognizant ACO or Federal official and/or from the loose-leaf version of the Federal Acquisition Regulation.)

                 Date of Disclosure Statement: November 1, 1999

                 Name and Address of Cognizant ACO or Federal Official Where
                 Filed:

                    Steven Scott, Contracting Officer
                    U.S. Department of Energy, Rocky Flats Field Office 10808 Highway 93, Unit A
                    Golden, CO 80403-8200

                 The offeror further certifies that the practices used in estimating costs in pricing this proposal are consistent with the cost accounting practices disclosed in the applicable Disclosure Statement.

      [ ]  (2)   Certificate of Previously Submitted Disclosure Statement.

                 The offeror hereby certifies that the required Disclosure Statement was filed as follows:

                 Date of Disclosure Statement:

                 Name and Address of Cognizant ACO or Federal Official Where Filed:_____________________________________________________
                 ___________________________________________________________


                 The offeror further certifies that the practices used in estimating costs in. pricing this proposal are consistent with the cost accounting practices disclosed in the applicable Disclosure Statement.

      [ ]  (3)   Certificate of Monetary Exemption.



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ROCKY FLATS CLOSURE CONTRACT NO.                  KAISER-HILL COMPANY, L.L.C.
DE-AC34-00RF01904

               The offeror hereby certifies that the offeror, together with all divisions, subsidiaries, and affiliates under common control, did not receive net awards of negotiated prime contracts and subcontracts subject to CAS totaling more than S25 million (of which at least one award exceeded $1 million) in the cost accounting period immediately preceding the period in which this proposal was submitted. The offeror further certifies that if such status changes before an award resulting from this proposal, the offeror will advise the Contracting Officer immediately.

      [ ] (4)  Certificate of Interim Exemption.

               The offeror hereby certifies that (i) the offeror first exceeded the monetary exemption for disclosure, as defined in (3) of this subsection, in the cost accounting period immediately preceding the period in which this offer was submitted and (ii) in accordance with 48 CFR 9903.202-1, the offeror is not yet required to submit a Disclosure Statement. The offeror further certifies that if an award resulting from this proposal has not been made within 90 days after the end of that period, the offeror Will immediately submit a revised certificate to the Contracting Officer, in the form specified under subparagraph
               (c)(1) or (c)(2) of Part I of this provision, as appropriate, to verify submission of a completed Disclosure Statement.

CAUTION: Offerors currently required to disclose because they were awarded a CAS-covered prime contract or subcontract of $25 million or more in the current cost accounting period may not claim this exemption (4). Further, the exemption applies only in connection with proposals submitted before expiration of the 90-day period following the cost accounting period in which the monetary exemption was exceeded.

II.    COST ACCOUNTING STANDARDS-ELIGIBILITY FOR MODIFIED CONTRACT COVERAGE

       If the offeror is eligible to use the modified provisions of 48 CFR 9903.201-2(b) and elects to do so, the offeror shall indicate by checking the box below. Checking the box below shall mean that the resultant contract is subject to the Disclosure and Consistency of Cost Accounting Practices clause in lieu of the Cost Accounting Standards clause.

       [ ] The offeror hereby claims an exemption from the Cost Accounting Standards clause under the provisions of 48 CFR 9903.201- 2(b) and certifies that the offeror is eligible for use of the Disclosure and Consistency of Cost Accounting Practices clause because during the cost accounting period immediately preceding the period in which this proposal was submitted, the offeror received less than $25 million in awards of CAS-covered prime contracts and subcontracts, or the offeror did not receive a single CAS-covered award exceeding $1 million. The offeror further certifies that if such status changes before an award resulting from this proposal, the offeror will advise the Contracting Officer immediately.



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ROCKY FLATS CLOSURE CONTRACT NO.                  KAISER-HILL COMPANY, L.L.C.
DE-AC34-00RF01904

        CAUTION: An offeror may not claim the above eligibility for modified contract coverage if this proposal is expected to result in the award of a CAS-covered contract of S25 million or more or if during its current cost accounting period, the offeror has been awarded a single CAS-covered prime contract or subcontract of $25 million or more.

III.    ADDITIONAL COST ACCOUNTING STANDARDS APPLICABLE TO EXISTING CONTRACTS

        The offeror shall indicate below whether award of the contemplated contract would, in accordance with subparagraph (a)(3) of the Cost Accounting Standards clause, require a change in established cost accounting practices affecting existing contracts and subcontracts.

                         [X] Yes          [ ] No

K.14   FAR 52.252-1 SOLICITATION PROVISIONS INCORPORATED BY REFERENCE (FEB 1998)

      This solicitation incorporates one or more solicitation provisions by reference, with the same force and effect as if they were given in full text. Upon request, the Contracting Officer will make their full text available. The offeror is cautioned that the listed provisions may include blocks that must be completed by the offeror and submitted with its quotation or offer. In lieu of submitting the full text of those provisions, the offeror may identify the provision by paragraph identifier and provide the appropriate information with its quotation or offer. Also, the fall text of a solicitation provision may he accessed electronically at this/these address(es):

      Federal Acquisition Regulations   http://www.arnet.gov/far/
      Federal Acquisition Forms         http://www.gsa.gov/forms/farnumer.htm
      Department of Energy Acquisition  http://www.pr.doe.gov/dear.html and
      Regulations                       http://farsite.hill.af.mil/vfdoel.htm

K.15 DEAR 952.204-73 FOREIGN OWNERSHIP, CONTROL, OR INFLUENCE OVER CONTRACTOR (JUL 1997) Alternate I (DEC 1993)

(a) For purposes of this provision, a foreign interest is defined as any of the following:

      (1) A foreign government or foreign government agency;

      (2) Any form of business enterprise organized under the laws of any country other than the United States or its possessions;



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DE-AC34-00RF01904

      (3) Any form of business enterprise organized or incorporated under the laws of the U.S., or a State or other jurisdiction within the U.S., which is owned, controlled, or influenced by a foreign government, agency, firm, corporation, or person; or

      (4) Any person who is not a U.S. citizen.

      (b) Foreign ownership, control, or influence (FOCI) means the situation where the degree of ownership, control, or influence over a contractor by a foreign interest is such that a reasonable basis exists for concluding that compromise of classified information or significant quantity of special nuclear material as defined in 10 CFR Part 710 may result.

      (c) If the offeror has not previously submitted responses to the following questions to DOE as part of the facility security clearance process, then it shall answer the following questions. Answer each question in either the "yes" or "no" column. If the answer is yes, furnish in detail on a separate sheet of paper all the information requested in parentheses. Copies of information which responds to these questions and which was submitted to other Government agencies may be submitted as responses to these questions if the earlier responses are accurate, complete, and current.

      Question                                                          Yes No

      1. Does a foreign interest own or have beneficial ownership in         X
      5% of more of your organization's voting securities? (Identify the percentage of any class of shares or other securities issued which are owned by foreign interests, listed by country. If you answer "Yes" and have received from an investor a copy of
      Schedule 13D and/or Schedule 13G filed by the investors with the Securities and Exchange Commission, you are to attach a copy of
      Schedule 13D and/or Schedule 13G.)

      2. Does your organization own 10% or more of any foreign interest?     X
      (Furnish the name of the foreign interest, address by country, and the percentage owned. Include name and title of officials of your organization who occupy positions with the foreign interest, if any.)

      3. Do any foreign interests have management positions such as          X
      directors, officers, or executive personnel in your organization? (Furnish fall information concerning the of the foreign interest and the position he/she holds in your organization.)

      4. Does any foreign interest control or influence, or is any           X
      foreign interest in a position control or influence the election, appointment, or tenure of any of your directors, officers, or executive personnel? (Identify the foreign interest(s) and furnish full details concerning the control or influence.)

      5. Does your organization have any contracts, binding agreements,      X
      understandings, or X arrangements with a foreign interest(s) that cumulatively represent 10% or more of your organization's gross income? (Furnish the name of the foreign interest, country, nature of agreement or involvement.
      Agreements include licensing, sales, patent exchange, trade secrets, agency, cartel, partnership, joint venture, proxy etc. Give overall percentage by country as related to total income and type of services or products in general terms. If you answer "Yes" and have received from the foreign interest a copy of Schedule 13D and/or Schedule 13G filed by the foreign interest with the Securities and Exchange Commission, you are to attach a copy of
      Schedule 13D and/or Schedule 13G.)



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ROCKY FLATS CLOSURE CONTRACT NO.                  KAISER-HILL COMPANY, L.L.C.
DE-AC34-00RF01904

                                                                       YES  NO

      6. Is your organization indebted to foreign interests? (Furnish        X
      the amount of indebtedness related to the current assets of the organization and identify the creditor. Include specifics as to the type of indebtedness and what, if any, collateral, including voting stock, been furnished or pledged. If any, and what will be received after conversion are to furnished.)

      7. Does your organization derive any income from Communist             X
      countries included in Country Groups Q, S, W, Y, and Z in
      Supplement No. 1 in 15 CFR part 770? (Discuss in detail any income derived from Communist countries, including percentage from each such country as related to total income, and the type of services or products involved.)

      8. Is 5% or more of any class of your organization's securities        X
      hold in "nominee shares" in "street names" or in some other method which does not disclose beneficial owner of table title? (Identify each foreign institutional investor holding 5 percent or more of voting stock. Identification should include the name and address of the investor and percentage of stock held. State whether the investor has attempted to, or has, exerted any management control or influence over the appointment of directors, officers, or other key management personnel, and whether such investors have attempted to influence the policies of the corporation. If you have received from the investor a copy of the
      Schedule 13D and/or Schedule 13G filed by the investor with the Securities and Exchange Commission, you are to attach a copy of
      Schedule 13D and/or Schedule 13G.)

      9. Does your organization have inter-locking directors with foreign    X
      interests? (Include identifying data on all such directors. If they have a security clearance, so state. Also indicate the name and address of all other corporations with which they serve in capacity.)

      10. Are there any citizens of foreign countries employed by, or who    X
      may visit, your X offices or facilities in a capacity which may permit them to have access to classified information or a significant quantity of special nuclear material? (Provide complete information by identifying the individuals and the country of which they are citizens.)

      11 . Does your organization have foreign involvement not otherwise     X
      covered in your answers to the above questions? (Describe the foreign involvement in detail, including why the involvement would not be reportable in the preceding questions.)

      (d) Prior to award of a contract under this solicitation, the DOE must determine that award of the contract to the offeror will not pose an undue risk to the common defense and security as a result of its access to classified information or a significant quantity of special nuclear material in the performance of the contract. In making the determination, the contracting officer may consider a voting trust or other arrangements proposed by the offeror to mitigate or avoid FOCI. The contracting officer may require the offeror to submit such additional information as deemed pertinent to this determination.

      (e) The offeror shall require any subcontractors having access to classified information or a significant quantity of special nuclear material to provide responses to the questions in paragraph (c) of this provision directly to the DOE contracting officer.

      (f) Information submitted by the offeror in response to the questions in
      (c) above is to be used solely for purposes of evaluating foreign ownership, control, or influence and shall be treated by



Use or disclosure of data contained                            Base Proposal
on this sheet is subject to the                          Representations and
restriction on title page of                          Certificates - Page 17
this proposal.

ROCKY FLATS CLOSURE CONTRACT NO.                  KAISER-HILL COMPANY, L.L.C.
DE-AC34-00RF01904

      DOE, to the extent permitted by law, as business or financial information submitted in confidence.

NOTICE

Statute prohibits the award of a contract under a national security program to a company owned by an entity controlled by a foreign government unless a waiver is granted by the Secretary of Energy.

K.16 ORGANIZATIONAL CONFLICTS OF INTEREST DISCLOSURE-ADVISORY AND ASSISTANCE SERVICES (JUN 1997)

(a) Organizational conflict of interest means that because of other activities or relationships with other persons, a person is unable or potentially unable to render impartial assistance or advice to the Government, or the person's objectivity in performing the contract work is or might be otherwise impaired, or a person has an unfair competitive advantage.

(b) An offeror notified that it is the apparent successful offeror shall provide the statement described in paragraph (c) of this provision. For purposes of this provision, "apparent successful offeror" means the proposer selected for final negotiations or, where individual contracts are negotiated with all firms in the competitive range, it means all such firms.

(c) The statement must contain the following:

     (1) A statement of any past (within the past twelve months), present, or currently planned financial, contractual, organizational, or other interests relating to the performance of the statement of work. For contractual interests, such statement must include the name, address telephone number of the client or client(s), a description of the services rendered to the previous client(s), and the name of a responsible officer or employee of the offeror who is knowledgeable about the services rendered to each client, if, in the 12 months preceding the date of the statement services were rendered to the Government or any other client (including a foreign government or person) respecting the same subject matter of the instant solicitation, or directly relating to such subject matter. The agency and contract number under which the services were rendered must also be included, if applicable. For financial interests, the statement must include the nature and extent of the interest and any entity or entities involved in the financial relationship. For these and any other interests enough such information must be provided to allow a meaningful evaluation of the potential effect of the interest on the performance of the statement of work.

     (2) A statement that no actual or potential conflict of interest or unfair competitive advantage exists with respect to the advisory and assistance services to be provided in connection with the instant contract or that any actual or potential conflict of interest or unfair competitive advantage that does or may exist with respect to the contract in question has been communicated as part of the statement required by (b) of this provision.



Use or disclosure of data contained                            Base Proposal
on this sheet is subject to the                          Representations and
restriction on title page of                          Certificates - Page 18
this proposal.

ROCKY FLATS CLOSURE CONTRACT NO.                  KAISER-HILL COMPANY, L.L.C.
DE-AC34-00RF01904

(d) Failure of the offeror to provide the required statement may result in the offeror being determined ineligible for award. Misrepresentation or failure to report any fact may result in the assessment of penalties associated with false statements or such other provisions provided for by law or regulation.

K17 DEAR 970.5204-57 AGREEMENT REGARDING WORKPLACE SUBSTANCE ABUSE PROGRAMS AT DOE SITES (SEP 1997)

      (a) Any contract awarded as a result of this solicitation will be subject to the policies, criteria, and procedures of 10 CFR part 707, Workplace Substance Abuse Programs at DOE Sites.

      (b) By submission of its offer, the offeror agrees to provide to the Contracting ,Officer, within 30 days after notification of selection for award, or award of a contract, whichever occurs first, pursuant to this solicitation, its written workplace substance abuse program consistent with the requirements of 10 CFR part 707.

      (c) Failure of the offeror to agree to the condition of responsibility set forth in paragraph (b) of this provision, renders the offeror unqualified and ineligible for award.



Use or disclosure of data contained                            Base Proposal
on this sheet is subject to the                          Representations and
restriction on title page of                          Certificates - Page 19
this proposal.

ROCKY FLATS CLOSURE CONTRACT NO.                  KAISER-HILL COMPANY, L.L.C.
DE-AC34-00RF01904

K.18  SIGNATURE/CERTIFICATION

      By signing below, the offeror certifies, under penalty of law, that the representations and certifications are accurate, current, and complete. The offeror further certifies that it will notify the Contacting Officer of any changes to these representations and certifications. The representations and certifications made by the offeror, as contained herein, concern matters within the jurisdiction of an agency of the United States and the making of a false, fictitious, or fraudulent representation or certification may reader the maker subject to prosecution under Title 18, United States Code, Section 1001.

      /s/ Robert G. Card                            November 15, 1999
      ---------------------------------------------------------------
      Signature of the Officer or Employee          Date of Execution
      Responsible for the Offer

      Robert G. Card. President and Chief Executive Officer
      ---------------------------------------------------------------
              Typed Name and Title of the Officer or Employee
                         Responsible for the Offer

      Kaiser-Hill Company L.L.C.
      ---------------------------------------------------------------
                           Name of Organization

      10808 Highway 93, Unit B
      ---------------------------------------------------------------
                                 Address

      Golden. CO 80403-8200
      ---------------------------------------------------------------
                             City, State, ZIP

                       CONTRACT NUMBER DE-AC34-00RF01904
                   Rocky Flats Environmental Technology Site




Use or disclosure of data contained                            Base Proposal
on this sheet is subject to the                          Representations and
restriction on title page of                          Certificates - Page 20
this proposal.

ROCKY FLATS CLOSURE CONTRACT NO.                  KAISER-HILL COMPANY, L.L.C.
DE-AC34-00RF01904

                            Supplemental Information
                                       to
               Section K-16, Organizational Conflict of Interest
                                       of
                       Solicitation No. DE-AC34-OORF01904
                       Representations and Certifications
                                       by

KAISER-HILL COMPANY, L.L.C.

I hereby certify that I have the authority to represent Kaiser-Hill Company, L.L.C. and that, to the best of my knowledge and belief, and upon a good faith investigation, no past (within the past twelve months), present or currently planned financial, contractual, organizational or other interests exist relating to the performance of the statement of work. Additionally, Kaiser-Hill Company, L.L.C. has no actual or potential conflict of interest or unfair competitive advantage with respect to the advisory and assistance services to be provided in connection with the instant contract or that any actual or potential conflict of interest or unfair competitive advantage that does or may exist with respect to the contract in question has been communicated.

Signature:
           /s/ Robert G. Card
           ------------------------------------
           Robert G. Card

           President and Chief Executive Officer
           Kaiser-Hill Company, L.L.C.
           November 15, 1999




Use or disclosure of data contained                            Base Proposal
on this sheet is subject to the                          Representations and
restriction on title page of                          Certificates - Page 21
this proposal.

ROCKY FLATS CLOSURE CONTRACT NO.                  KAISER-HILL COMPANY, L.L.C.
DE-AC34-00RF01904


                      This page intentionally left blank.




Use or disclosure of data contained                            Base Proposal
on this sheet is subject to the                          Representations and
restriction on title page of                          Certificates - Page 22
this proposal.

ROCKY FLATS CLOSURE CONTRACT NO.                  KAISER-HILL COMPANY, L.L.C.
DE-AC34-00RF01904

                                   SECTION J

                                  ATTACHMENT E

                                 KEY PERSONNEL

Rocky Flats Closure Contract No. DE-AC34-00RF01904

                                   SECTION J

                                  ATTACHMENT E

                                 KEY PERSONNEL


                          KAISER-HILL COMPANY, L.L.C.

-------------------------------------------------------------------------
    Name                               Title
-------------------------------------------------------------------------
Card, Robert G.       President and CEO
-------------------------------------------------------------------------
Tiller, Robert E.     Executive Vice President
-------------------------------------------------------------------------
Parker, Alan M.       Director, B771 Project
-------------------------------------------------------------------------
Parker, Alan M.       Director, B776 Project
-------------------------------------------------------------------------
Fulton, John C.       Director, B371 Project
-------------------------------------------------------------------------
Fulton, John C.       Director, B707 Project
-------------------------------------------------------------------------
Tuor, Nancy R.        Director, Industrial Buildings, Site Operations,
                      and ER Project
-------------------------------------------------------------------------
Tuor, Nancy R.        Director, Planning and Integration
-------------------------------------------------------------------------
Brailsford, Marvin D. Director, Materials Stewardship Project
-------------------------------------------------------------------------
Spears, Mark S.       Director, Environmental, Safety, Health and Quality
-------------------------------------------------------------------------
Martinez, Leonard A.  Director of Administration
-------------------------------------------------------------------------
Bensussen, Stanley J. General Counsel
-------------------------------------------------------------------------



                           Section J, Attach E - Pg 2

Rocky Flats Closure Contract No. DE-AC34-00RF01904


                                   SECTION J

                                  ATTACHMENT F

                        REPORTING REQUIREMENTS CHECKLIST

Rocky Flats Closure Contract No. DE-AC34-00RF01904


                            Report Distribution List
                            ------------------------

                           Plan/Report             Form No. *     Frequency          Level               No. Copies      Address
                           -----------             ----------     ---------          -----               ----------      -------
Management Plan                                                      O,A         Total project               5              A
Status Report                                                         Q          PBD, total project        1,8,1          A,B,C
Summary Report                                       1332.2           Q          PBD, total project        1,8,1          A,B,C
------------------------------------------------
Milestone Schedule Plan                              1332.3          O,Q         PBD, total project        1,8,1          A,B,C
Cost Plan                                            1332.7          O,Q         PBD, total project        1,8,1          A,B,C
Milestone Schedule Status                            1332.3           M          PBD, total project        1,8,1          A,B,C
Cost Management Report                               1332.9           M          PBD, total project        1,8,1          A,B,C
------------------------------------------------
Management Control System Description                                O,X         Total project             1,3,1          A,B,C
WBS Dictionary Index                                                 O,X         Total project             1,3,1          A,B,C
Cost Performance Reports                             1332.12         M M         Control Account, PBD      1,8,1          A,B,C
                                                     1332.14                     PDB                       1,8,1          A,B,C
------------------------------------------------
Cash Flow Statement                                                  O,Q         PBD, total project        1,2,2          A,B,C
Operating Budget                                                     O,Q         PBD, total project        1,2,2          A,B,C
Supplementary Information                                             A          As required            as required         A
------------------------------------------------
Other (Quarterly Critical Analysis)                                   Q          PBD, total project        1,8,1          A,B,C







* Alternate format may be authorized upon approval of the Contracting Officer

Rocky Flats Closure Contract No. DE-AC34-00RF0-01904

                                   Due Dates
                                   ---------

                                         Within x Calendar
Code          Event                       Days after event
----          -----                      -----------------
 A            As requested                 As specified
 M            End of calendar month             30
 O            Contract award                    30
 Q            End of calendar quarter           30
 X            Significant change                 5

Rocky Flats Closure Contract No. DE-AC34-00RF0-01904

List of

A.      Contracting Officer
        U.S. Department of Energy
        Rocky Flats Field Office
        10808 Highway 93, Unit A
        Golden. CO 80402-8200

B.      Assistant Manager for Closure Project management
        U.S. Department of Energy
        Rocky Flats Field Office
        108M Highway 93, Unit A
        Golden, CO 80402-8200

C.      Field Chief Financial Officer
        U.S. Department of Energy
        Rocky Flats Field Office
        10808 Highway 93, Unit A
        Golden, CO 80402-8200

Rocky Flats Closure Contract No. DE-AC34-00RF0-01904


                                   SECTION J

                                  ATTACHMENT G

                            AUTHORIZATION AGREEMENTS

                   ROCKY FLATS ENVIRONMENTAL TECHNOLOGY SITE
                   -----------------------------------------

                  Building 991 Complex Authorization Agreement
                  --------------------------------------------

                Authorization Agreement No. RFETS-014 Revision 1

1.   Preamble
     The purpose of this Authorization Agreement is to adopt the Building 991 Complex Authorization Basis (AB), as approved by the Department of Energy
     (DOE), Rocky Flats Field Office (RFFO) and to authorize the performance of activities in accordance with the Building 991 Complex AB.

     Kaiser-Hill Company L.L.C. (the Contractor) inherited from EG&G Rocky Flats, Inc., on July 1. 1995, aging facilities with existing hazards arid outdated or non-existent authorization basis documentation. It is recognized by the DOE, RFFO and the Contractor that on July 1, 1995, the following conditions existed regarding Building 991: (a) the hazards, design basis and construction detail knowledge of the system, structures and components were incomplete, and (b) a new AB was needed to support the new and current missions. The new AB was developed following appropriate guidance contained in DOE Orders 5480.22 Technical Safety Requirements
     (TSR) and DOE 5480.23 Nuclear Safety Analysis Reports (SAR) and DOE-STD-3011-94, Guidance for Preparation of DOE 5480.22 (TSR) and DOE 5480.23
     (SAR) Implementation Plans.

2.   Scope of Agreement

     This agreement authorizes the scope of activities identified and analyzed in the AB subject to the terms and conditions in section 5 below.

3.   Basis for Approval/Contractor Qualification

     3.1. Based on the Review Report for the Building 991 Complex Final Safety Analysis Report (FSAR) dated May 5, 1999, with specified technical direction, the Department of Energy, Rocky Flats Field Office concludes that the Building 991 Complex FSAR adequately documents the operating safety basis and contains a control set, that when implemented, provides reasonable assurance that the work activities described in the Building 991 Complex FSAR can be conducted by the Contractor without endangering the environment or the health and safety of the workers or public.

     3.2. The Department of Energy, Rocky Flats Field Office finds that there is reasonable assurance that the Contractor is technically qualified to engage in the activities authorized by this Authorization Agreement

4.   Authorization Basis

     4.1. The effective Authorization Basis for the Building 991 Complex is those documents identified as applicable to the Building 991 Complex in the AB Document List (ABDL).

     4.2. The DOE approved Building 991 Complex FSAR dated May 5. 1999, shall be completely implemented, meeting the conditions of subsections 5.4 and 5.5, on or before October 28, 1999. The ABDL shall then be modified to reflect this change.

            --------------------------------------------------------

5.   Terms and Conditions

     5.1 Applicable federal and state law, including implementing regulations, and all contractual requirements regarding the Building 991 Complex, except as further defined for safety and health in subsection 6.2 below, remain in force.

     5.2. The Building 991 Complex AB Chapter 3 defines the specific Safety Management Program commitments under this Authorization Agreement which meet the applicable safety and health requirements of Section J, Attachment F, of contract #DE-AC34-95PX-00825. The Administrative Controls contained in the Building 991 Complex TSRs define the specific Safety Management Program elements that shall be implemented under this Authorization Agreement to support the Building 991 Complex safety analyses.

     5.3. The AB including the TSRs will be kept current by The Contractor through performance of an annual review. As appropriate, changes to or additional controls that may be needed to safely perform planned activities will be developed. evaluated and implemented by the Nuclear Safety Program in accordance with-the Site Integrated Safety Management System. This change control process shall manage the configuration of the AB to include timely update and dissemination of the AB Document List to reflect DOE, RFFO approved AB documents.

     5.4. The RFFO has accepted the strategy for implementation of the Building 991 complex FSAR. The Contractor will approve an implementation plan (IP) to achieve compliance with the controls and commitments of the FSAR. The Contractor shall provide written notification to RFFO of any substantive changes to the IP. This notification shall include the basis for the change and any appropriate recovery actions.

     5.5. The Contractor will ensure completion of an Implementation Validation Review prior to implementation of new controls under the Building 991 Complex FSAR.

6.   Special Conditions
     None

7.   Effective and Expiration Dates of Agreement
     This Authorization Agreement is effective as of the date of the last signature below and shall remain in effect through the life of contract #DE-AC34-95RFO0825, unless modified in writing by both parties

8.   Agreement

For Kaiser-Hill Company L.L.C.               For the Department of Energy
Rocky Flats Environmental Technology Site    Rocky Flats Field Office

/s/ Robert G. Card       9/1/99              /s/ Jessie M. Roberson  9/2/99
-------------------------------              -------------------------------
Robert G. Card            Date               Jessie M. Roberson       Date
President                                    Manager

                   ROCKY FLATS ENVIRONMENTAL TECHNOLOGY SITE
                   -----------------------------------------

                      Building 774 Authorization Agreement
                      ------------------------------------

                     Authorization Agreement No. RFETS-015

1.     Preamble
       The purpose of this Authorization Agreement is to adopt the Building 774 Authorization Basis (AB) as approved by the Department of Energy (DOE), Rocky Flats Field Office (RFFO) and to authorize the performance of activities in Building 774 in accordance with Building 774 AB.

       Kaiser-Hill Company L.L.C. (the Contractor) inherited from EG&G Rocky Flats, Inc., on July 1, 1995, aging facilities with existing hazards and outdated or non-existent authorization basis documentation. It is recognized by the DOE, RFFO and the Contractor that on July 1, 1995, the following conditions existed regarding Building 774: (a) Building 774 was over 40 years old and had aged and degraded structural and system deficiencies from its original intended design capability, (b) there was an incomplete knowledge regarding its design and condition of systems and components due to less than adequate configuration control, (c) some building systems and components had exceeded their original design life, and (d) there was incomplete reliable/available data on building systems.

2.     Authorization Scope
       This agreement authorizes the scope of activities identified and analyzed in the AB subject to the terms and conditions in section 5 below.

3.     Basis for Approval/Contractor Qualification
       3.1. Based on the review of the Building 774 Final Safety Analysis Report (FSAR) and RFF0 reviews of documents listed In the AB Document List (ABDL) for Building 774. the DOE, RFFO concludes that the Building 774 AB adequately documents the operating safety basis and contains a control set that, when implemented, provides reasonable assurance that the work activities described in the Building 774 AB can be conducted by the Contractor without endangering the environment or the health and safety of the workers or public

       3.2. The DOE, RFFO finds that there is reasonable assurance that the contractor is technically qualified to engage in the activities authorized by this Authorization Agreement.

4.     Authorization Basis
       The effective Authorization Basis for the Building 774 is those documents identified as applicable to the Building 774 in the ABDL.

                  ------------------------------------------------

5.     Terms and Conditions
       5.1. Applicable federal and state law, including implementing regulations, and all contractual requirements regarding the Building 774, except as further defined for safety and health in subsection 5.2 below, remain in force.

       5.2. The Building 774 FSAR, Chapters 9 through 14 define the Safety Management Program commitments under this Authorization Agreement which meet the applicable safety and health requirements of Section J, Attachment F, of contract #DE-AC34-95RF00825. The Administrative Controls contained in the Building 774 Operational Safety Requirements (OSRs) define the specific, credited programmatic elements that shall be implemented under this Authorization Agreement to support the Building 774 safety analyses.

       5.3. The AB, including the OSRs, will be kept current by the Contractor through the performance of an annual review. As appropriate, changes to or additional controls that may be needed to safely perform planned activities will be developed, evaluated and implemented by the Nuclear Safety Program in accordance with the Site Integrated Safety Management System. This change control process shall manage the configuration of the AB to include timely update of the AB Document List to reflect DOE, RFFO approved AB documents.

6.     Special Conditions
       None

7.     Effective and Expiration Dates of Agreement
       This Authorization Agreement is effective as of the date of the last signature below and shall remain in effect through the life of contract #DE-AC34-95RFO0825, unless modified in writing by both parties

8.     Agreement


For Kaiser-Hill Company L.L.C.               For the Department of Energy
Rocky Flats Environmental Technology Site    Rocky Flats Field Office

/s/ Robert G. Card      8/31/99              /s/ Jessie M. Roberson  8/31/99
-------------------------------              -------------------------------
Robert G. Card            Date               Jessie M. Roberson       Date
President                                    Manager

                   ROCKY FLATS ENVIRONMENTAL TECHNOLOGY SITE
                   -----------------------------------------

                     750/904 Pads Authorization Agreement
                     ------------------------------------

                     Authorization Agreement No. RFETS-013

1.     Preamble
       The purpose of this Authorization Agreement is to adopt the 750/904 Pads Authorization Basis (AB), and to authorize the performance of activities in the 750/904 Pads as analyzed in the AB.

       Kaiser-Hill Company L. L. C. (Kaiser-Hill) inherited from EG&G Rocky Flats, Inc., on July 1, 1995, aging facilities with existing hazards and outdated or non-existent authorization basis documentation. It is recognized by the Department of Energy, Rocky Flats Field Office (RFFO) and Kaiser-Hill that on July 1, 1995, the following conditions existed regarding the 750/904 Pads: (a) there was an absence of complete knowledge regarding Its design basis, systems and components due to less than adequate configuration control, (b) the facility required modifications to meet the requirements of its future mission and (e) the facility lacked an authorization basis for the current mission. As a result of the revised mission to store additional waste types, the Final Safety Analysis Report (FSAR) was revised to incorporate new analyses and controls for this mission. This revision was developed following appropriate guidance contained in DOE Orders 5480.22 Technical Safety Requirements (TSR) and DOE 5480.23 Nuclear Safety Analysis Reports (SAR).

2.     Scope of this Agreement
       This agreement authorizes the scope of activities identified and analyzed in the AB subject to the terms and conditions in section 5 below.

3.     RFFO Basis for Approval/Contractor Qualification
       3.1. Based on the 750/904 Pads Safety Evaluation Report dated September 27, 1995 and revisions up to and including April 5, 1999, the Department of Energy, Rocky Flats Field Office concludes that the amended FSAR adequately documents the operating safety basis and contains a control set which when implemented, will provide reasonable assurance that the work activities described in the FSAR can be conducted by the contractor without endangering the environment or the health and safety of the workers or public.

       3.2. The Department of Energy, Rocky Flats Field Office finds that there is reasonable assurance that the contractor is technically qualified to engage in the activities authorized by this Authorization Agreement.

4.     Authorization Basis
       The effective Authorization Basis for 750/904 Pads is those documents identified as applicable to 750/904 Pads in the AB Document List (ABDL).

                ------------------------------------------------

5.     Terms and Conditions
       5.1. Applicable federal and state law, including implementing regulations, and all contractual requirements regarding 750/904 Pads; except as set out in section 5.2 below, remain in force.

       5.2. The 750/904 Pads FSAR Chapter 5 describes the Safety Management Program commitments under this Authorization Agreement which meet the applicable safety and health requirements of Section J, Attachment F, of contract #DE-AC34-95RF00825. The Administrative Controls contained in the 750/904 Pads Technical Safety Requirements (TSRs) define the specific, credited programmatic elements that shall be implemented under this Authorization Agreement to support the 750/904 Pads safety analyses.

       5.3. The AB, including the TSRs, will be kept current by Kaiser-Hill including the performance of an annual review. As appropriate, changes to or additional controls that may be needed to safely perform planned activities will be developed. evaluated and implemented by the Nuclear Safety Program in accordance with the Site Integrated Safety Management System. This change control process shall manage the configuration of the 750/904 Pads AB to Include timely update of the AB Document List to reflect RFFO approved AB Documents.

6.     Special Conditions
       None

7.     Effective and Expiration Dates
       This Authorization Agreement is effective as of the date of the last signature below and shall remain in effect through the life of contract #DE-AC34-95RF00825, unless modified in writing by both parties.

8.     Agreement


For Kaiser-Hill Company L.L.C.               For the Department of Energy
Rocky Flats Environmental Technology Site    Rocky Flats Field Office

/s/ Robert G. Card      4/13/99              /s/ Jessie M. Roberson  4/28/99
-------------------------------              -------------------------------
Robert G. Card            Date               Jessie M. Roberson       Date
President                                    Manager

                   ROCKY FLATS ENVIRONMENTAL TECHNOLOGY SITE
                   -----------------------------------------

                      Building 664 Authorization Agreement
                      ------------------------------------

                     Authorization Agreement No. RFETS-007

1.     Preamble
       The purpose of this Authorization Agreement is to adopt the Building 664 Authorization Basis (AB) as approved by the Department of Energy (DOE), Rocky Flats Field Office (RFFO) and to authorize the performance of activities in Building 664 in accordance with Building 664 AB.

       Kaiser-Hill Company L.L.C. (the Contractor) inherited from EG&G Rocky Flats, Inc., on July 1, 1995, aging facilities with existing hazards and outdated or non-existent authorization basis documentation. It is recognized by the DOE, RFFO and the Contractor that on July 1, 1995, the following conditions existed regarding Building 664: (a) the hazards, design basis and construction detail knowledge of the systems, structures and components were incomplete, and (b) a new AB was needed to support the new and current missions. The new AB was developed following appropriate guidance contained in DOE Orders 5480.22 Technical Safety Requirements (TSR) and DOE 5480.23 Nuclear Safety Analysis Reports (SAR)

2.     Authorization Scope
       This agreement authorizes the scope of activities identified and analyzed in the AB subject to the terms and conditions in section 5 below.

3.     Basis for Approval/Contractor Qualification
       3.1. Based on the Building 664 Final Safety Analysis Report (FSAR) Safety Evaluation Report approved on August 3,1995, the DOE, RFFO concludes that the Building 664 FSAR adequately documents the operating safety basis and contains a control set, that when implemented, provides reasonable assurance that the work activities described in the Building 664 FSAR can be conducted by the Contractor without endangering the environment or the health and safety of the workers or public.

       3.2. The DOE, RFFO finds that there is reasonable assurance that the contractor is technically qualified to engage in the activities authorized by this Authorization Agreement.

4.     Authorization Basis
       The effective Authorization Basis for the Building 664 is those documents identified as applicable to the Building 664 in the AB Document List
       (ABDL).

5.     Terms and Conditions
       5.1. Applicable federal and state law, including implementing regulations, and all contractual requirements regarding the Building 664, except as further defined for safety and health in subsection 5.2 below, remain in force.

                ------------------------------------------------

       5.2. The Building 664 FSAR defines the Safety Management Program commitments under this Authorization Agreement which meet the applicable safety and health requirements of Section J, Attachment F, of contract #DE-AC34-95RFO0825. The Administrative Controls contained in the Building 664 TSRs define the specific, credited programmatic elements that shall be implemented under this Authorization Agreement to support the Building 664 safety analyses.

       5.3. The AB, including the TSRs, will be kept current by the Contractor through the performance of an annual review. As appropriate, changes to or additional controls that may be needed to safely perform planned activities will be developed, evaluated and Implemented by the Nuclear Safety Program in accordance with the Site Integrated Safety Management System. This change control process shall manage the configuration of the AB to include timely update of the AB Document List to reflect DOE, RFFO approved AB documents.

6.    Special Conditions
      None

7. Effective and Expiration Dates of Agreement This Authorization Agreement is effective as of the date of the last signature below and shall remain in effect through the life of contract #DE-AC34-95RFO0825, unless modified in writing by both parties

8.   Agreement


For Kaiser-Hill Company L.L.C.               For the Department of Energy
Rocky Flats Environmental Technology Site    Rocky Flats Field Office

/s/ Robert G. Card      6/23/99              /s/ Jessie M. Roberson  7/13/99
-------------------------------              -------------------------------
Robert G. Card            Date               Jessie M. Roberson       Date
President                                    Manager

                   ROCKY FLATS ENVIRONMENTAL TECHNOLOGY SITE
                   -----------------------------------------

                      Building 569 Authorization Agreement
                      ------------------------------------

                     Authorization Agreement No. RFETS-008


1.     Preamble
       The purpose of this Authorization Agreement is to adopt the Building 569 Basis for Interim Operation (BIO), and to authorize the performance of activities in Building 569 as analyzed in the BIO.

       Kaiser-Hill Company L.L.C. (Kaiser-Hill) inherited from EG&G Rocky Flats, Inc., on July 1, 1995, aging facilities with existing hazards and outdated or non-existent authorization basis documentation. It is recognized by the Department of Energy Rocky Flats Field Office (RFFO) and Kaiser-Hill that on July 1, 1995, to following conditions existed regarding Building 569: (a) there was an absence of complete knowledge regarding Its design basis, systems and components due to less than adequate configuration control, (b) the building required modifications to meet the requirements of its future mission and (c) the building lacked a formal authorization basis for operation. Based upon these conditions a new authorization basis document the BIO, was developed to meet DOE Standard 3011, Guidance for Preparation of DOE 5480.22 (TSR) and DOE 5480.23 (SAR) Implementation Plans, and is the focus of this agreement.

2.     Scope of this Agreement
       This agreement covers the scope of activities identified and analyzed in the BIO.

3.     RFF0 Basis for Approval/Contractor Qualification
       3.1 Based on the Building 569 Review Report with specified conditions, The Department of Energy, Rocky Flats Field Office concludes that the BIO adequately documents the operating safety basis and contains a control set, which when implemented, will provide reasonable assurance that the work activities described in the BIO can be conducted by the contractor without endangering the environment or the health and safety of the workers or public.

       32. The Department of Energy, Rocky Flats Field Office finds that there is reasonable assurance that the contractor is technically qualified to engage in the activities authorized by this Authorization Agreement

4.     Authorization Basis
       4.1. The Authorization Basis (AB) for Building 569 is the DOE approved BIO dated December 22,1997, the associated RFFO Review Report with specified conditions dated February 18, 1998 and the Justification for audibility deficiencies. The AB list for Building 569 will be maintained current by the contractor in accordance with the Nuclear Safety Manual as new activities or discovered conditions result in DOE RFFO approved changes to the AB.

        4.2. The BIO, when completely implemented, supersedes all previous authorization basis documents for Building 569.

5.     Terms and Conditions
       5.1. Applicable federal and state law, including implementing regulations, and all contractual requirements regarding Building 569, except as set out in section 52 below, remain in force.

       5.2. The safety management controls contained in the Building 569 Technical Safety Requirements (TSRs) adequately define the extent to which the Safety Management Programs shall be implemented under this Authorization Agreement to meet the applicable requirements of Section J, Attachment F, of contract #DE-AC34-95RF00825.

       5.3. Building 569 operations are authorized to be accomplished in accordance with the scope, applicable requirements and control set of the BIO.

       5.4. The BIO, including the TSRs, will be kept current by Kaiser-Hill including the performance of an annual review. As appropriate, changes to or additional controls that may be needed to safely perform planned activities will be developed, evaluated and Implemented by the Nuclear Safety Program in accordance with the Site Integrated Safety Management System. This change control process shall manage the configuration of Building 569 AB to include timely update of the list to reflect RFFO approved changes (e.g., page changes, USQ determinations, JCOs).

       5.5. Kaiser-Hill will approve an implementation plan (IP) to achieve full compliance with the TSRs. Provisional operation Is authorized while Implementing the now TSRs. Installation, calibration and demonstration of readiness of the Passive-Active Drum Counter
             (PADC) and Low Specific Activity Counter (LOSAC) under the approved IP are authorized. Kaiser-Hill will riot authorize operation of the PA/DC until the completion of a satisfactory Management Review to verify the safe operation of that equipment. Full compliance with the TSRs will be achieved by April 20, 1998. Termination of other authorized operations is not required if the implementation and review of the new controls is not achieved by this date.

       5.6. Kaiser-Hill will ensure completion of an Implementation Validation Review prior to implementation of new controls under the BIO. RFFO will perform an independent verification of the Implementation.

6.     Special Conditions
       None

7.     Effective and Expiration Dates
       This Authorization Agreement is effective as of the date of the last signature below and shall remain in effect through the life of contract #DE-AC34-95RF00825, unless modified in writing by both parties

8.     Agreement


For Kaiser-Hill Company L.L.C.               For the Department of Energy
Rocky Flats Environmental Technology Site    Rocky Flats Field Office

/s/ Robert G. Card                           /s/ Jessie M. Roberson  3/24/98
-------------------------------              -------------------------------
Robert G. Card            Date               Jessie M. Roberson       Date
President                                    Manager

                   ROCKY FLATS ENVIRONMENTAL TECHNOLOGY SITE
                   -----------------------------------------

                      Building 559 Authorization Agreement
                      ------------------------------------

                     Authorization Agreement No. RFETS-006

1      Preamble
       The purpose of this Authorization Agreement is to adopt the Building 559 Authorization Basis, hereinafter referred to as the AS, as approved by the Department of Energy (DOE), Rocky Flats Field Office (RFFO), and to authorize the performance of activities in Building 559 in accordance with the Building 559 AB.

       Kaiser-Hill Company L.L.C. (Kaiser-Hill) inherited from EG&G Rocky Flats, Inc., on July 1, 1995, aging facilities with existing hazards and outdated or non-exisistent authorization basis documentation. It is recognized by the DOE RFFO and Kaiser-Hill that on July 1, 1995, the following conditions existed regarding Building 559: the design basis and construction detail knowledge of the systems, structures and components were incomplete.

2.     Authorization Scope
       This agreement authorizes the scope of activities identified and analyzed in the AB subject to the terms and conditions in section 5.

3.     RFFO Basis for Approval/Contractor Qualification
       3.1. Based on the December 1, 1998, Review Report findings and technical direction, The DOE RFFO concludes that the AB adequately documents the operating safety basis and contains a control set that when implemented provides reasonable assurance that the work activities described in the AB can be conducted by the contractor without endangering the environment or the health and safety of the workers or public.

       3.2. The DOE RFFO finds that there is reasonable assurance that the contractor is technically qualified to engage in the activities authorized by this Authorization Agreement.

4.     Authorization Basis
       4.1. The effective Authorization Basis for Building 559 is those documents identified as applicable to Building 559 in the AB Document List (ABDL).

       4.2. The DOE approved Building 559 AB, shall be implemented, meeting the conditions of subsections 5.4 and 5.5, on or before March 19, 1999. The ABDL shall then be modified to reflect this change.

5.     Terms and Conditions
       5.1. Applicable federal and state law, including implementing regulations, and all contractual requirements, except as further defined for safety and health in subsection 5.2 below, remain in force.

                ------------------------------------------------

       5.2. The Building 559 FSAR Chapter 9 defines the Safety Management Program commitments under this Authorization Agreement which meet the applicable safety and health requirements of Section J, Attachment F, of contract #DE-AC34-95RF00825. The Administrative Controls contained in the Building 559 Technical Safety Requirements (TSRs) define the specific Safety Management Program elements that shall be implemented under this Authorization Agreement to support the Building 559 safety analyses.

       5.3. The AB, including the TSRs, will be kept current by Kaiser-Hill Including the performance of an annual review. As appropriate, changes to or additional controls that may be needed to safely perform planned activities will be developed, evaluated and implemented by the Nuclear Safety Program in accordance with the Site Integrated Safety Management System. This change control process shall manage the configuration of the AB to include timely update and dissemination of the AB Document List for Building 559 to reflect the DOE RFFO approved changes.

       5.4. The DOE RFFO has accepted the strategy for implementation of the Building 559 AB. Kaiser-Hill will approve an implementation plan to achieve compliance with the TSRs by March 19, 1999. Subsequent to the Fire Suppression System modification, the associated TSRs will be implemented and reviewed by May 31, 1999. Written notification to the DOE RFFO shall be made for any substantive changes to the IP, reporting the basis for the change and any appropriate recovery actions to the DOE RFFO.

       5.5. Kaiser-Hill will ensure completion of an Implementation Validation Review prior to implementation of these new controls under the Building 559 AB.

6.     Special Conditions
       None

7.     Effective and Expiration Dates
       This Authorization Agreement is effective as of the date of the last signature below and shall remain in effect through the life of contract #DE-AC34-95RF00826, unless modified in writing by both parties

8.     Agreement


For Kaiser-Hill Company L.L.C.               For the Department of Energy
Rocky Flats Environmental Technology Site    Rocky Flats Field Office

/s/ Robert G. Card       3/8/99              /s/ Jessie M. Roberson  3/17/99
-------------------------------              -------------------------------
Robert G. Card            Date               Jessie M. Roberson       Date
President                                    Manager

                   ROCKY FLATS ENVIRONMENTAL TECHNOLOGY SITE
                   -----------------------------------------

                      Building 440 Authorization Agreement
                      ------------------------------------

                Authorization Agreement No. RFETS-002 Revision 1

Preamble
--------

The purpose of this Authorization Agreement is to adopt the Building 440 Basis For Operations and its Review Report, hereinafter referred to as the BFO, and to authorize the performance of activities in Building 440 which are analyzed in the Building 440 BFO.

Kaiser-Hill Company L.L.C. (Kaiser-Hill) inherited from EG&G Rocky Flats, Inc. (EG&G), on July 1, 1995 aging facilities with existing hazards and outdated authorization basis documentation. It is recognized by the Department of Energy, Rocky Flats Field Office (RFFO) and Kaiser-Hill that on July 1, 1995, the following conditions existed regarding Building 440: (a) there was an absence of complete knowledge regarding its design basis, systems and components due to less than adequate configuration control, (b) the building required modifications to meet the requirements of its future mission. Based upon these conditions a new authorization basis document, the Building 440 BFO, was developed using DOE Manual DOE-M-450.3-1, The Department of Energy Closure Process for Necessary and Sufficient Set of Standards and is the focus of this agreement.

Agreement
---------

With respect to Building 440, the Department of Energy, Rocky Flats Field Office and KaiserHill agree as follows:

A. All Building 440 operations, including mission program and baseline work activities will be accomplished in accordance with the applicable requirements and control set in the Building 440 BFO.

B. Except as set out in paragraph C., applicable federal and state law, including implementing regulations, and all contractual requirements regarding Building 440 remain in force.

C. The Building 440 BFO Subsection 4.6.3, Administrative Programs, defines the Safety Management Program commitments under this Authorization Agreement which meet the applicable safety and health requirements of Section J, Attachment F, of contract #DE-AC34-95RF00825. The Administrative Operational Controls contained in the Building 440 BFO Subsection 4.62, define the specific Safety Management Program controls that shall be implemented under this Authorization Agreement to support the Building 440 safety analyses.

D. The Building 440 BFO, when completely implemented, supersedes all previous authorization basis documents for Building 440.


                                   - 1 of 2 -

               ------------------------------------------------

E.   (Deleted by Revision 1)

F. The Building 440 BFO Operational Controls will be kept current by Kaiser-Hill including the performance of an annual review. The change control process indentified in the Building 440 BFO shall be used to add new activities or to make changes (such as changes in activity descriptions, status, related control sets or additional hazards analysis) to existing activities identified in the Building 440 BFO.

G.   (Deleted by Revision 1)

H. The Department of Energy, Rocky Flats Field Office concludes that the Building 440 BFO adequately documents the operating safety basis and contains a control set that if fully implemented, will provide reasonable assurance that the work activities described in the BFO can be conducted without endangering the environment or the health and safety of the workers or public.

I. This Authorization Agreement is effective as of the date of the last signature below and shall remain in effect through the life of contract #DE-AC34-95RF00M, unless modified in writing by both parties


For Kaiser-Hill Company L.L.C.               For the Department of Energy
Rocky Flats Environmental Technology Site    Rocky Flats Field Office

/s/ Robert G. Card      1/25/99              /s/ Jessie M. Roberson   2/2/99
-------------------------------              -------------------------------
Robert G. Card            Date               Jessie M. Roberson       Date
President                                    Manager


                                   - 2of 2 -

                   ROCKY FLATS ENVIRONMENTAL TECHNOLOGY SITE
                   -----------------------------------------

                Building 371/374 Complex Authorization Agreement
                ------------------------------------------------

                                         Authorization Agreement No. RFETS-005
                                                                   Page 1 of 3

Preamble
--------

The purpose of this Authorization Agreement is to adopt the Building 371/374 Complex Authorization Basis, hereinafter referred to as the AB, and to authorize the performance of activities in the Complex which are enveloped by the analysis in the AB.

On July 1, 1995 Kaiser-Hill Company L.L.C. (Kaiser-Hill) became the integrating management contractor replacing EG&G Rocky Flats, Inc. It is recognized by Kaiser-Hill and DOE-RFFO that (a) Building 371/374 Complex facilities were over 20 years old and had system deficiencies from its original intended design capability, (b) there was incomplete knowledge and limited reliable/retrievable data regarding its systems and components, (c) some Complex systems and components required priority upgrades to perform the interim storage mission in accordance with the Implementation Program Plan for DNFSB Recommendation 94-3,
(d) the planned Complex mission differs from its original design purpose, and
(e) additional upgrades were expected to result from the preparation of a new authorization basis document. Based upon these conditions a now authorization basis document, the Building 371/374 Complex Basis for Interim Operation (BIO), was developed using DOE Standard 3011, Guidance for the Preparation of DOE 5408.22 (TSR) and DOE 5480.23 (SAR) implementation Plans and DOE Standard 3009, Preparation Guide for the U. S. Department of Energy Nonreactor Nuclear Facility Safety Analysis Reports, and is the focus of this agreement.

Agreement
---------

With respect to Building 371/374 Complex, the Department of Energy, Rocky Flats Field Office and Kaiser-Hill agree as follows:

A. All BIO activities and operations conducted in the Complex will be accomplished in accordance with the applicable control set requirements established in the AB. These control set requirements have been demonstrated to be adequate to perform the general and current operations enveloped by the analysis in the AB. During the course of BIO implementation, any additional controls and technical safety requirements
     (TSRS) that may be needed to safely perform planned activities will be developed and evaluated in accordance with the Activity Control and Nuclear Safety programs described in the AB.

                                                              Building 371/374
                                         Authorization Agreement No. RFETS-005
                                                                   Page 2 of 3

B. The AB contains a graded set of requirements consistent with the requirements in DOE Order 5480.23. The requirements are suitable for implementing Integrated Safety Management for the 371/374 Complex and its planned mission, including storage of special nuclear material until 2002. System Evaluation Reports support the BIO and document the means of assuring compliance with the functional requirements of Complex safety systems, structures, aid components. Adherence to these requirements is required by the TSRs. Information copies of changes to the Building 371/374 Complex System Evaluation Report, Section 4.0. 5.0, and 8.0 shall be provided to DOE, RFFO.

C. Applicable federal and state law, including implementing regulations, and all contractual requirements regarding the Building 371/374 Complex remain in force. The safety management controls in Site Program Plans as referenced in Chapter 3 of the BIO, will enhance the ability of Kaiser-Hill to meet the safety management requirements contained in the Orders and Directives listed in Section J, Attachment F, of contract #DE-AC34-95RF00825:

D. The Building 371/374 Complex BIO supersedes previous authorization basis documents for the Complex. Existing Unreviewed Safety Question Determinations (USQDs) were reviewed to determine the valid compensatory measures which must be In place to meet the requirements of the proposed control set and incorporated. Open USQDs and those which may be generated during implementation of the BID will be addressed in updates to the AB, as necessary.

E. Building 371/374 Complex TSRs and controls will be kept current by, Kaiser-Hill including the performance of an annual review. The Kaiser-Hill evaluation processes (e.g., the USQDs and USQ screens) shall be used to add new activities or to make changes to existing activities identified in the AB.

F. Controls in the AB will be implemented in a phased manner as described in the BIO Implementation Plan (IP). An Information copy of any changes to the BIO IP shall be provided to DOE, RFFO. The AB for BIO activities will be unambiguous at any stage during the phased implementation. For each phase, a readiness determination will be performed in accordance with established Site protocol which implements DOE Order 425.1, Startup and Restart of Nuclear Facilities. As of August 1, 1998, the BIO will be the AB of record for all activities conducted in the Building 371/374 Complex.

                                                              Building 371/374
                                         Authorization Agreement No. RFETS-005
                                                                   Page 3 of 3


G. The Department of Energy, Rocky Flats Field Office and Kaiser-Hill conclude that the Building 371/374 Complex BIO adequately documents the operating safety basis and contains controls (TSRs), that when fully implemented, will provide reasonable assurance that the work activities described in the AB can be conducted without endangering the environment or the health and safety of the workers or public. The BIO Review Report developed by the RFFO BIO Review Team using DOE-STD-1104, Review and Approval of Final Safety Analysis Reports, documents the technical bases for RFFO approval of the BIO and TSRs.

H. The Building 371 Safeguards and Security Plan provides specific direction for related activities and operations in Building 371.

I. This Authorization Agreement is effective for implementation as of the date of the last signature below and shall remain in effect through the life of contract #DE-AC34-95RF00825, unless extended in writing by both parties.


For Kaiser-Hill Company L.L.C.               For the Department of Energy
Rocky Flats Environmental Technology Site    Rocky Flats Field Office

/s/ Robert G. Card       9/8/97              /s/ Jessie M. Roberson  9/11/97
-------------------------------              -------------------------------
Robert G. Card            Date               Jessie M. Roberson       Date
President                                    Manager

                   ROCKY FLATS ENVIRONMENTAL TECHNOLOGY SITE
                   -----------------------------------------

                Building 776/777 Complex Authorization Agreement
                ------------------------------------------------

                Authorization Agreement No. RFETS-012 Revision 1

1.  Preamble
    The purpose of this Authorization Agreement is to adopt the Building 776/777 Complex Authorization Basis (AB), and to authorize the performance of activities in the Building 776/777 Complex as analyzed in the AB.

    Kaiser-Hill Company L.L.C. (the Contractor) Inherited from EG&G Rocky Flats, Inc., on July 1, 1995, aging facilities with existing hazards and outdated or non-existent authorization basis documentation. It is recognized by the Department of Energy (DOE), Rocky Flats Field Office (RFFO) and the Contractor that on July 1, 1995, the following conditions existed regarding the Building 776/777 Complex: (a) the Complex was nearly 40 years old and had aged and degraded structural and system deficiencies from its original intended design capability, including some systems and components that had exceeded their original design life, (b) there was an absence of complete knowledge regarding its design basis, systems, components and structure due to less than adequate configuration control, further complicated by the 1969 fire, (c) the complex required modifications to most the requirements of its future mission, and (d) the complex lacked an accurate authorization basis for the current mission. Based upon these conditions a new authorization basis document, the Basis for Interim Operation (BIO), was developed to meet DOE Standard 3011, Guidance for Preparation of DOE 5480.22 (TSR) and DOE 5480.23 (SAR) Implementation Plans.

2.  Scope of this Agreement
    This agreement authorizes those activities identified and analyzed in the AB subject to the terms and conditions in Section 5 below.

3.  RFFO Basis for Approval/Contractor Qualification
    3.1. Sued on the Building 776/777 Complex Review Report dated March 15, 1999, and addenda dated June 16, 1999 and July 1, 1999 with specified conditions, the DOE, RFFO concludes that the BIO adequately documents the operating safety basis and contains a control set which when implemented, will provide reasonable assurance that the work activities described in the BIO can be conducted by the Contractor without endangering the environment or the health and safety of the workers or public.

    3.2. The DOE, RFFO Finds that there is reasonable assurance that the Contractor is technically qualified to engage in the activities authorized by this Authorization Agreement.

4.  Authorization Basis
    4.1. The effective Authorization Basis for the Building 776/777 Complex is those documents identified as applicable to the Building 776/777 Complex in the AB Document List (ABDL).

    4.2. The DOE approved Building 776/777 Complex BIO, Revision 2, shall be completely implemented, meeting the conditions of subsections 5.4 and
         5.5 on or before October 18, 1999. The ABDL shall then be modified to reflect this change.

5.  Terms and Conditions
    5.1. Applicable federal and state law, including implementing regulations, and all contractual requirements regarding the Building 776/777 Complex, except as set out in section 5.2 below, remain in force.

    5.2. The Building 776/777 Complex BIO, Chapter 3 defines the Safety Management Program commitments under this Authorization Agreement which meet the applicable safety and health requirements of Section J. Attachment F, of contract #DE-AC34-95RFO0825. The Administrative Controls contained in the Building 776/777 Complex Technical Safety Requirements (TSRs) define the specific, credited programmatic elements that shall be implemented under this Authorization Agreement to support the Building 776/777 Complex safety analyses.

    5.3. The AB, including the TSRs, will be kept current by the Contractor including the performance of an annual review. As appropriate, changes to or additional controls that may be needed to safely perform planned activities will be developed, evaluated and implemented by the Nuclear Safety Program in accordance with the Site Integrated Safety Management System. This change control process shall manage the configuration of the Building 776/777 Complex AB to include timely update of the AB Document List to reflect RFFO approved changes.

    5.4. The RFFO has accepted the strategy for implementation of the Building 776/777 Complex BIO. The Contractor will approve an implementation plan
         (IP) to achieve full compliance with the TSRs. The Contractor shall provide written notification to RFFO of any substantive changes to the IP. This notification shall include the basis for the change and any appropriate recovery actions.

    5.5. The Contractor will ensure the completion of an Implementation Validation Review prior to implementation of these now controls under the Building 776/777 Complex BIO.

6.  Special Conditions
    None

7.  Effective and Expiration Dates
    This Authorization Agreement is effective as of the date of the last signature below and shall remain in effect through the life of contract #DE-AC34-95RFO0825, unless modified in writing by both parties.

S.  Agreement


For Kaiser-Hill Company L.L.C.               For the Department of Energy
Rocky Flats Environmental Technology Site    Rocky Flats Field Office

/s/ Robert G. Card      8/23/99              /s/ Jessie M. Roberson  8/25/99
-------------------------------              -------------------------------
Robert G. Card            Date               Jessie M. Roberson       Date
President                                    Manager

                   ROCKY FLATS ENVIRONMENTAL TECHNOLOGY SITE
                   -----------------------------------------

                      Building 771 Authorization Agreement
                      ------------------------------------

                Authorization Agreement No. RFETS-003 Revision 2

Preamble
--------

The purpose of this Authorization Agreement is to adopt the Building 771 Basis For Operations and its Review Report, hereinafter referred to as the BFO, and to authorize the performance of activities in Building 771 which are analyzed in the Building 771 BFO.

Kaiser-Hill Company L.L.C. (Kaiser-Hill) inherited from EG&G Rocky Flats, Inc, (EG&G), on July 1, 1995, aging facilities with existing hazards and outdated authorization basis documentation. It is recognized by Kaiser-Hill and DOE-RFFO that on July 1, 1995; the following conditions existed regarding Building 771:
(a) Building 771 was over 40 years old and had aged and degraded structural and system deficiencies from its original intended design capability, (b) there was an incomplete knowledge regarding its systems and components due to less than adequate configuration control, (e) some building systems and components had exceeded their original design life, (d) there was incomplete reliable/available data on building systems, and (e) remaining and planned activities were limited to maintaining safe current operations and the building habitable, and those hazard reduction activities leading to a deactivation and decommissioning ready state. Based upon these conditions a new authorization basis document the Building 771 BFO, was developed using DOE Manual DOE-M-450-3-1, The Department of Energy Closure Process for Necessary and Sufficient Set of Standards and is the focus of this agreement.

Agreement
---------

With respect to Building 771, the Department of Energy. Rocky Flats Field Office and Kaiser-Hill agree as follows:

   A. All Building 771 operations, including mission program and baseline work activities will be accomplished in accordance with the requirements and control set in the Building 771 BFO.

   B. Applicable federal and state law, including implementing regulations, and all contractual requirements, except as set out in paragraph C., regarding Building 771 remain in force.

   C. The Building 771 BFO Chapter 5 describes the Safety Management Program commitments under this Authorization Agreement which meet the applicable safety and health requirements of Section J, Attachment F, of contract #DE-AC34-95RF00825. The Administrative Control Requirements contained in the Building 771 Technical Safety Requirements (TSRs) define the specific Safety Management Program controls that shall be implemented under this Authorization Agreement to support the Building 771 safety analyses.


                                   - 1 of 2 -

                ------------------------------------------------

D. The Building 771 BFO, when completely implemented, supersedes all previous authorization basis documents for Building 771.

E. The Building 771 Safeguards and Security Plan provides specific direction for related activities and operations in the Building 771.

F.      (Deleted by Revision 2)

G. The Building 771 BFO TSRs will be kept current by Kaiser-Hill including the performance of an annual review. The change control process Identified in the Building 771 BFO shall be used to add now activities or to make changes (such as changes In activity descriptions, deletion of activities, addition of now activities, status, related control sets or additional hazards analysis) to existing activities identified in the Building 771 BFO.

H.      (Deleted by Revision 2)

I. The Department of Energy, Rocky Flats Field Office concludes that the Building 771 BFO adequately documents the operating safety basis and contains a control set that if fully implemented, will provide reasonable assurance that the work activities described in the BFO can be conducted without endangering the environment or the health and safety of the workers or public.

J. This Authorization Agreement is effective as of the date of the last signature below and shall remain in effect through the life of contract #DE-AC34-95RFOO825, unless modified in writing by both parties.



For Kaiser-Hill Company L.L.C.               For the Department of Energy
Rocky Flats Environmental Technology Site    Rocky Flats Field Office

/s/ Robert G. Card      1/28/99              /s/ Jessie M. Roberson  2/2/99
-------------------------------              -------------------------------
Robert G. Card            Date               Jessie M. Roberson       Date
President                                    Manager

                                   - 2 of 2 -

                   ROCKY FLATS ENVIRONMENTAL TECHNOLOGY SITE
                   -----------------------------------------

                      779 Cluster Authorization Agreement
                      -----------------------------------

                     Authorization Agreement No. RFETS-009

1.     Preamble
       The purpose of this Authorization Agreement is to adopt the 779 Cluster Authorization Basis, hereinafter referred to as the AB, as approved by the Department of Energy (DOE), Rocky Flats Field Office (RFFO), and to authorize the performance of activities in the 779 Cluster in accordance with the 779 Cluster AB.

       Kaiser-Hill Company L.L.C. (Kaiser-Hill) inherited from EG&G Rocky Flats, Inc., on July 1. 1995, aging facilities with existing hazards and outdated or non-existent authorization basis documentation. It is recognized by the DOE, RFFO and Kaiser-Hill that on July 1, 1995, the following conditions existed regarding the 779 Cluster (a) the hazards, design basis and construction detail knowledge of the systems, structures and components were incomplete, and (b) a new AB was needed to support the new and current missions. The new AB was developed following appropriate guidance contained in DOE Standard 3011, Guidance for Preparation of DOE 5480.22 (TSR) and DOE 5480.23(SAR)Implementation Plans.

2.     Authorization Scope
       This agreement authorizes the scope of activities identified and analyzed in the AB with the terms and conditions in section 5.

3.     Basis for Approval/Contractor Qualification
       3.1. Based on the Review Report for the 779 Cluster Basis for Interim Operation (BIO) dated April 28, 1998, with specified technical direction, the Department of Energy, Rocky Flats Field Office concludes that the 779 Cluster BIO adequately documents the operating safety basis and contains a control set that when implemented, provides reasonable assurance that the work activities described in the 779 Cluster BIO can be conducted by the contractor without endangering the environment or the health and safety of the workers or public.

       3.2. The Department of Energy, Rocky Flats Field Office finds that there is reasonable assurance that the contractor is technically qualified to engage in the activities authorized by this Authorization Agreement.

4.     Authorization Basis
       4.1. The effective Authorization Basis for the 779 Cluster is those documents identified as applicable to the 779 Cluster in the AB Document List (ABDL).

       4.2. The DOE approved 779 Cluster BIO dated April 28, 1998, shall be completely implemented, meeting the conditions of subsections 5.4 and 5.5, on or before August 18, 1998. The ABDL shall then be modified to reflect this change.

5.     Terms and Conditions
       5.1. Applicable federal and state law, including implementing regulations, and all contractual requirements regarding the 779 Cluster, except as set out in subsection 5.2 below, remain in force.

       5.2. The Administrative Controls contained in the 779 Cluster TSRs define the specific Safety Management Program elements that shall be implemented under this Authorization Agreement to meet the applicable requirements of Section J, Attachment F, of contract #DE-AC34-95RF00825. The 779 Cluster BIO Section 1.5 and Chapter 4 further define what the balance of the Safety Management Programs commitments are under this Authorization Agreement.

       5.3. The AB, including the TSRs, will be kept current by K-H through editorial revision within three months of the change (to reflect corrections or Unreviewed Safety Question Determination driven changes) in lieu of an annual review. As appropriate, changes to or additional controls that may be needed to safety perform planned activities will be developed, evaluated and implemented by the Nuclear Safety Program in accordance with the Site integrated Safety Management System. This change control process shall manage the configuration of the AB to include timely update and dissemination of the AB Document List to reflect RFFO approved changes.

       5.4. The RFFO has accepted the strategy for implementation of the 779 Cluster AB. Kaiser-Hill will approve an implementation plan (IP) to achieve full compliance with the TSRs. Written notification to RFFO shall be made for any substantive changes to the IP, reporting the basis for the change and any appropriate recovery actions to the RFFO.

       5.5. Kaiser-Hill will ensure completion of an Implementation Validation Review prior to implementation of new controls under the 779 Cluster BIO.

6.     Special Conditions
       6.1. Controls will be eliminated commensurate with a reduction in hazards and managed per the Nuclear Safety Program.

       6.2. Operations are subject to the provisions of the Decommissioning Operating Plan, RF/RMRS-97-085.UN, Revision 0, Rocky Mountain Remediation Services, L.L.C., February 6, 1998, or approved revision.

7.     Effective and Expiration Dates of Agreement
       This Authorization Agreement is effective as of the date of the last signature below and shall remain in effect through the life of contract #DE-AC34-95RF00825, unless modified in writing by both parties

8.     Agreement



For Kaiser-Hill Company L.L.C.               For the Department of Energy
Rocky Flats Environmental Technology Site    Rocky Flats Field Office

/s/ Robert G. Card      7/22/98              /s/ Jessie M. Roberson  7/21/98
-------------------------------              -------------------------------
Robert G. Card            Date               Jessie M. Roberson       Date
President                                    Manager

                   ROCKY FLATS ENVIRONMENTAL TECHNOLOGY SITE
                   -----------------------------------------

                      Building 886 Authorization Agreement
                      ------------------------------------

                     Authorization Agreement No. RFETS-010

1.     Preamble
       The purpose of this Authorization Agreement is to adopt the Building 886 Authorization Basis, hereinafter referred to as the AB, as approved by the Department of Energy (DOE), Rocky Flats Field Office (RFFO) to authorize the performance of activities in Building 886 in accordance with Building 886 AB.

       Kaiser-Hill Company L.L.C. (Kaiser-Hill) inherited from EG&G Rocky Flats, Inc., on July 1, 1995, aging facilities with existing hazards and outdated or non-existent authorization basis documentation. It is recognized by the DOE, RFFO and Kaiser-Hill that on July 1, 1995, the following conditions existed regarding Building 886: (a) the hazards, design basis and construction detail knowledge of the systems, structures and components were incomplete, and (b) a new AB was needed to support the new and current missions. The new AB was developed following appropriate guidance contained in DOE Standard 3011, Guidance for Preparation of DOE 5480.22 (TSR) and DOE 5480.23 (SAR) Implementation Plans, and DOE Orders 548,022 Technical Safety Requirements (TSR) and DOE 5480.23 Nuclear Safety Analysis Reports (SAR).

2.     Authorization Scope
       This agreement authorizes the scope of activities identified and analyzed in the AB with the terms and conditions in section 5.

3.     Basis for Approval/Contractor Qualification,
       3.1. Based on the Building 886 Basis for Interim Operation (BIO) Review Report approved October 10, 1995, and Addendum A approved April 9, 1997, the Department of Energy, Rocky Flats Field Office concludes that the Building 886 BIO adequately documents the operating safety basis and contains a control set, that when implemented, provides reasonable assurance that the work activities described in the Building 886 BIO can be conducted by the contractor without endangering the environment or the health and safety of the workers or public.

       3.2. The Department of Energy, Rocky Flats Field Office finds that there is reasonable assurance that the contractor is technically qualified to engage in the activities authorized by this Authorization Agreement.

4.     Authorization Basis
       The effective Authorization Basis for the Building 886 is those documents identified as applicable to the Building 886 in the AB Document List
       (ABDL).

5.     Terms and Conditions
       5.1. Applicable federal and state law, including implementing regulations, and all contractual requirements regarding Building 886, except as set out in subsection 5.2 below, remain in force.

                   ROCKY FLATS ENVIRONMENTAL TECHNOLOGY SITE
                   -----------------------------------------

                        Site SAR Authorization Agreement
                        --------------------------------

                     Authorization Agreement No. RFETS-011

1.     Preamble
       The purpose of this Authorization Agreement is to adopt the Site Safety Analysis Report Volume I (Site SAR) as approved by the Department of Energy (DOE), Rocky Flats Field Office (RFFO), and to authorize the performance of activities on the Rocky Flats Environmental Technology Site (Site) in accordance with the Site SAR. Upon implementation of the Site SAR this Authorization Agreement supersedes the Master Activity List
       (MAL) Authorization Agreement.

       Kaiser-Hill Company L.L.C. (the contractor) inherited from EG&G Rocky Flats, Inc., on July 1, 1995, aging facilities with existing hazards and outdated or non-existent authorization basis documentation. It is recognized by the DOE, RFFO and the contractor that on July 1, 1995, the following conditions existed regarding the Site: (a) the mission of the site had changed from weapons production to providing safe storage and management of wastes and special nuclear material, with the goal of reducing existing hazards, decommissioning facilities and ceasing operations, and (b) the existing safety documentation required updating due to this change in mission. The Site SAR was developed as part of the overall plan to provide authorization bases for activities at the Site not covered by facility ABs and as the mechanism to provide the appropriate safety documentation for facilities with less than nuclear hazard Category 2 quantities of material. The Site SAR also identifies the infrastructure systems inherently relied upon in the other nuclear Hazard Category 2 and 3 facility AB documents. The Site SAR was developed following appropriate guidance contained in DOE Standard 3009, Preparation Guide for U.S. Department of Energy Nonreactor Nuclear Facility Safety Analysis Report, DOE Standard 1027, Hazard Categorization and Accident Analysis Techniques for Compliance with DOE Order 5480.23, Nuclear Safety Reports; DOE Standard 3011, Guidance for Preparation of DOE 5480.22 (TSR) and DOE Order 5480.23 (SAR) Implementation Plans; and DOE Order 5481.1B, Safety Analysis and Review System.

2.     Authorization Scope
       This agreement authorizes those activities bounded by the Site SAR (Volume 1), subject to the terms and conditions of Sections 6 and 6 below. These include Site infrastructure activities that support Hazard Category 2 and 3 facility authorization bases, on-site hazardous and radiological transportation activities and all other ongoing activities currently governed by the MAL that are not governed by a separate authorization agreement.

3.     Basis for Approval/Contractor Qualification
       3.1. Based on the Review Report for the Site Safety Analysis Report dated November 30, 1998, with specified technical direction, the DOE, RFFO concludes that the Site SAR adequately documents the operating safety basis and contains a control set that, when implemented, provides reasonable assurance that the work activities bounded by the Site SAR can be conducted by the contractor without endangering the environment or the health and safety of the workers or public.

       3.2. The DOE, RFFO finds that there is reasonable assurance that the contractor is technically qualified to engage in the activities authorized by this Authorization Agreement.

4.     Authorization Basis
       4.1. The effective Authorization Basis (AB) for Site-wide nuclear activities is constituted by those documents identified as applicable to the Site in the AB Document List (ABDL).

       42. The DOE approved Site SAR and direction dated November 30, 1998 shall be implemented, subject to the conditions of subsections 5.4, 5.6 and section 6, on or before June 30,1999. On the implementation date, the ABDL shall be modified to reflect the new AB, and the Site SAR shall supersede the MAL

5.     Terms and Conditions
       5.1. Applicable federal and state law, including implementing regulations, and all contractual requirements regarding the Site, except as further defined for safety and health in subsection 52 below, remain in force.

       5.2. The Site SAR Chapter 6 defines the Safety Management Programs commitments under this Authorization Agreement which meet the applicable requirements of Section J, Attachment F, of contract #DE-AC34-95RF00825. The controls contained in Chapter 7 of the Site SAR shall be implemented under this Authorization Agreement to maintain the assumptions of the safety analyses.

       5.3. The AB, including the above-specified controls, will be kept current by the contractor through performance of an annual review. As appropriate, changes to or additional controls that may be needed to safely perform planned nuclear activities will be developed, evaluated and implemented by the Nuclear Safety Program. This change control process shall manage the configuration of the AB to include timely update and dissemination of the AB Document List (ABDL) to reflect RFFO approved AB documents. The ABDL and the Integrated Safety Management System, through the use of the Integrated Work Control Process and the Nuclear Safety Unreviewed Safety Question Determination process, shall ensure that the AB is identified and reviewed for adequacy prior to performing nuclear activities.

       5.4. The RFFO has accepted the strategy for implementation of the Site SAR. The contractor will approve an implementation plan (IP) to achieve compliance with the controls and commitments of the Site SAR. The contractor shall provide written notification to RFFO of any substantive changes to the IP. This notification shall include the basis for the change and any appropriate recovery actions.

       5.5. The contractor will complete an Implementation Validation Review of the Implementation of new controls under the Site SAR.

6.     Special Conditions
       6.1. Until the Site SAR approved transportation controls are Implemented, those interim measures specified in the Appendix to this Authorization Agreement shall be implemented.

       6.2. The interim measures identified in the Appendix will be superseded by implementation of the Site SAR controls per subsection 4.2 above.

7.     Effective and Expiration Dates of Agreement
       This Authorization Agreement is effective as of the date of the last signature below and shall remain in effect through the life of contract #DE-AC34-95RF00825, unless modified in writing by both parties.

8.     Agreement



For Kaiser-Hill Company L.L.C.               For the Department of Energy
Rocky Flats Environmental Technology Site    Rocky Flats Field Office

/s/ Robert G. Card       6/7/99              /s/ Jessie M. Roberson  6/7/99
-------------------------------              -------------------------------
Robert G. Card            Date               Jessie M. Roberson       Date
President                                    Manager

       5.2. The Administrative Controls contained in the Building 886 TSRs define the specific Safety Management Program elements that shall be implemented under this Authorization Agreement to meet the applicable requirements of Section J, Attachment F, of contract #DE-AC34-95AF00825. The Building 886 BIO Chapter 3 further defines the contractor's commitment to the balance of the Safety Management Program elements under this Authorization Agreement.

       5.3. The AB, including the TSRs, will be kept current by K-H through the performance of an annual review. As appropriate, changes to or additional controls that may be needed to safely perform planned activities will be developed, evaluated and implemented by the Nuclear Safety Program in accordance with the Site Integrated Safety Management System. This change control process shall manage the configuration of the AB to include timely update and dissemination of the AB Document List to reflect RFFO approved changes.

6.     Special Conditions
       None

7.     Effective and Expiration Dates of Agreement
       This Authorization Agreement is effective as of the date of the last signature below and shall remain in effect through the life of contract #DE-AC34-95RF00825, unless modified in writing by both parties

8.     Agreement



For Kaiser-Hill Company L.L.C.               For the Department of Energy
Rocky Flats Environmental Technology Site    Rocky Flats Field Office

/s/ Robert G. Card      8/31/98              /s/ Jessie M. Roberson  9/9/98
-------------------------------              -------------------------------
Robert G. Card            Date               Jessie M. Roberson       Date
President                                    Manager

                                   Appendix 1

            Interim Measure                  Completion           Action
                                                Date
------------------------------------------------------------------------------
1. Implement the controls developed for the    2/28/99       Standing Order 55
Salt Stabilization Program Transportation    (Completed)
Risk, Nuclear Safety Technical Report NSTR
015-97 for all >200 gram/packages of
aged weapons-grade plutonium equivalent, non waste, on-site (outside/between buildings/facilities) transfers of SNM not packaged In Type B containers by February 28,1999.

2. Establish route control for all on-site     2/28/99       Standing Orders 55
deliveries of bulk propane during the        (Completed)           and 56
on-site transfer of SNM not packaged In
Type B containers.

3. Limit all on-site transfers of TRU waste    2/28199       Standing Order 55
packaged in standard waste boxes (SWBs) to   (Completed)
10 or less boxes per transfer. This control limits on-site transfers to one-half the Material at Risk (MAR) value assumed In the analysis in the Site SAR.

4. Use only trucks with metal floors for all   2/28/99        Standing Order 55
on-site transfers of TRU waste packed in     (Completed)
metal drums.

5. Adopt the applicable controls contained     2/28/99        Standing Order 55
within the LLW Crate JCO for on-site         (Completed)
transportation activities involving wooden waste crates. The applicable controls are stated as follows: 1) limiting the collection/assembly of unattended wooden
LLW crates to 10 or less; and 2) ensuring no unnecessary combustibles are in the vicinity of unattended wooden LLW crates during loading, unloading and no unnecessary combustibles are in the transporting vehicle.

6. Limit the on-site transfers of LLW packed   2/28/99        Standing Order 55
in metal drums to less than 100 drums per    (Completed)
transfer and LLW packed in wooden crates to 10 or less per transfer.

7. Implement Site Engineered Control #7 and    2/28/99        Sixteen new signs
Technical Direction B-2(b) by February 28,   (Completed)      Installed "No
1999. These controls address parking and                      Parking Within 20
ignition sources near propane tanks.                           Feet"


                             Appendix - Page 1 of 2

            Interim Measure                  Completion           Action
                                                Date
------------------------------------------------------------------------------
8. Modify the Air Products contract for        2/28/99    Letter to Air Products
Building 223 by February 28, 1999 to limit   (Completed)  Identifying concern &
the chemicals brought on Site and into this               notifying them of
facility to quantities permitted by the Site              contract modification.
SAR.                                                      Air Products agreed on
                                                          February 24, 1999 to
                                                          Contract amendment
                                                          No.7 incorporating
                                                          limits of hazardous
                                                          chemicals per
                                                          reportable quantities
                                                          reported in 40CFR302.

9. Increase Building Managers awareness        2/17/99    Letter from K-H
(through management bulletins) of the Site   (Completed)  Nuclear Safety
SAR requirements to limit quantifies of the               Manager with
hazardous and radiological materials below                guidelines for
threshold quantities to prevent changing the              subcontractors'
facility classification.                                  action dated February
                                                          17, 1999 (HEG-009-99)

10. Each industrial facility manager will      3/15/99    Reports from
conduct a review of their facility and       (Completed)  subcontractors on
assert that the current                                   various dates
category classification for the facility is               confirming
correct and that their current hazardous                  current hazard
material inventory does not exceed that                   categorizations.
allowed by the Site SAR.

                             Appendix - Page 2 of 2

Rocky Flats Closure Contract No. DE-AC34-00RF01904

                                   SECTION J

                                  ATTACHMENT H


                       SCHEDULE AND COST INCENTIVE GRAPHS

Schedule Incentive

                              [GRAPH APPEARS HERE]


                        Schedule Incentive ($ millions)

                    3/31/06                       20
                    12/15/06                      15
                    3/31/07                        0
                    3/31/08                      (20)


3/31/06-12/15/06    =    $19,230.77/day
12/16/06-3/31/07    =    $141,509.43/day
4/1/07-3/31/08      =    $54,794.52/day


                            SECTION J, ATTACHMENT H

                                 Cost Incentive



                              [GRAPH APPEARS HERE]

Max Fee        $460M

                   Underrun/Positive Incentive:
                   Government share: 70%
                   Contractor share: 30%

Target Fee     $340M

                                                       Overrrun/Penalty:
                                                       Government share: 70%
                                                       Contractor share: 30%

Min Fee        $150M


                      Target Cost
$3,563,000,000      $3,963,000,000      $4,163,000,000      $4,796,333,333


NOTE: See Contract B.5(d) for schedule incentive adjustment(s) to fee.


                            SECTION J, ATTACHMENT H

Rocky Flats Closure Contract No. DE-AC34-00RF01904


                                    SECTION J

                                  ATTACHMENT I


                                LISTING OF CLAIMS

                                   SECTION J

                                  ATTACHMENT I

                               LISTING OF CLAIMS

Introduction

This Attachment I identifies the actions to be taken and agreements reached in order to achieve an early start date for contract DE-AC34-00RF01904 beginning on February 1, 2000. The Contractor and Government agree to the following, notwithstanding any other actions, requirements or steps necessary to close out contract DE-AC34-95RF00825 and to transition to the start of contract DE-AC34-00RF01904.

A.  Contractor agrees as follows:

        i.  Cost Reduction Proposals

In consideration of the commencement of contract DE-AC34-00RF01904 on February 1, 2000, and the Target Fee identified in Clause B.2(a) therein, Contractor agrees and acknowledges that it has received adequate compensation and consideration for all Cost Savings Proposals previously submitted DOE under Clause H.6 of contract DE-AC34-95RF00825 through the payment of Superstretch Performance Measure fees paid by DOE from 1996 and thereafter. In addition, Contractor agrees that the CRP program has been superceded by the Superstretch Performance measure program and Contractor is not entitled to pursue or seek compensation for CRPs under contract DE-AC34-95RF00825 or DE-AC34-00RF01904.

        ii.  Claims for Performance Measure Fee

In consideration of the commencement of contract DE-AC34-00RF01904 on February 1, 2000 and the Target Fee identified in Clause B.2(a) therein, Contractor agrees to withdraw its claim for unpaid Performance Measure Fee for performance measure 97-S8.17R presently pending before the Energy Board of Contract Appeals (EBCA No. C-990228). Additionally, in consideration of the payment by DOE in the amount of $18,075,292, representing the payment of all unpaid fee earned under contract DE-AC34-95RF00825 for performance measures, Contractor agrees to forever give up any claims, whether known or unknown for any unpaid or unearned performance measure fee Contractor may believe it is entitled to under contract DE-AC34-95RF00825. The performance measure fee amount is based upon projected quantities to be delivered by the conclusion of contract DE-AC34-95RF00825. This amount is subject to adjustment if the quantity of performance actually delivered would have resulted in a payment amount difference of more than five percent from the projected quantities. The Contracting Officer may elect to make partial payments for performance measure fee prior to February 1, 2000, based on previously submitted completion reports.


B.      DOE agrees as follows:

        i.   McCarty and Collateral Litigation Expenses

In consideration for the withdrawal of CRP and Performance Measure Fee claim, the DOE agrees to withdraw its notice of intend to disallow costs in the McCarty case and other miscellaneous litigation expenses as specified in a letter to Contractor dated October 19, 1999, subject: 1999 Audit Report: Kaiser-Hill Legal Office. DOE agrees that the $66,199.11 identified in that letter and the costs incurred in defending the McCarty case shall be allowed as reimbursable costs under contract DE-AC34-95RF00825. Nothing in this subparagraph should be construed to alleviate the Contractor from compliance with its DOE approved litigation management procedures.


                           Section J, Attach I - Pg 1

Rocky Flats Closure Contract No. DE-AC34-00RF01904

        ii.  Fee Payments

DOE agrees that all fees paid and earned including Cost Reduction Proposal payments under contract DE-AC34-95RF00825 shall not be subject to reduction or deduction notwithstanding any other provision in contract DE-AC34-95RF00825, and except for (a) Category 1, 2, 3 events/incidents identified, and (b) circumstances evidencing an intentional failure by Contractor to disclose material information which would have affected DOE's determination of entitlement to fee or other obvious administrative or clerical error in calculating the amount of fee earned.




                           Section J, Attach I - Pg 2

1.PROGRAM/PROJECT TITLE Rocky              2. IDENTIFICATION NUMBER
  Flats Closure Projects                      DE-AC34-00RF01904

3. PARTICIPANT NAME AND ADDRESS
   Kaiser-Hill Company, L.L.C.

4. PLANNING AND REPORTING REQUIREMENTS

A. General Management                                 Frequency

   [X]  Management Plan                                 0, A

   [X]  Status Report VN                                Q, A

   [X]  Summary Report                                  Q

B. Schedule/Labor/Cost

   [X]  Milestone Schedule/Plan                         O, Q

   [ ]  Labor Plan

   [ ]  Facilities Capital Cost of Money Factors
        Computation

   [ ]  Contract Facilities Cost of Money

   [X]  Cost Plan                                       O, Q

   [X]  Milestone Schedule/Status                       M

   [ ]  Labor Management Report

   [X]  Cost Management Report                          M

C. Exception Reports

   [ ]  Conference Record

   [ ]  Hot Line Report

D. Performance Measurement

   [X]  Management Control System Description

   [X]  WBS Dictionary                                  O, X

        [X]  Index                                      O, X

        [ ]  Element Definition

   [X]  Cost Performance Reports

        [ ]  Format 1-WBS                               M

        [ ]  Format 2-Function

        [ ]  Format 3-Baseline                          M



E. Financial Incentives

   [ ]  Statement of Income and Expense

   [ ]  Balance Sheet

   [X]  Cash Flow Statement                             O, Q

   [ ]  Statement of changes in Financial Position

   [ ]  Loan Drawdown Report

   [X]  Operating Budget                                O, Q

   [X]  Supplementary Information                       A

F. Technical

   [ ]  Notice of Energy RD&D Project
        (Required with any of the following)

   [ ]  Technical Progress Report

        [ ]  Draft for Review

        [ ]  Final for Approval

   [ ]  Topical Report

   [ ]  Final Technical Report

        [ ]  Draft for Review

        [ ]  Final for Approval

   [ ]  Software

   [X]  Other(Specify): See Attached                    Q

5. FREQUENCY CODES
A--As required                      M--Monthly                     S--Semi-Annually
C--Change to Contractual Agreement  O--Once After Award            X--With Proposal/Bid/Application or with Significant Changes
F-Final (end of effort) (end of effort)            0--Quarterly                   Y--Yearly or Upon Renewal or Contractual Agreement

6. SPECIAL INSTRUCTIONS (ATTACHMENTS)

   [X]  Report Distribution List/Addressees      [X]  Due Dates              [ ]  Work Breakdown
   [X]  Reporting Elements                      [ ]  Analysis Thresholds    [X]  Other

7. PREPARED BY (SIGNATURE AND DATE)         8. PREPARED BY (SIGNATURE AND DATE)
   /S/ Signature illegible 1/14/00             /S/ Signature illegible 1/14/00

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